As filed with the Securities and Exchange Commission	on Registration No. 333-179493

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GREENPOWER INTERNATIONAL GROUP LIMITED

(Exact name of registrant as specified in its charter)

BOXWOOD ACQUISITION CORPORATION

(Former Name of Registrant)

Delaware	3646	45-1877342
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

1808 Aston Avenue, Suite 265

Carlsbad, CA 92008.

(760) 929-9955

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jeffrey T. Bell, Esq.

1808 Aston Avenue, Suite 265

Carlsbad, CA 92008

(760) 929-9955

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement

of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee (2)
Common Stock held by Selling Shareholders	11,000,000 shares	$4.00	$44,000,000	$5,043

(1)          There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)          $5.043 previously paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein cover the registration of 11,000,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2012

GREENPOWER INTERNATIONAL GROUP LIMITED

11,000,000 shares of Common Stock offered by selling shareholders at $4.00 per share

This prospectus relates to the offer and sale of 11,000,000 shares of common stock (the “Shares”) of Greenpower International Group Limited (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $4.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 11,000,000. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “The Company: Jumpstart Our Business Startups Act” contained herein.

Neither the Company nor any selling shareholders has any current arrangements or has entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock Share
Offered by Company	$4.00 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 7.

1808 Aston Avenue, Suite 265

Carlsbad, CA 92008.

(760) 929-9955

Prospectus dated __________________, 2012

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TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	8
Forward Looking Statements	20
Determination of Offering Price	20
Dividend Policy	20
Selling Shareholders Sales	21
Plan of Distribution	21
Description of Securities	21
The Business	23
The Company	38
Plan of Operation	44
Management's Discussion and Analysis of Financial Condition and Results of Operations	45
Management	52
Executive Compensation	54
Security Ownership of Certain Beneficial Owners and Management	55
Certain Relationships and Related Transactions	56
Selling Shareholders	56
Shares Eligible for Future Sales	58
Legal Matters	58
Experts	59
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	59
Financial Statements

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

The Company is an electrical-use manager that provides light emitting diode (LED) lights, products and energy management services to customers in the People’s Republic of China (“China” or the “PRC”). The Company was incorporated in the State of Delaware in April 2011 and was formerly known as Boxwood Acquisition Corporation (“Boxwood”). On October 28, 2011, Boxwood changed its name to Greenpower International Group Limited (“Greenpower Delaware”). Thereafter, in February 2012, the Company acquired Greenpower International Group Limited, a company incorporated in the British Virgin Islands (“Greenpower BVI”) in a stock-for-stock transaction (the “Acquisition”). Prior to the Acquisition, Greenpower Delaware had no ongoing business or operations and was established for the purpose of completing a business combination with a target company, such as Greenpower BVI and Guoning (as defined below).

Greenpower BVI has management and voting control of Shenzhen Guoning New Energy Investment Co., Ltd, a company formed under the laws of Guangdong, China (“Guoning”), through a variable investment entity structure. Greenpower BVI was incorporated in the British Virgin Islands in September 2011. The operations of the Company and its business are conducted through Guoning. The Company holds management and voting control in Guoning via Greenpower BVI through contractual arrangements between Guoning and Greenpower BVI. The Company does not, however, own the equity of Guoning, and instead exercises its control in Guoning through the variable investment entity structure involving Greenpower BVI.

Guoning was formed in January 2011 and was formerly known as Shenzhen Muren Technology Industry Co., Ltd. (“Muren”). Muren was incorporated in March 2004 in the Guangdong Province, Shenzhen City of the PRC as a limited liability company. Prior to January 2011, Muren was in the business of purchasing, assembling, and furnishing customized, made to customer order laboratory equipment, furniture and lighting instruments. In January 2011, in connection with the execution of an equity transfer agreement, one of Muren’s two shareholders, transferred his ownership to the other shareholder, with the latter shareholder becoming the Chairman of a newly registered entity, Guoning. Pursuant to that agreement, Muren’s prior business in laboratory equipment and furniture was divested to the transferring shareholder, leaving a focus on the LED lighting business going forward in Guoning.

Following the separation of the entities, both Muren and Guoning exist as independent companies and manage their own independent, respective businesses. The separation of the entities, Muren and Guoning, was conducted under the supervision of theadministrative bureau of industry and commerce in China. The two companies now coexist in the marketplace and are fully independent in all respects, including in their personnel, operations and finance. There are no current or prospective business relationships between the companies or their personnel. Moreover, the personnel of each of Guoning and Muren, respectively, do not participate in any management or operations of the other entity (and vice-versa).

Greenpower Delaware is located at 1808 Aston Avenue, Suite 265, Carlsbad, CA 92008. The main phone number of Greenpower Delaware is (760) 929-9955. Guoning is located at Room 701-702, Changhong Science and Technology Building, Southern District in High-tech Industrial Park, Nanshan District, Shenzhen, China.

Business

The Company is in the business of energy management, with the primary objective of commercializing energy-saving lighting products and services. The Chinese government is sponsoring tax and other government incentives for companies to enter into energy management contracts (“EMC”) (alternatively known as energy performance contracts (“EPC”)). A typical EMC is an agreement whereby an industrial business or large user of electricity hires a company to manage their electrical use. The Company presently focuses on entering into EMCs with outdoor advertising (billboard) companies, essentially replacing the traditional lights on the outdoor advertising with LED lights. The Company receives a share of the reduction in the electrical bill received by the customer. The Company also sells LED lights to consumers and businesses via direct sales or wholesale to other retailers.

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Guoning began a new LED-centric business model after divesting in its separation with Muren its prior laboratory equipment and furniture business component in 2011. After seven years of concentrating in LED product research and development and related sales, Guoning undertook a new strategic development positioning in 2010, developed ‘Guoning Mode’ based on energy management contracts (EMC) and is transitioning its business model to a professional energy saving service provider. By pursuing this niche market opportunity in the EMC arena, Guoning, which initially focused in 2011 on the field of outdoor advertisement lighting energy saving products, now has developed the capability to become a diversified national energy saving service provider.

The Company has found its product specialty in the pillar billboard lighting marketplace, and plans to steadily penetrate into interior lighting (e.g. factories, large shopping malls, offices, hotels, banks and families etc.), and functional lighting (e.g. direction lighting, decorating lighting, traffic lighting, special lighting such as fish-gathering lamp, etc.) markets based on its anticipated strength of product research capabilities. The Company aims to be a professional, comprehensive lighting energy saving service operator and smart energy saving lighting product seller around the world. The Company eventually intends to expand into all areas of lighting products via strategic partnerships with lighting manufacturers.

The Company’s new LED business model focuses essentially on energy performance sharing via replacing customers’ current illumination equipment with energy efficient LED lights and charges based on an agreed percentage of monthly utility bills saved. Currently, the Company’s main services business is through the EMC agreements to market these products and services in China. The Company provides customers with LED lights free-of-charge in exchange for entering into five-year EMC contracts whereby the Company with be entitled to a percentage of the energy savings achieved by the customer on a decreasing scale year –over-year. In the first year, the Company would receive 85% of the energy savings, with its share thereafter decreasing by five percentage points (5%) each year over the next four years through the end of the five-year term.

The Company entered into its first contract for EMC services in 2011, and has not completed its performance under such contract (the Company also entered into two other EMC service agreements during 2011, but the contracts were subsequently renegotiated with the customers during 2012. During 2012, the Company has added numerous other EMC contracts, and now has approximately 20 EMC agreements in effect. In addition, the Company has to date entered into a single LED product sales contract. As such, both the EMC and the LED business lines are speculative and the Company is a new entrant to both markets. Moreover, the EMC service model is a new concept that was just recently introduced to the marketplace, and accordingly, this market has limited history and no long-term track record.

The Chinese Government has been promoting the use of LED lighting and the EMC system. The Chinese government has indicated that it would provide a grant and/or reward equal to 15% of the total capital investment made by an organization such as the Company. The Chinese government has also expressed that tax benefits, which include no taxes for the first three years to companies in the energy-savings sector are appropriate.

The Company has 13 affiliate locations (each staffed with two independent contractors) and expects to maintain at least 6 showroom locations (the Company has entered into agreements with 10 such agencies to provide showrooms, and 6 of these agents are already in the process of setting up and designing the actual showroom locations) to provide fixed office locations in most provinces in China and in major cities. Sales are expected to be spread evenly through cities in most Chinese provinces. The Company plans to have customers that are government, private individuals and entities. The Company is currently in the process of developing new products, such as LED lights for tunnels, street lights and fishing boat lights (underwater).

The showrooms expected to be maintained by the Company via franchising are proposed to perform several core functions, including: (a) offering a unique experience of high-end technology products to customers who run businesses involved in energy conservation; and (b) product marketing (i.e. users can experience products from Guoning directly to see the effects of energy conservation). Guoning plans to require that the showrooms use the Company’s logo(s) and insignia, and that the showrooms only manage products from Guoning. Further, the showrooms are expected to be responsible for their own respective management, financial affairs and operations. The showroom agents are expected to purchase products from Guoning directly and then sell these products in order to make a profit and/or sell products of Guoning on a traditional commission-based arrangement. Guoning plans to require that the showrooms pay to Guoning a management fee each year.

The Company plans to market directly to the customer without substantial use of traditional media or advertising campaigns. The Company believes that based on its innovative business model, many companies may try to imitate the model once introduced into the marketplace, and that imitators will potentially bring a negative influence to this new business model (if, for example, these imitators do not operate their business well). Hence, the Company does not plan to conduct heavy traditional advertising, but instead plans to reach target customers directly through limited, targeted media activities. For example, recently, Guoning released a promotion in a major media magazine in China to reach significant expressway customers that are likely to read this publication. In addition, Guoning was a title sponsor of the World Miss Pageant Conference in China. The Company also plans other targeted advertising and media blitzes that are likely to directly reach target customers for the Company’s products.

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Guoning has established an affiliate branch structure staffed with non-employees rather than directly owned subsidiaries in order to develop franchisees and encourage contractor partners to provide timely and comprehensive services to localized customers in order to promote Guoning. The Company undertakes comprehensive training in all of its affiliate branches, and contractors must ensure professional operation work flow. The Company ranks service quality as its top priority to ensure operational quality by providing the best product mix of lighting equipment materials and quality service.

Affiliate branch locations are not independent legal entities, and all of their operations and business shall be subject to authorization by the Company management. Affiliate branches shall have the authority to enter into contracts and business agreements pursuant to defined authority granted by the Company. Further, the Company has adopted and plans to maintain a set of policies and procedures (such as, for example, with respect to file management, contract management, use of Company insignia and seals, etc.) that internally govern its management and supervision of affiliate branches. Each affiliate branch office possesses a license to operate (in the name personally of the Chairman of the Board of Guoning) issued by the Chinese government.

Affiliate branch offices will be managed by their respective financial departments, each of which report to the Company’s finance department. The Company will select branch general and financial managers based on meeting at least a minimum set of suitable education and work experience. Initially, and on an ongoing basis, the Company is expected to provide training and skills assessment evaluations with affiliate branch personnel. The affiliate branch general and financial managers will report directly to the Company management and will be responsible for affiliate branch management.

In managing affiliate branches, the Company plans for each affiliate location to have its own bank account and independent accounting statements as an affiliate branch of Guoning. Each affiliate location’s accounting statement is not consolidated with the Company’s at any time. The affiliate branches will be dedicated solely to the Company and will not transfer monies or assets or perform other services or work, without the consent of Guoning. Affiliate branches will be required to obtain approval from Guoning prior to opening a bank account, and Guoning may directly access and/or manage such accounts at any time and on a regular, ongoing basis. Affiliate branches may use the Guoning corporate name as well as corporate insignia and seals, provided that such use must strictly be controlled by the affiliate management and comply with acceptable use standards issued by Guoning. Each affiliate branch is only permitted to sell products and services of Guoning, and it may not sell products or services of any other company.

Generally, affiliate branches are required to finish the improvement of energy saving to 900 lamps of LED floodlights within two months of the affiliate branch’s establishment. If this timeline cannot be met, the affiliate branch may sanction its branch management and deduct profit sharing amounts payable to the branch. Once the affiliate branch location completes its requirement for improvement of energy saving of 900 lamps, the Company shall obtain the first benefit and recoup its startup cost of 30,000 RMB immediately. Then, based on the contract, generally about 8% to 10% (depending on total volume of lamps) of received monies shall be paid to the affiliate branch as compensation.

Guoning opens affiliate branches based on marketing conditions that it perceives to be beneficial for its business combined with the need for Guoning to efficiently develop its business across China. Opening affiliate branches allows Guoning an efficient means to enter regional markets by working in cooperation with local individuals that are more familiar with the regional conditions (e.g. geography, marketing, etc.). Guoning believes that this approach is more effective than if Guoning were to enter these markets itself rather than through cooperation with local representatives. The Company hopes that these efforts will be successfully in quickly growing Guoning’s presence across China.

Risks and Uncertainties facing the Company

The Company has a limited operating history in its new LED business since 2011 and has continuously experienced losses. The Company needs to generate revenue or locate additional financing in order to continue its business and operational plans. As a company whose primary focus is building a new business, management of the Company has limited prior experience in building and marketing the LED products similar to that of the Company and in marketing and distributing such products on a mass scale.

One of the biggest challenges facing the Company is identifying and targeting effective sales, marketing and distribution strategies. As a company building a new business in an emerging market, the Company is continuously in the process of identifying and targeting potential distributors and marketers of its products in order to reach the intended end users for the products. To reach potential end customers, the Company will need to have an effective sales, marketing and distribution strategy.

There are also other significant risks and uncertainties that face the Company. The following notes some of these major risks and uncertainties that the Company has identified: (1) discontinuance of government incentives for EMCs, which could significantly reduce demand for the Company’s products and services; (2) decrease in energy prices, which would directly affect the Company’s revenue; (3) increase in labor costs of the Company, which would materially increase expenses and reduce profitability; (4) increased financing costs; (5) increased costs of manufacturing the Company’s products; (6) currency exchange fluctuations, and in particular, in the value of the Chinese remnibi (RMB); (7) an increase in the number of competitors in the Company’s marketplace; (8) difficulties in procuring raw materials critical for the Company’s products and services; (9) rising costs of raw materials; and (10) the ability to manage and fulfill customer requirements in the event of manufacturing backlogs.

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Due to financial constraints, the Company has to date conducted limited advertising and marketing to reach end customers. If the Company were unable to develop strong and reliable sources of potential end users and a means to efficiently reach buyers and customers for its products, it is unlikely that the Company could grow its operations to return revenue sufficient to further build its business and execute its long-term plan. Moreover, the above assumes that the Company’s products are met with customer satisfaction in the marketplace and exhibit steady adoption of products amongst the potential customer base, neither of which is currently known or guaranteed.

The Company’s independent auditors have issued a report raising a substantial doubt about the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 11,000,000 Shares (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $4.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

.

Common stock outstanding before the offering	21,000,000	(1)

Common stock for sale by selling shareholders	11,000,000

Common stock outstanding after the offering	21,000,000

Offering Price	$4.00 per share

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

The Company will not receive any proceeds from any sale of the Shares.

Concurrent with, or after the effectiveness of, this offering, the Company plans to complete a separate public offering of securities in order to receive capital for the Company’s growth and operations. In addition, whether in connection with or through Greenpower BVI or otherwise, the Company may directly acquire the assets and shares of Guoning; such a transaction would likely need shareholder approval and/or at least approval of the Company’s Board of Directors.

Summary Financial Information

The statements of operations data for the annual periods ending December 31, 2010 and December 31, 2009, respectively, and the balance sheet data at December 31, 2010, are derived from Guoning’s audited financial statements and related notes thereto included elsewhere in this prospectus. The statement of operations data for the period ended September 30, 2011 and September 30, 2010, and the balance sheet data at September 30, 2011, are derived from the Guoning’s unaudited consolidated financial statements and related notes thereto included elsewhere in this prospectus. As the Company had no operations or specific business plan until the acquisition, the information presented below is with respect to Guoning, which is controlled by Greenpower BVI (which was acquired by the Company in February 2012 through the Acquisition).

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	Period ending on	Period ending on	Period ending on
	September 30, 2011	December 31, 2010	December 31, 2009
Statement of operations data
Net revenue	$47,685	$43,417	$38,881
Operating loss	$(205,847)	$(1,338)	$(527)
Net loss from continuing operations	$(206,438)	$(1,301)	$(418)
Net loss	$(208,355)	$(65,921)	$(8,224)
Foreign current translation adjustment	$46,038	$11,843	$(273)
Net comprehensive loss	$(162,317)	$(54,078)	$(8,517)

	At September 30, 2011	At December 31, 2010	At December 31, 2009
Balance sheet data
Cash and cash equivalents	$1,787,243	$297,205	$3,053
Other assets	$983,204	$536,973	$517,581
Total assets	$2,770,447	$834,178	$520,634
Total liabilities	$89,913	$491,117	$123,495
Total stockholders’ equity	$2,680,534	$343,061	$397,139

The statements of operations data for the period from September 16, 2011 (inception) through December 31, 2011, and the balance sheet data at December 31, 2011, are derived from Greenpower BVI’s audited financial statements consolidated with Guoning and related notes thereto included elsewhere in this prospectus. The statement of operations data for the quarter ended March 31, 2012, and the balance sheet data at March 31, 2012, are derived from the Company’s unaudited consolidated financial statements and related notes thereto included elsewhere in this prospectus.

	Period ending on	Period ending on
	March 31, 2012	December 31, 2011
Statement of operations data
Net revenue	$136,867	$34,483
Operating loss	$(497,456)	$(400,592)
Net loss	$(497,544)	$(400,593)
Foreign current translation adjustment	$(1,808)	$31,688
Net comprehensive loss	$(499,352)	$(368,905)

	At March 31, 2012	At December 31, 2011
Balance sheet data
Cash and cash equivalents	$70,433	$76,850
Other assets	$2,223,301	$2,273,600
Total assets	$2,293,734	$2,350,450
Total liabilities	$450,474	$146,852
Total stockholders’ equity	$1,843,260	$2,203,598

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has limited revenues to date from its new LED business.

The Company has generated minimal revenues to date from its new LED business. To date, most of management’s time, and the Company’s limited resources have been spent in developing strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

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The Company’s independent auditors have issued a report raising a substantial doubt about the Company’s ability to continue as a going concern.

In their audited financial report, the company’s independent auditors have issued a comment that unless the Company is able to develop and market its products or obtain financing from other sources, there is a substantial doubt about its ability to continue as a going concern.

The Company has not sold any meaningful quantity of products in its new LED business to date.

Since the inception of its new LED business, the Company has heretofore not sold any meaningful quantity of products.

No assurance of commercial feasibility or success.

Even if the Company can successfully develop a strategy to market and sell its products or services, there can be no assurance that such products or services will have any commercial advantages. Also, there is no assurance that the products will perform as intended in the marketplace or that the Company’s sales and marketing strategy will be successful.

The Company has limited operating history since commencing its new LED business and EMC business, and as such, any prospective investor cannot presently assess the Company’s profitability or performance.

Because the Company has limited operating history in its new LED or EMC business, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company emerging from the development-stage, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has a small financial and accounting organization. Being a public company strains the Company's resources, diverts management’s attention and affects its ability to attract and retain qualified officers and directors.

As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which are potentially prohibitive to the Company as it develops its business plan, products and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

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The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company,”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The Company has little experience in commercializing products.

The Company has little experience in commercializing products and managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing product companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive. In addition, although the Company is already a reporting company, the Company’s lack of experience may result, in spite of the successful product development and commercialization, in difficulty in managing the operations and finances of a public company.

The Company entered its first significant EMC contract only in late September 2011.

The Company only recently entered into its first significant EMC contract and has not yet fully performed the entire agreement.  Although the Company delivered LED equipment and set up the EMC relationship with this customer, there is no certainty that the Company can perform satisfactorily during the duration of the entire contract term.   If the Company is unable to complete its performance, it will not receive the revenues expected and such incomplete performance may hinder its ability to enter into any similar contracts or arrangements in the future.

EMC is still a new model and remains broadly untested.

While the Company believes (in its own judgment) that the EMC business and service model holds promise, the model is still not firmly established in the marketplace. It is possible that customers may not adopt this model and/or the Company’s service offering. In addition, there is an inherent customer risk involved in the EMC model, in that customers may not be able to pay on time or may go bankrupt, resulting in prolonged capital recovery times and/or the possibility of contracts being discontinued. Furthermore, changes to government policy in China (or other applicable jurisdictions) may result in losses or reductions of EMC projects and business.

10

The Company may not be able to adequately track energy usage metrics under its EMC contracts.

The long-term success and viability of the EMC programs depends to a great degree on the ability of the Company to track and monitor usage, and perform audits where necessary. If the Company is unable to perform such tracking or has systems and processes in effect that make such tracking auditing difficult, the EMC business may be difficult for the Company to effectively manage. The inability to perform reliable tracking and/or auditing may stem from inaccurate energy measurements, customer fraud or error in setting measurement counts, and calculation errors made in computing usage and/or pricing metrics.

The Company may not accurately assess baseline energy amounts or unforeseen circumstances may render baseline forecast outdated or obsolete

In its EMC customer agreements, the Company plans to derive revenues based on energy savings achieved over baseline amounts calculated by the Company. Typically, the Company uses formulas to measure energy conservation from projects. A major part of these formulas involve measuring energy data through measuring lamps by power testers and illuminometers. Testing of energy usage is conducted by Guoning and its customer in accordance with current prevailing standards of power measurement. Once the measurement is performed, both parties sign the agreement attesting the energy saving rate. If the Company improperly estimates baseline amounts or if energy costs, usage or other external factors result in a customer not achieving energy savings, the Company may not receive revenues from such customer even though the Company has attempted in good faith to perform the contract with the customer. For example, the Company and/or customer may make a calculation error in setting the baseline value amount from which the energy savings are calculated. In addition, even with accurate baseline computations, substantial fluctuations in the price of energy or in the use of energy may drive the baseline forecast to be less accurate. Also, equipment errors or inadequacies may result in the entire baseline reading being inaccurate.

The EMC model is a contingent compensation model that links the Company’s fees and compensation to achievement of energy savings in the future.

The EMC model is a contingent compensation model in that the Company typically earns fees based on performance in future periods. If energy savings are not achieved, whether due to reasons in the Company’s control or external factors, the Company may not receive compensation (or may receive compensation less than expected) and ultimately may not be profitable even though it has entered into customer contracts in the EMC line of business.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strategic partners and third party relationships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships. The loss of any strategic partnership(s) or supplier(s) could materially and seriously harm the Company. For example, the loss of the relationship with the Company’s manufacturer would be a significant setback for the Company.

Chinese politics may exert a significant influence in how the business develops.

China is expected to introduce a new President to the PRC in the new future. As both the LED market and the EMC service model are significantly dependent on the support of the Chinese government for success, any change in policy by the Chinese government could be a major impediment to the development and growth of the Company’s business.

The Company expects to incur additional expenses and may ultimately never be profitable.

As of March 31, 2012, the Company had accumulated losses (i.e. an accumulated deficit) of $898,137. The Company will need to begin generating revenue to achieve and maintain profitability. To become profitable, the Company must successfully market and sell its products, a process that involves many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues or become profitable.

If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail operational activities.

The Company has an extensive business plan hinged on its ability to market and commercialize its products. If the Company is unable to market and/or commercialize its products, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

11

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations with respect to the LED business have been conducted to date. As only minimal revenues have been finalized or consummated as of yet, the proposed operations of the Company remain speculative.

The Company’s executive officers and directors beneficially owns and will continue to own a significant amount of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The Company’s executive officers and directors are currently the beneficial owner of approximately 75% of the Company’s outstanding common stock and assuming the sale of all 11,000,000 shares offered for sale in this offering, the Company’s officers and directors will own 37% of the Company's outstanding common stock. As such, they will be able to exercise significant control over most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

Executive officers and directors of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially own approximately 37% of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered by such executive officers and directors. Accordingly, the executive officers and directors, by virtue of their percentage share ownership established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop a successful strategy to develop, market and sell its products, and as such would negatively impact the Company's possible development.

Government regulation could negatively impact the business.

The Company’s products may be subject to various government regulations in the jurisdictions in which they will operate. Due to the potential wide geographic scope of the Company’s operations, the Company could be subject to regulation by political and regulatory entities throughout the PRC, including various local and municipal agencies and government sub-divisions, and various other foreign governments and political subdivisions thereof. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company believes that the Chinese government advocates energy conservation, emission reductions and low carbon environmental protection. Each such policy issued by the Chinese government, which supports energy saving, is expected to have positive effects on Guoning’s business. In addition, the Chinese government may pass regulations that accelerate the application of LED lighting. The Chinese government is also expected to enact various favorable tax measures for energy saving projects.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

12

The Company does not intend to pay dividends to its stockholders, so investors will not actually receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends at any time in the foreseeable future. As a result, investors may not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar products, ranging from local suppliers to large multinational manufacturers and companies. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company does. These advantages may enable such competitors to respond more quickly to new or emerging technologies and changes in customer preferences. These advantages may also allow them to engage in more extensive research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. It is possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

Price competition is expected to increase in the marketplace.

The Company expects that competitors in the sector, especially in China, will continue to compete aggressively on the basis of price. With continued price competition, the overall pricing in the LED sector of products may continue to fall, thus adversely affecting the revenues and profitability of many competitors (including potentially the Company) in the industry.

Products have not completed marketing.

The Company has not completed the marketing of a full product line, and further, it anticipates a continuing need to market additional products. No assurance can be given that the products can be successfully marketed or that the products will achieve commercially viable sales levels.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s products or its business model. The Company has conducted only limited marketing studies, which indicate that its products would potentially be marketable. However, no assurances can be given that upon marketing, sufficient markets can be developed to sustain the Company's operations on a continued basis.

13

The Company may have limited ability to control product quality and deliver times as the manufacturing of products in controlled by a third party.

The Company employs an outsourced manufacturing model and is heavily dependent upon third-party manufacturers in order to produce products. Accordingly, in the event that the manufacturer encounters delay or difficulty in making products, the Company will have limited ability to control the actual ability of the manufacturing, and consequently, may be limited in its ability to set the ultimate product timelines and quality standards for its customers.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

The intellectual property protection of the Company may be inadequate.

The Company’s partner (Dongguan) has applied for certain patents in the PRC. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products or that existing trade secret or other intellectual property protection (if any) adequately protects (and will continue to protect) the Company.

The Company may file for intellectual property protection, but such efforts may be inadequate.

The Company may file and attempt to obtain intellectual protection for its products in most countries. However, even if the Company files required applications in foreign countries, there can be no assurance that any such applications will be granted or, if granted, that the validity of such applications will not be contested in the courts. To the extent that such intellectual property protection application is valid, there can further be no assurance the application will fully protect the Company and that a third party may not find other ways to exploit the intellectual property that the application purports to protect.

The Company is subject to the potential factors of obsolescence and technological change.

The business of the Company is susceptible to rapidly changing technology and the Company's market development and sales process is subject to constant change. Although the Company intends to continue to market and sell its products and services, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing technologies, industry standards and customer requirements by adapting and improving the performance features, pricing and reliability of its offered products and services. In particular, the Company may be exposed to a significant risk of novel products and technologies from competitors to address the expected growth and demand in the worldwide energy-saving sector.

14

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary offering for Shares in parallel with or immediately following this offering.

The Company may conduct a primary offering for Shares to receive proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of existing shareholders in the Company.

The Company may conduct a transaction with Guoning shareholders that could have a dilutive effect.

The Company may directly, or indirectly through Greenpower BVI, conduct a transaction with Guoning shareholders that could have the effect of substantially diluting all shareholders of the Company.

Indirect management organization may pose weak organization structure.

The Company is building its business by developing affiliate branches through franchisees, which may result in a weak management structure. Also, the Company may have indirect management of research and development efforts, weakening product development efforts and activities. As the Company sets up affiliate branches which are under supervision from headquarters for business development, there is a risk of management difficulty.

The affiliate branch structure exposes the Company to liabilities that it may not be able to adequately mitigate.

The Company is building its business by developing affiliate branches. The Company is liable for the acts and omissions of affiliate branches, even though the Company’s management will have limited oversight over each individual affiliate branch. As affiliate branches are not subsidiaries, the Company has essentially no limited liability protection against the activities and operations of its affiliate branches.

The affiliate branch structure exposes the Company to potential finance risk in the selection of customers.

As affiliate branches will primarily function in a sales and development capacity, they will have an incentive to boost sales, even at the expense of the risk of attracting unsuitable customers. As the Company’s management will not directly be involved in the supervision of all affiliate branch activities, there is a risk of the affiliate branches obtain unattractive customers (such as, without limitation, those customers that cannot meet their financial obligations to the Company).

There is no guarantee that the Company will be able to obtain high-quality lighting equipment at a suitable cost.

The Company is in great need of high-quality lighting equipment to fulfill the needs of customers. The Company could experience major problems if the quality of available lighting equipment is not satisfactory or if the costs of purchasing quality equipment increase. In addition, the LED manufacturing has had incidences of counterfeit goods produced; inadvertently purchasing counterfeit LED manufactured goods could subject the Company to significant risks.

The Company will constantly be exposed to potential government/political risks and Acts of God.

National and regional government policies and political factors are expected to continue to have a significant impact on the energy sector, and in particular, the energy-saving industry in which the Company operates. Further, the Company’s products, services and overall business model will continuously be susceptible to the impacts of global warming, climate anomalies, weather conditions and natural disasters, any and/or all of which would affect energy consumption and utilization.

The Company may incur liability for counterfeit products sold at its website.

The Company offers products from different manufacturers and distributors across China. Those manufacturers and distributors are separately responsible for sourcing the products that the Company sells. Although the Company has adopted measures to verify the authenticity of the products sold and minimize potential infringement of third-party intellectual property rights in the course of sourcing and selling products, the Company may not always be successful. In the event that counterfeit or infringing products are sold, the Company could face claims that the Company should be held liable for selling counterfeit products or infringing on others’ intellectual property rights. If there is a successful claim, the Company might be required to pay substantial damages or refrain from further sale of the relevant products. Moreover, regardless of whether the Company successfully defends against such claims, the Company’s reputation could be severely damaged. Successful claims of infringement of third-party intellectual property rights against the Company is a violation by the sellers of products and services on the Company’s website of agreements the Company have with such sellers, which automatically terminates such agreement, and any damages obtained against the Company may be deducted from sales by such sellers. Any of these events could have a material adverse effect on the Company’s business, results of operations, or financial condition.

15

The Company’s inability to obtain capital, use internally generated cash, or use shares of the Company’s common stock or debt to finance future expansion efforts could impair the growth and expansion of the Company’s business.

Reliance on internally generated cash or debt to finance the Company’s operations or complete business expansion efforts could substantially limit the Company’s operational and financial flexibility. The extent to which the Company will be able or willing to use shares of common stock to consummate expansions will depend on the Company’s market value from time to time and the willingness of potential sellers to accept it as full or partial payment. Using shares of common stock for this purpose also may result in significant dilution to the Company’s then existing stockholders. To the extent that the Company is unable to use common stock to make future expansions, the Company’s ability to grow through expansions may be limited by the extent to which the Company is able to raise capital for this purpose through debt or equity financings. No assurance can be given that the Company will be able to obtain the necessary capital to finance a successful expansion program or the Company’s other cash needs. If the Company is unable to obtain additional capital on acceptable terms, the Company may be required to reduce the scope of any expansion. In addition to requiring funding for expansions, the Company may need additional funds to implement the Company’s internal growth and operating strategies or to finance other aspects of the Company’s operations. The Company’s failure to (i) obtain additional capital on acceptable terms, (ii) use internally generated cash or debt to complete expansions because it significantly limits the Company’s operational or financial flexibility, or (iii) use shares of common stock to make future expansions may hinder the Company’s ability to actively pursue any expansion program the Company may decide to implement and negatively impact the Company’s stock price.

Costs incurred because the Company are a public company may affect the Company’s profitability.

As a public company, the Company incurs significant legal, accounting, and other expenses, and the Company is subject to the SEC’s rules and regulations relating to public disclosure that generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, requires changes in corporate governance practices of public companies. The Company expects that full compliance with such rules and regulations will significantly increase the Company’s legal and financial compliance costs and make some activities more time-consuming and costly, which may negatively impact the Company’s financial results. To the extent the Company’s earnings suffer as a result of the financial impact of the Company’s SEC reporting or compliance costs, the Company’s ability to develop an active trading market for the Company’s securities could be harmed.

It may be time-consuming, difficult and costly for the Company to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act, when applicable to the Company. The Company’s new members of management as of the reverse merger transaction have no experience operating a public company. The Company may need to recruit, hire, train, and retain additional financial reporting, internal controls, and other personnel in order to develop and implement appropriate internal controls and reporting procedures both domestically and internationally. If the Company is unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, when applicable, the Company may have material weaknesses reported in the Company’s independent accountant’s attestation report on the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act.

The Company’s growth and profitability depend on the level of economic conditions and other factors in China.

The domestic and international political environments, including military conflicts and political turmoil and social instability, may also adversely affect consumer confidence and reduce spending, which could in turn materially and adversely affect the Company’s growth and profitability. Any geographic expansion efforts that the Company undertake may not be successful, which, in turn, would limit the Company’s growth opportunities.

If the PRC government finds that the arrangements that establish the structure for operating the Company’s business do not comply with PRC government regulations the Company could suffer penalties.

The PRC government regulates telecommunications-related businesses through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in telecommunications-related business. Specifically, foreign investors are not allowed to own more than a 50% equity interest in any PRC company engaging in value-added telecommunications business.

16

The relevant PRC regulatory authorities have broad discretion in determining whether a particular contractual structure is in violation of PRC laws and regulations. If the Company’s corporate and contractual structure is deemed to be illegal, either in whole or in part, the Company may have to modify such structure to comply with regulatory requirements. However, the Company cannot assure you that the Company can achieve this without material disruption to the Company’s business. Further, if the Company’s corporate and contractual structure is found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking the Company’s business and operating licenses;
•	levying fines;
•	confiscating any of the Company’s income that they deem to be obtained through illegal operations;
•	shutting down a portion or all of the Company’s showrooms or branches;
•	discontinuing or restricting the Company’s operations in China;
•	requiring the Company to restructure its corporate and contractual structure;
•	restricting or prohibiting the Company’s use of the proceeds from future offering to finance the Company’s PRC affiliated entity' business and operations; and
•	taking other regulatory or enforcement actions that could be harmful to the Company’s business.

Occurrence of any of these events could materially and adversely affect the Company’s business, financial condition and results of operations.

The Company relies on contractual arrangements with Guoning in China and its respective shareholders for the Company’s business operations, which may not be as effective in providing operational control or enabling the Company to derive economic benefits as ownership of controlling equity interests.

The Company relies on and expects to continue to rely on contractual arrangements with Guoning in China and its respective shareholders to operate the Company’s business. These contractual arrangements may not be as effective in providing control over Guoning and enabling the Company to derive economic benefits from the operations of Guoning as ownership of controlling equity interests would be. If the Company had direct ownership of Guoning, the Company would be able to exercise the Company’s rights as a shareholder to (i) effect changes in the board of directors of Guoning, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level, and (ii) derive economic benefits from the operations of those entities by causing them to declare and pay dividends. However, under the current contractual arrangements, as a legal matter, if Guoning or any of its shareholders fails to perform its or his respective obligations under these contractual arrangements, the Company may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which the Company cannot assure will be effective. For example, if shareholders of Guoning were to refuse to transfer their equity interests therein or the Company’s designated persons when the Company exercise the purchase option pursuant to these contractual arrangements, the Company may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the relevant PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) Guoning or its shareholders terminate the contractual arrangements or (iii) Guoning or its shareholders fail to perform their obligations under these contractual arrangements, the Company’s business operations in China would be adversely and materially affected, and the value of the Company’s shares would substantially decrease. Further, if the Company fails to renew these contractual arrangements upon their expiration, the Company would not be able to continue the Company’s business operations unless the then-current PRC law allowed the Company to directly operate the relevant businesses in China.

In addition, if Guoning or all or part of their assets become subject to liens or rights of third-party creditors, the Company may be unable to continue some or all of the Company’s business activities, which could materially and adversely affect the Company’s business, financial condition and results of operations. If Guoning undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of its assets, thereby hindering the Company’s ability to operate the Company’s business, which could materially and adversely affect the Company’s business, the Company’s ability to generate revenue and the market price of the Company’s shares.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit the Company’s ability to enforce these contractual arrangements. In the event the Company are unable to enforce these contractual arrangements, the Company may not be able to exert effective control over Guoning, and the Company’s ability to conduct the Company’s business may be negatively affected.

17

The Company’s contractual arrangements with the Company’s affiliated PRC entity may result in adverse tax consequences.

As a result of the Company’s corporate structure and the contractual arrangements between the Company and the Company’s affiliated PRC entity, the Company are effectively subject to the 5% PRC business tax on net revenues derived from the Company’s contractual arrangements with the Company’s affiliated PRC entity. The Company may be subject to adverse tax consequences if the PRC tax authorities were to determine that the contracts between the Company and the Company’s affiliated PRC entity were not on an arm’s length basis and constitute a favorable transfer pricing arrangements. If this occurs, the PRC tax authorities could request that the Company’s affiliated PRC entity adjust its taxable income, if any, upward for PRC tax purposes. Such a pricing adjustment could adversely affect the Company by increasing the Company’s affiliated PRC entity’s tax expenses without reducing the Company’s tax expenses, which could subject the Company’s affiliated PRC entity to late payment fees and other penalties for underpayment of taxes. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. As a result, the Company’s contractual arrangements with the Company’s affiliated PRC entity may result in adverse tax consequences to us. As the Company’s affiliated PRC entity suffered accumulated loss since its inception, it has not paid any PRC income tax so far. If it generates net income from transactions with the Company’s PRC subsidiaries pursuant to the contractual arrangements in the future and the PRC tax authorities decide to make transfer pricing adjustments on its net income, the Company’s consolidated net income may be adversely affected.

The PRC legal system embodies uncertainties that could limit the legal protections available to the Company.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing general economic and business matters. The overall effect of legislation since 1979 has been a significant enhancement of the protections afforded to various forms of foreign-invested enterprises in China. These laws, regulations, and legal requirements, however, are constantly changing, and their interpretation and enforcement involve uncertainties, which could limit the legal protections available to the Company. In addition, the Company cannot predict the effect of future developments in the PRC legal system, particularly with regard to the internet, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. Furthermore, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

The Company’s Pledge Agreements by Guoning Shareholders Involve Risks

The Pledge Agreement by Guoning is not registered with the VIE Approval Authority and the PRC Laws and Regulations do not invalidate it because of the failure to do so. Pledge Agreements must be registered with the proper Approval Authority to be enforceable by PRC Courts. However, the failure to register the Pledge Agreement will not affect the validity or effectiveness of the agreement. An inherent risk of a Pledge Agreement, even if registered and enforceable, is that if a breach occurred and the Company had to enforce the Company’s agreements the Company would be at risk of being outbid at the PRC Public Auction or lose the Company’s interests completely.

Restrictions on currency exchange may limit the Company’s ability to utilize the Company’s capital effectively.

All of the Company’s revenues and operating expenses are denominated in Renminbi. The Renminbi is currently freely convertible under the “current account”, which includes dividends, trade, and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans.

Currently, the Company’s PRC subsidiaries may purchase foreign exchange for settlement of “current account transactions,” and retain foreign exchange in its current account, subject to a ceiling approved by the SAFE, to satisfy foreign exchange liabilities or to pay dividends. The Company cannot, however, assure you that the relevant PRC governmental authorities will not limit or eliminate the Company’s PRC subsidiaries’ abilities to purchase and retain foreign currencies in the future.

Since a significant amount of the Company’s future revenues will be denominated in Renminbi, the existing and any future restrictions on currency exchange may limit the Company’s ability to utilize capital generated in Renminbi to fund the Company’s business activities outside of China, if any, or expenditures denominated in foreign currencies.

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Foreign exchange transactions under the capital account are subject to limitations and require registration with or approval by the relevant PRC governmental authorities. In particular, if the Company finances the Company’s PRC subsidiaries by foreign currency loans, those loans cannot exceed certain statutory limits and must be registered with the SAFE, and if the Company finance the Company’s PRC subsidiaries by capital contributions, then those capital contributions must be approved by the Ministry Of Commerce or its local agency. In addition, because of the regulatory issues related to foreign currency loans to, and foreign investment in, domestic PRC enterprises, the Company may not be able to finance Guoning’s operations by loans or capital contributions. The Company cannot assure you that the Company can obtain these governmental registrations or approvals on a timely basis, if at all. These limitations could affect the ability of these entities to obtain foreign exchange through debt or equity financing, and could adversely affect the Company’s business and financial conditions.

Fluctuation in the value of the Renminbi may reduce the value of the Company’s investment.

The value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China's political and economic conditions and China's foreign exchange policies. The conversion of Renminbi into foreign currencies, including U.S. dollars, has been based on exchange rates set by the People's Bank of China. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi solely to the U.S. dollar. Under this revised policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Following the removal of the U.S. dollar peg, the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. The People's Bank of China, however, regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates and achieve policy goals. For almost two years after July 2008, the Renminbi traded within a narrow range against the U.S. dollar. As a consequence, the Renminbi fluctuated significantly during that period against other freely traded currencies, in tandem with the U.S. dollar. In June 2010, the PRC government announced that it would increase Renminbi exchange rate flexibility. It remains unclear, though, how this flexibility might be implemented. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

Because all of the Company’s revenues and expenditures are denominated in Renminbi, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect the Company’s financial results reported in U.S. dollar terms without giving effect to any underlying change in the Company’s business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend the Company issue that will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments the Company make in the future.

Very limited hedging transactions are available in China to reduce the Company’s exposure to exchange rate fluctuations. To date, the Company have not entered into any hedging transactions in an effort to reduce the Company’s exposure to foreign currency exchange risk. While the Company may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited, and the Company may not be able to successfully hedge the Company’s exposure at all. In addition, the Company’s currency exchange losses may be magnified by Chinese exchange control regulations that restrict the Company’s ability to convert Renminbi into foreign currency.

To date, the Company has not paid any cash dividends, and no cash dividends are expected to be paid in the foreseeable future.

The Company does not anticipate paying cash dividends on the Company’s common stock in the foreseeable future, and the Company may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, the Company may nevertheless decide not to pay any dividends. The Company intends to retain all earnings for the Company’s operations.

The Company may need additional capital, and the sale of additional shares or other equity securities could result in dilution to the Company’s stockholders.

The Company may require additional cash resources due to changed business conditions or other future developments, including any investments the Company may decide to pursue. If the Company’s resources are insufficient to satisfy the Company’s cash requirements, the Company may seek to sell additional equity or debt securities. The sale of additional equity securities could result in dilution to the Company’s stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in further operating and financing covenants that would further restrict the Company’s operations. The Company cannot provide assurances that financing will be available in amounts or on terms acceptable to the Company, if at all.

If a public market for the Company’s common stock develops, the Company expects to experience volatility in the price of the Company’s common stock

If a public market for the Company’s common stock develops, the Company expects the market price of the Company’s common stock to fluctuate substantially for the indefinite future due to a number of factors, including general and industry-specific economic conditions, actual or anticipated fluctuations in the Company’s operating results, the Company’s capital commitments, and the loss of any of the Company’s key management personnel. Such fluctuations and volatility may result in substantial losses to the Company’s stockholders if they are unable to sell their shares at or above their purchase price.

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There is no trading market for the Company’s common stock, and the Company’s stockholders may be unable to liquidate their shares.

The Company has never had an active trading market for the Company’s common stock, and one may not develop due to a number of factors, including the fact that the Company is a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume. Even if the Company came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company (such as the Company) or purchase or recommend the purchase of the Company’s shares until such time as the Company became more seasoned and viable. The Company cannot give any assurance that an active public trading market for the Company’s common stock will develop or be sustained..

A large majority of the Company’s shares are held by a few stockholders, some of whom are members of the Company’s management. As these principal stockholders substantially control the Company’s corporate actions

The Company’s principal stockholders are Jiong Jiang, the Company’s Chairman of the Board, Xiaoping Liu, the Company’s Chief Executive Officer, and Yong Luo, a member of the Board. These principal stockholders own approximately 74% of the Company’s outstanding shares of common stock. These stockholders, acting individually or as a group, could exert control over matters such as electing directors, amending the Company’s certificate of incorporation or bylaws, and approving mergers or other business combinations or transactions. In addition, because of the percentage of ownership and voting concentration in these principal stockholders, elections of the Company’s board of directors will generally be within the control of these stockholders. While all of the Company’s stockholders are entitled to vote on matters submitted to the Company’s stockholders for approval, the concentration of shares and voting control presently lies with these principal stockholders. As such, it would be difficult for stockholders to propose and have approved proposals not supported by these principal stockholders. There can be no assurance that matters voted upon by the Company’s officers and directors in their capacity as stockholders will be viewed favorably by all stockholders of the Company’s company. The stock ownership of the Company’s principal stockholders may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock which, in turn, could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Forward Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not presently intend to offer dividends in the future, but may choose to do so in the future depending on the success of its business and its overall financial performance, including the availability of cash.

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

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SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 11,000,000 outstanding shares of the Company’s common stock by the holders of those shares who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $4.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The selling shareholders have not entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The Selling Shareholder Shares will be offered at an offering price of $4.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 11,000,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 6,740,000 Selling Shareholder Shares are held by officers, affiliates (including five percent shareholders) or directors of the Company.

DESCRIPTION OF SECURITIES

The following statements relating to the capital stock set forth certain material terms of the securities of the Company; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

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Capitalization

The Company is authorized to issue 500,000,000 shares of common stock, par value $0.0001, of which 21,000,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 11,000,000 shares of its common stock for sale to the public at a price of $4.00 per Share, of which all such Shares are offered by the holders thereof. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

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In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to offer dividends in the future, depending on the success of its business and its overall financial performance, including the availability of cash and other needs/uses of cash.

THE BUSINESS

Background

The Company has limited operating history and has experienced losses since it started its new LED lighting business. The Company’s independent auditors have issued a report raising a substantial doubt about the Company’s ability to continue as a going concern.

The Company was incorporated in the State of Delaware in April 2011 and was formerly known as Boxwood Acquisition Corporation. On October 28, 2011, Boxwood changed its name to Greenpower International Group Limited (“Greenpower Delaware”).

The Company is in the business of energy management, with the primary objective of commercializing energy-saving lighting products and services. The Chinese government is sponsoring tax and other government incentives for companies to enter into energy management contracts (“EMC”). A typical EMC is an agreement whereby an industrial business or large user of electricity hires a company to manage their electrical use. The Company presently focuses on entering into EMCs with outdoor advertising (billboard) companies, essentially replacing the traditional lights on the outdoor advertising with LED lights. The Company receives a share of the reduction in the electrical bill received by the customer. The Company also sells LED lights to consumers and businesses via direct sales or wholesale to other retailers.

Guoning began a new LED-centric business model after divesting in its separation with Muren its prior laboratory equipment and furniture business component in 2011. After seven years of concentrating in LED product research and development and related sales, Guoning undertook a new strategic development positioning in 2010, developed ‘Guoning Mode’ based on energy management contracts (EMC) and is transitioning its business model to a professional energy saving service provider. By pursuing this niche market opportunity in the EMC arena, Guoning, which initially focused in 2011 on the field of outdoor advertisement lighting energy saving products, now has developed the capability to become a diversified national energy saving service provider.

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The Company has found its product specialty in the pillar billboard lighting marketplace, and plans to steadily penetrate into interior lighting (e.g. factories, large shopping malls, offices, hotels, banks and families etc.), and functional lighting (e.g. direction lighting, decorating lighting, traffic lighting, special lighting such as fish-gathering lamp, etc.) markets based on its anticipated strength of product research capabilities. The Company aims to be a professional, comprehensive lighting energy saving service operator and smart energy saving lighting product seller around the world. The Company eventually intends to expand into all areas of lighting products via strategic partnerships with lighting manufacturers.

The Company’s new LED business model focuses essentially on energy performance sharing via replacing customers’ current illumination equipment with energy efficient LED lights and charges based on an agreed percentage of monthly utility bills saved. Currently, the Company’s main services business is through the EMC agreements to market these products and services in China. The Company provides customers with LED lights free-of-charge in exchange for entering into five-year EMC contracts whereby the Company with be entitled to a percentage of the energy savings achieved by the customer on a decreasing scale year –over-year. In the first year, the Company would receive 85% of the calculated energy savings, with its share thereafter decreasing by five absolute percentage points (5%) each year over the next four years through the end of the five-year term.

The Company entered into its first contract for EMC services in 2011, and has not completed its performance under such contract (the Company also entered into two other EMC service agreements during 2011, but the contracts were subsequently renegotiated with the customers during 2012. During 2012, the Company has added numerous other EMC contracts, and now has approximately 20 EMC agreements in effect. In addition, the Company has to date entered into a single LED product sales contract. As such, both the EMC and the LED business lines are speculative and the Company is a new entrant to both markets. Moreover, the EMC service model is a new concept that was just recently introduced to the marketplace, and accordingly, this market has limited history and no long-term track record.

The Chinese Government has been promoting the use of LED lighting and the EMC system. The Chinese government has indicated that it would provide a grant and/or reward equal to 15% of the total capital investment made by an organization such as the Company. The Chinese government has also expressed that tax benefits, which include no taxes for the first three years to companies in the energy-savings sector are appropriate.

The Company has 13 affiliate locations (each staffed with two independent contractors) and expects to maintain at least 6 showroom locations (the Company has entered into agreements with 10 such agencies to provide showrooms, and 6 of these agents are already in the process of setting up and designing the actual showroom locations) to provide fixed office locations in most provinces in China and in major cities. Sales are expected to be spread evenly through cities in most Chinese provinces. The Company plans to have customers that are government, private individuals and entities. The Company is currently in the process of developing new products, such as LED lights for tunnels, street lights and fishing boat lights (underwater).

The showrooms expected to be maintained by the Company via franchising are proposed to several core functions, including: (a) offering a unique experience of high-end technology products to customers who run businesses involved in energy conservation; and (b) product marketing (i.e. users can experience products from Guoning directly to see the effects of energy conservation). Guoning plans to require that the showrooms use the Company’s logo(s) and insignia, and that the showrooms only manage products from Guoning. Further, the showrooms are expected to be responsible for their own respective management, financial affairs and operations. The showroom agents are expected to purchase products from Guoning directly and then sell these products in order to make a profit and/or sell products of Guoning on a traditional commission-based arrangement. Guoning plans to requires that the showrooms pay to Guoning a management fee each year.

The Company plans to market directly to the customer without substantial use of traditional media or advertising campaigns. The Company believes that based on its innovative business model, many companies may try to imitate the model once introduced into the marketplace, and that imitators will potentially bring a negative influence to this new business model (if, for example, these imitators do not operate their business well). Hence, the Company does not plan to conduct heavy traditional advertising, but instead plans to reach target customers directly through limited, targeted media activities. For example, recently, Guoning released a promotion in a major media magazine in China to reach significant expressway customers that are likely to read this publication. In addition, Guoning was a title sponsor of the World Miss Pageant Conference in China. The Company also plans other targeted advertising and media blitzes that are likely to directly reach target customers for the Company’s products.

Guoning has established an affiliate branch structure staffed with non-employees rather than directly controlled subsidiaries in order to develop franchisees and encourage contractor partners to provide timely and comprehensive services to localized customers in order to promote Guoning. The Company undertakes comprehensive training in all of its affiliate branches, and employees as well as contractors must ensure professional operation work flow. The Company ranks service quality as its top priority to ensure operational quality by providing the best product mix of lighting equipment materials and quality service.

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Affiliate branch locations are not independent legal entities, and all of their operations and business shall be subject to authorization by the Company management. Affiliate branches shall have the authority to enter into contracts and business agreements pursuant to defined authority granted by the Company. Further, the Company has adopted and plans to maintain a set of policies and procedures (such as, for example, with respect to file management, contract management, use of Company insignia and seals, etc.) that internally govern its management and supervision of affiliate branches. Each affiliate branch office possesses a license to operate (in the name personally of the Chairman of the Board of Guoning) issued by the Chinese government.

Affiliate branch offices will be managed by their respective financial departments, each of which report to the Company’s finance department. The Company will select branch general and financial managers based on meeting at least a minimum set of suitable education and work experience. Initially, and on an ongoing basis, the Company is expected to provide training and skills assessment evaluations with affiliate branch personnel. The affiliate branch general and financial managers will report directly to the Company management and will be responsible for affiliate branch management.

In managing affiliate branches, the Company plans for each affiliate location to have its own bank account and independent accounting statements as an affiliate branch of Guoning. Each affiliate location’s accounting statement is not consolidated with the Company’s at any time. The affiliate branches will be dedicated solely to the Company and will not transfer monies or assets or perform other services or work, without the consent of Guoning. Affiliate branches will be required to obtain approval from Guoning prior to opening a bank account, and Guoning may directly access and/or manage such accounts at any time and on a regular, ongoing basis. Affiliate branches may use the Guoning corporate name as well as corporate insignia and seals, provided that such use must strictly be controlled by the affiliate management and comply with acceptable use standards issued by Guoning. Each affiliate branch is only permitted to sell products and services of Guoning, and it may not sell products or services of any other company.

Generally, affiliate branches are required to finish the improvement of energy saving to 900 lamps of LED floodlights within two months of the affiliate branch’s establishment. If this timeline cannot be met, the affiliate branch may sanction its branch management and deduct profit sharing amounts payable to the branch. Once the affiliate branch location completes its requirement for improvement of energy saving of 900 lamps, the Company shall obtain the first benefit and recoup its startup cost of 30,000 RMB immediately. Then, based on the contract, generally about 8% to 10% (depending on total volume of lamps) of received monies shall be paid to the affiliate branch as compensation.

Guoning opens affiliate branches based on marketing conditions that it perceives to be beneficial for its business combined with the need for Guoning to efficiently develop its business across China. Opening affiliate branches allows Guoning an efficient means to enter regional markets by working in cooperation with local individuals that are more familiar with the regional conditions (e.g. geography, marketing, etc.). Guoning believes that this approach is more effective than if Guoning were to enter these markets itself rather than through cooperation with local representatives. The Company hopes that these efforts will be successfully in quickly growing Guoning’s presence across China.

The Business: Energy-saving lighting

The energy-saving lighting sector is characterized by significant competition and the growing presence of new entrants around the world. The business requires adept, skilled marketers that understand consumer preferences while also knowing how to coalesce a world-class technology marketing, sales, service and support organization.

Declining non-renewable resources of coal, oil and natural gas have precipitated a global energy crisis. The Company believes that the energy saving sector will become a leading industry in the future. As exploration and usage of traditional energy sources, such as oil, natural gas and coal, are limited, the use of fossil fuel energy is becoming an important consideration across the globe.

The Company’s market is global and will be targeted to any region in which demand is strong for energy-saving products and solutions. While the Company is initially focused on the LED lighting sector, the Company believes that many other areas of energy saving technology are a part of the broader market for the Company’s products and solutions over the long-term. Currently, based on industry research and estimates, the Company estimates that lighting accounts for about 20% of total energy consumption of the world.

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The Market

A Chinese energy-saving sector development report (from the “eleventh five year plan” China energy conservation service industry development report, per the annual conference of Chinese energy conservation service industries of 2010 held at China National Convention Center on January 13, 2010) showed that, from 2006 to 2010, the number of energy-saving service companies applying EMC mechanisms had increased ten-fold, and that the energy-saving service sector scale had increased from RMB 4.73 billion yuan to RMB 83.629 billion yuan, an increase of 16 times. In addition, EMC project investment had increased from RMB 1.31 billion yuan to RMB 28.751 billion yuan, an increase of 22 times.

The total production value of the energy-saving sector reached RMB 1,710 billion yuan; and the total production value of energy-saving sector would exceed RMB 3,000 billion yuan by 2015, which would account to around 8% of GDP.

For advantages of energy-saving, environmentally friendly and long lighting time, LED lighting has become one of the high technology sectors that attracts great attention. Japan had started implementation of a ‘21st century light plan’ in early 1998; and the United States began to push ‘National Semiconductor lighting plan’ in 2000; and Europe initiated ‘Rainbow Plan’ during the same year in order to replace incandescent lamps and fluorescent lamps with LED lighting. China officially initiated a ‘national semiconductor lighting project’ in 2003, led by its Ministry of Science.

In 2010, it was widely reported that the Chinese EMC sector was primed for growth. According to National Development and Reform Commission (NRDC) statistics, there were over 500 EMC service providers in 2009 generating revenues of $8.5 billion, a 40% increase from revenues of $6.1 billion in 2008. Also, in December 2009, China promised at the Copenhagen Global Climate Summit to cut its per capita carbon emissions by 40% to 45% from 2005 to 2020.

According to investment bank Shenyin & Wanguo Securities research, total business revenues for EMC firms in China would grow substantially to RMB 400 billion (almost $60 billion) over the next several years. In addition, the NRDC, Chinese Ministry of Finance, the General Administration of Taxation and the People’s Republic Bank of China have all collaborated to ensure policies that would lead to an establishment of a mature EMC sector by 2015.

Government Incentives

In order to promote localization, maturation and industrialization of LED semiconductor technology, the Chinese government had announced the city LED lighting application demonstration solution (integrated energy-saving solutions according to customers’ needs in energy saving, including energy audit, project design, equipment procurement, engineering construction, equipment installation, training and confirmation of energy saving). The Ministry of Science and Technology of the PRC has followed closely the global development trend of LED application.

Over 2010 and 2011, Chinese officials have had routine meetings and transmitted reports to accelerate policy measures that could implement EMCs in order to push the development of energy-saving sector. With government-backed policies and guidance, new energy-saving technology, new application and promotion of new products could be promoted by adapting market mechanism in order to increase power consumption efficiency for constructing a resources-saving society. In addition, various agencies (National Development and Reform Commission, Ministry of Finance, PBOC, State Administration of Taxation of China) have several government-backed tax policies to energy-saving server companies: Business tax, value added tax and income tax incentives would be given to projects that implanted EMCs; for power consumers entered into EMCs with energy-saving service companies, related reasonable expenditures paid to energy-saving service companies would be deducted from payable income tax calculation of certain fiscal period; meanwhile, assets generated due to implemented EMCs of power consumers could adapt taxation treatment as assets using depreciation or amortization. In addition, certain accounting treatment would be designated to payments to energy-saving service companies according to contracts to different energy-saving implementation entities, such as energy-saving modification adapted EMC methods to government institutions, government business units and corporations. Pursuant to the directive of the Chinese government, banks and other financial institutions have been encouraged to innovate credit products, widen the scope of collateral accepted, and simplify procedure of application and approval in order to provide project financing, insurance services to energy-saving service companies according to unique financing needs of energy-saving service companies.

These policies may reduce the bottleneck that stops the development of energy-saving service companies. For example, in terms of funding, energy-saving service companies implemented EMC projects have to pay up funds first to undertake audit, design, financing, purchase and implementation of the project, then to collect returns only if energy-saving performance has been generated. Therefore financial pressure is increasing as implemented projects increase. The ongoing focus on these types of policies provide great strength and power to the development of Chinese LED sector, and it also provides overall guidance and planning for Chinese LED sector development direction in the later development stage.

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China’s 12th five-year plan also is expected to boost the LED industry, due to tax incentives and credits that are available. China has also taken initiatives to establish LED standards and better training of engineers that would work in LED and energy-conserving fields. The Chinese government is also expected to boost subsidies to consumers for adopting LED lighting.

In 2009, the Ministry of Science and Technology launched its “21 City, 10,000 LED Lights” program, the first phase of a major national plan to install two million LED lamps in 60 cities. The Ministry provided subsidies to LED manufacturers (a 10% subsidy historically being the norm). The province of Guangdong (where the Company is located) has been a leader in the LED and EMC sectors. Guangdong province has provided healthy subsidies to LED companies in its province to assist with better LED lighting adoption.

LED Lighting

LED lighting is energy-saving. An LED (light emitting diode) lamp consumes only 1/10 of the power of an incandescent lamp, and 1/3 of the power of a fluorescent lamp, respectively, but LED’s lighting time is 100 times that of an incandescent lamp.

China is considered to be a major epicenter of LED adoption into the marketplace. China accounts for almost 50% of the consumption of high-brightness LEDs (as of 2009).

Currently, the mature LED application market includes architecture scenery lighting, large screen display, traffic light direction, household electronics/digital display backlit source, special lighting, high beam projector, household lighting markets. Judging statistics from recent years, most of the LED products were consumed in the architecture lighting market; total market value reached RMB 10 billion yuan in 2010, which increased 20% from 2009; LED display and home appliance display markets come second, which accounted for 27% of market share, becoming the second largest LED application market; mid to small size of backlit source such as mobile phone and laptops accounted for 22% of total market share, becoming the third largest LED application market; other lighting application market shares were increasing steadily, especially outdoor lighting and household lighting market.

According to market research agent Strategic Unlimited, high beam LED market value reached $4 billion in 2010, in which, architecture lighting accounted for the highest percentage, at 33.7%; commercial/industrial lighting came second, accounted for 17.1%, and alternative lighting was ranked third. Data showed commercial lighting accounted for 43% of global total lighting power consumption, with the highest percentage, in which total of retail, office building, warehouse, educational building, medical application power consumption, accounted for 70% of total commercial power consumption.

Compared to LED household lighting, the commercial lighting market is more convenient for market operation, for bundle sales and bulk purchase have pushed LED lighting upward in the commercial lighting market. Commercial lighting was the niche lighting market with the highest penetration rate so far for commercial users who were insensitive to pricing. Undoubtedly, acceptance of pricing in commercial lighting paves the way for LED companies. Moreover, as stricter energy saving and carbon reduction requirements, the percentage of LED applications in the commercial sector would increase. There was around 50% of commercial lighting equipment in China that needed to be replaced in three years. As more population has moved into cities, city commercial lighting market shares would further increase, and the future of the Chinese commercial lighting market appears prosperous.

Research shows that total global LED lighting volume reached $4 billion, accounted for 40% year-over-year growth. It is estimated that total global LED lighting volume reached $62.5 billion at 2014, which is 15 times of 2010, and a CAGR reaching at 73.3%. It is estimated that lighting power consumption to be 12% of total power consumption, and total power generated reached 3,000 billion KWH in 2010. If LED lighting accounted for 1/3 of total lighting market, 30% of the power could be conserved, which is 100 billion KWH.

Due to LED lighting’s energy-saving features and the advantage of environmental protection, in recent years, the yearly global production rate of increase is 20% or above. According to research data, the scale of the 2010 global LED lighting applications product market is $4 billion, growing 40.4% compared to the same period in the earlier year. It is expected that in 2014, the scale of global LED lighting applications product market will reach $62.5 billion, 15 times that of 2010, and the annual compound growth rate would be 73.3%.

According to the analysts from DIGITIMES Research, global LED bulb demand will be 59.6 million in 2003, up sharply to 25 billion in 2013. Since all major cities of mainland China, the United States and Europe have been promoting the project, it is estimated that the number of LED street lamps will be increased over time.

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In 2010, LED lighting still weights a small percentage in the total lighting market, which is estimated to be only 3.2% from sector’s valuation. As growing needs of energy-saving and carbon reduction, most of the major countries in the world have formulated LED lighting policies, and laid a strong hand in pushing development of LED lighting sector. According to analyst report from DIGITIMES Research, total global LED lamp demand would increase from 59.6 million units to 2.5 billion units in 2013; in terms of street lamps, it is estimated that LED street lamps would increase from 2.2 million units in 2011 to 9.8 million units in 2013 as major cities in China mainland, United States of America a and Europe have undertaken demonstration projects, therefore it would push LED lighting application penetration rate higher in several years.

The Company estimates that Chinese LED output was RMB 126 billion in 2010, and it is estimated to increase 50%, to RMB 180 billion Yuan, and investment in LED sector would reach RMB 65 billion Yuan. Many manufacturers began concentrating on LED lighting production and many traditional lighting manufacturers started their transition. Currently, related statistics showed, from January to July 2011, newly added investment in LED sector already reached RMB 125.618 billion Yuan, 40% of investment had been directed to various industrial chain, part of investment were undertaking whole industrial chain investment. Moreover, investment from non LED companies had become important part of investment for LED sector, which accounted 45% of total investment; amount invested exceeded 65% of total investment.

Driven by major global LED lighting policies, increasing efficiency of LED lighting and ongoing decreasing LED lighting prices, it is estimated that the LED lighting market share would reach $15.4 billion at 2011, and the total market penetration rate would soon break 10%

Lighting Usage

Lighting power usage is around 12% of total power usage in China. The total power generated in China reached 3,000 billion KWH, in which lighting power reached 360 billion KWH. If 180 billion KWH of lighting power could be reduced, there would be a reduction of 60 million tons of standard coal, and it could save 600 million tons of standard coal in 10 years’ time.

Due to the impact of national LED lighting policies in most of the major countries worldwide, improvements in LED lighting efficiency and estimated reductions of 20% to 30% of LED lighting prices each year, it is estimated that the CAGR of demand of LED lighting would reach 97.4% from 2009 to 2013, which would be greater than 62.6% of CAGR of demand of LED backlit lighting (used in large size LED production). The total market share of LED lighting market would reach $15.4 billion dollars at the end of 2011, and total market penetration rate would surpass 10%, for the first time, to 10.6%.

Under the pressures of the global energy crisis and environmental protection, the Company believes that a new industrial revolution may be emerging around the globe for LED as an energy-saving, environmentally friendly, wider energy application that is poised to grow. The current annual growth rate of the global LED market exceeds 20%, far more than growth rate of alternative products. Major suppliers in America, Japan, and Europe invested in the field, accelerating the pace in order to penetrate the market in the LED lighting field. Meanwhile, cooperation between the Chinese domestic manufacturers and international suppliers is accelerating. The global value chain has formed gradually, as the biggest market in the world, China, has become an important part of the LED value chain.

Incandescent Lamps

Incandescent lamps are on the decline. Each of the Chinese, Russian and Korean governments have provided restrictions and/or disincentives to the production and selling of incandescent bulbs. Most nations regulating LED lights and/or incandescent lamps plan to phase out the use of incandescent lamps. Accordingly, this shift away from incandescent lamps is expected to become a boon for the LED lighting market.

China’s NDRC recently announced in November 2011 an abandonment schedule of incandescent lamps, and confirmed the prohibition on importing and selling of incandescent lamp of 100W or above from October 2012, and a plan to replace all incandescent lamp as by 2016. China is a large lighting product manufacturing and consuming nation, where energy saving lamps and incandescent lamp production are ranked first in the world. It is estimated that lighting energy consumption accounted for 12% of total power consumption, hence, energy saving and carbon reduction have great potential if incandescent lamps are to be replaced by an efficient lighting product. It is estimated that household lighting market value would hit approximately RMB 10 billion yuan’ volume in 2013, from approximately RMB 637 million for 2011, and starting from just RMB 12 million in 2008, an astounding set of growth rates.

Outdoor lighting

The market research shows that there were around a total of 270,000 pillar billboards across the country, and 4.5 million units of lighting projectors in total, where the amounts of wall billboards are twice or more than the amount of pillar billboards. As Chinese economic growth continues at a fast pace, outdoor pillar billboards will present an attractive opportunity for the Company’s products. According to sector association statistics, large pillar billboards exceed 270,000 in the Chinese market and benefit from non-stop usage frequency (advertisement time) that exceeds 80%. The majority of these pillars are located at expressways and at entrance areas, green areas of highways, city-town conjunction areas, commercial districts, industrial parks, tourism spots and shopping malls. Most of the pillars are located in top-tier cities (50%), then second-tier cities (30%), and to a lesser degree, in third and fourth-tier cities (20%).

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The standard design of a pillar billboard uses two-dimension or three-dimension structures with 8 lamps on each dimension. Metal halid lamps with maximum power consumption of 400w (real power consumption 460w) are also used, with fixed lighting times of at least 4 hours each day, which would lead to annual power consumption of 2.488 billion KWH (in a two dimension structure). In order to address the single lighting market, Guoning/Muren successfully produced a type of LED floodlight with power consumption of 66W after 10 months of research done by its research and development team. A power savings rate could reach above 85% after replacement. If all metal halid lamps are replaced by Guoning LED floodlights, annual power consumption of 2.02 billion KWH could be saved (270,000 pillars*16 lamps for each pillar=total 4.32 million lamps), and annual power expenditure could reduce RMB 2.424 billion yuan if each KWH is charged at RMB 1.2 yuan. According to the EMC method, a six year term of EMC could benefit energy-saving performance of up to RMB 11.27 billion yuan.

According to research reports, expressway billboards in China increase at 15%-20% each year, which is twice the Chinese GDP growth rate. In addition, increasing commercial electricity fees would also increase the market growth rate.

The following characteristics are associated with the outdoor pillar billboard marketplace:

Stable time: lighting time for outdoor pillar billboards are fixed, which is not less than 4 hours each day;

Stable power consumption: lighting equipments used on outdoor pillar billboards are intensive power consumers, most are 400W (real power consumption above 460W) traditional lighting equipments;

Stable power expenditure: unit power consumption prices for outdoor pillar billboards are calculated on the basis of local commercial electricity charges plus administration fees. Electricity fee are typically stable with low volatility.

Stable Pillar (never moving): investment for each pillar costing at least RMB 0.2 to 0.3 million yuan, and the property rights of pillars are mostly owned by large outdoor advertisement agencies or large state-owned expressway enterprises, hence pillars are considered stable.

Other Lighting Markets

The Company plans to enter other lighting markets, such as those markets listed below, in the future.

Special Lighting Market: LED special lighting market value was around 2 billion yuan in 2008. Due to decreasing LED prices and announcement of government policy, and the abandonment of incandescent lamp schedules, it was estimated that LED special lighting market values would reach a growth rate of 300% in future years.

Artificial Lighting Source for Agriculture Production: Artificial lighting used in planting and animal nurturing in agricultural production includes fluorescent lamp, high pressure sodium lamp, halogen and incandescent lamp. Artificial lighting with high beam, uniformity and better effect has long been a focus and direction within the sector. Compared to traditional artificial lighting, LED has qualities such as green, energy saving, DC, smaller size, longer life, fixed wavelength, strong light, better light quality, adjustable red/blue percentage or red/red percentage, low cooling load and higher unit cultivation.

Medical Lighting Source: Scientific research shows that, LED lighting has impact on anti-inflammatory, sterilization and inducing effect on human tissue, and affects human biological rhythms. Therefore, there are many successful LED lighting treatment medical cases on skin healing, vision, wound healing and beauty. For example, use of LED red light to heal skin ulcer and wound healing; combination of blue light and red light to heal acne.

LED liquid crystal projector: The use of LED for LCD projector light source has the advantages of miniaturization, energy saving, environmental protection, battery voltage, switching machine fast, color display range ( NTSC 130% ) wide, long usage period (3-6 times longer than high voltage lamp) to meet the increasing demand of family and office usage; thus, it has a broad market prospect.

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Rear projection using LED light source: DLP (DigitalLightProcessing) technology bases on microelectromechanical (MEMS) components, using the speed of the digital minitype reflector assembly to control optical switch. In addition, LED has the advantage of low heat, without the cooling process of preheating by high pressure mercury lamp turning on and off. It can achieve high speed of start and shutdown (important for business use). With the increasing popularity of LED DLP rear projection, LED will have a bright future of replacing mercury lamp light sources.

Aviation lighting source: LED lighting in aerospace applications is of a wide range of products, such as aviation lights, aircraft inside lights, aircraft outside lights, airport lights, warning lights, flashing lights, barriers lights, beacon light and runway lights. Boeing Company has designated the LED lighting system for the new Boeing 787 main cabin, providing more comfortable leisure travel for passengers. In addition, the system is composed of LED ceiling lamps, wall lamps, entrance lamps, corridor lamps and other main illumination lamps, offering lower maintenance costs and longer repair interval.

Museum Exhibition: The traditional light sources, such as fluorescent lamp and metal halide lamp, generate ultraviolet radiation and heat. The museum artifacts may suffer different degrees of aging and damage, while the LED light source is low-voltage driving, low heat, and fire safety requirements are easy to meet. At the same time, LED light source is without infrared and ultraviolet light which may damage historical relics. China's Dunhuang Research Institute has started using LED as the illumination light source for the murals.

Solar lighting: Solar energy is a new green energy with strong potential. As the fourth generation of new light LED solar lamps, it is effectively used in city lighting and landscaping, road lighting, garden lighting, indoor lighting and other fields of lighting and application. Especially in remote areas without electricity, solar lighting has a more broad application prospect. LED energy-saving lamps can save more power than the ordinary solar lamps. In addition, LED also has the advantages of a high quality light, almost no radiation, being durable and reliable and low maintenance cost. It is a typical green lighting source. The successful development of Ultra bright LED greatly reduces the cost of solar lighting, making it be at the same or near the cost price of the frequency of the alternating current lighting system. Meanwhile it also has the merits of environment protection, simple installation, safe operation, economy and energy saving. Approximately 30% of the world's lights will turn to the use of solar energy LED integrated lighting system in the next few years and 460 billion kwh of electricity power can be saved in a year.

Sales Strategy

Over the next three years, the Company plans to: complete the initial development of LED lighting products domestically, with a stable and highly qualified sales channel and customer group established; build a distribution network with Guoning’s unified management and outside agents’ collaborative management; become the LED industry well-known brand in the field of lighting; establish a national general agent management system in the main provincial capital cities; and offer EMC contract opportunities.

The Company also plans to: establish and to perfect the domestic and foreign trade sales network platform; set up a professional foreign trade sales team; consolidate the relationship with the general agents, developing the secondary and third markets; build an image store of the Company’s energy-saving experience museum.

The Company plans to target a specific customer selection strategy. The strategies will include the following:

* Higher unit lighting electricity price of pillar billboard for target customers; and higher total power consumption before modification.

* Larger lighting equipment power of pillar billboard of target customers.

* Pillar billboard target customers and many lighting equipment customers.

*Registered advertising companies from national commerce department.

Entry of the Company into the Market

The Company initially plans to enter selected target markets, namely in the LED lighting sector and EMC sector in China. Specifically, the Company commenced its new business by targeting the marketing and sales of LED lighting products and services in second-tier cities in China.

In order to penetrate into the fragmented advertising lighting market, specific development strategies are undertaken: qualified clients are selected across national market, and 26 affiliate branches are to ultimately be set up across various provinces in China, in which business development would be conducted in top-tier cities initially, then expanding to second-tier cities.

The Company attracts many advertisement agencies and senior professionals through advertising media. The Company may hire local outdoor advertisement agencies or senior advertising professional as the branch general manager so that the Company can reach qualified local target customers.

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The Company’s affiliate branch locations would conduct specific research, filtering, and listing of top three qualified clients with higher electricity fee, higher power consumption and more pillars. After development of qualified clients, continuing marketing penetration analysis would be conducted for the rest of the clients.

The Company is providing a scheme which could provide lighting energy-saving service for millions of outdoor pillar billboards among hundreds of cities in China by replacing current 400 watt (real power consumption 460 watt) metal halid lamps with customized 66 watt LED floodlights sold by the Company.

Products

The primary products of the Company are LED lights, specifically for outdoor billboards. The primary service of the Company is the EMC or Energy Management Contract. The Company provides customers with energy efficient and high quality LED lighting at no cost in exchange for a contract that gives the Company a share of the Company’s energy savings.

The product development strategy of the Company is multi-pronged. The Company plans to strengthen cooperation with manufacturers and try to lead the trends of development of products in related fields. In addition, the Company plans to tailor specific approaches to various segments of the LED lighting market. As part of the product development strategy is wider application of LED lighting for household lighting, ceiling lamp, office lighting, district lighting, shopping mall, store, hotel and restaurant, bar, coffee shop, western food store, entertainment area, family night lamp, holiday lamp, solar lighting, city decoration lighting, outdoor high beam lighting, advertisement lighting, airport and bus stop lighting and special lighting.

The Company customizes high-power LED floodlights for the outdoor advertisement lighting market, and committed research power into the project for customizing the LED floodlight. Compared to products of the same category, the advantages of the Company’s LED projector are the following:

*Better heat elimination. Al-Mg alloy heat elimination technology is used to keep working temperatures low, which could reduce heat impact on related electronics, less lumen and longer product life.

*Better sealing: New sealing technologies are applied and fulfill the requirement of precision equipment.

*Better lighting: latest lens technology is used to control projection range, which reduces lighting inefficiency and improves illumination and uniformity.

*Better coloring: the color rendering index reaches above 80 for the Company’s advertising projector, providing better coloring.

*Better stability: core equipment white LED lamp are supplied by Cree America, therefore the product performance is stable.

*Better power saving: Guoning LED floodlight uses 66W to replace 400W (real power consumption 460W) lamp. Most of the LED floodlights in the market use 110W lamp, hence the Company’s LED floodlight is the best power saving projector in the market.

In September 2011, an outdoor LED lighting projector-internationally competing, high beam, and super bright was invented by Guoning. In the same month, after ‘Guoning LED floodlight’ passed professional test and authorized institutional recognition, it had accomplished ‘field lighting effect’ test on pillar billboard located beside Guanghui expressway.

The Company’s Guoning ‘Ouruishi” series LED lighting product offers several product features, which the Company believes (in its own judgment) are unique and equipped with technology advantages. There are 9 categories and 30 more types of LED lighting products from ‘Ouruishi’ series product line, such as LED sensor lamp, human sensor swift, LED scenery lamp, LED daylight lap, sensory halogen lamp, sensory scenery lamp, LED sensory night lamp, LED sensory lamp, LED high power projector. For Guoning ‘Ouruishi’ series LED human infrared sensor lamp, it has a smart sensor. Guoning ‘Ouruishi’ series of lighting product use imported LED lighting source, and it has qualities such as no UV, no infrared, no radiation, soft lighting effect, no strobe, frequent starting, and it is real green environmental friendly lighting source. Professional heat elimination design and materials ensure best working temperature of the lighting equipment. It has no mercury nor xenon elements inside, convenient for recycling and re-using. Guoning ‘Ouruishi’ series of lighting products have qualities such as strong anti-shock, anti-dust, low power consumption, low voltage, low heat, low lighting temperature, and safe to use. The LED lighting belongs to a solid lighting source, epoxy resin sealed, fixed lighting component, without problems of filament burning, heat deposit, and declined lumen. Its lighting time could reach 30,000 to 50,000 hours, which is 30 times of normal lamp, equals to non-stoppable lighting time above 3 years.

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The compared performance between the Company’s LED floodlight and products from same category and 400 watt metal are as follows (with same lighting effect): The time to start the LED light is only a few seconds, whereas the 400W large facility usually requires several minutes. The LED product has lower power driven, low power consumption (single tube 0.05W), higher lighting efficiency (98%). LED lamp conserves 60%-80% of energy than traditional lamp, and it is easier to install and durable. It could work under any situation and environment. Also, the lighting stays within range whereas with bigger lamps it is dispersed, wasting light.

The Company attempts to ensure that each product fully complies with the quality requirements before reaching the marketplace through strict testing and experiment by its laboratory specialized team and technical personnel. Guoning also sends formal listed products over to the national testing institutions (China quality authentication center) to assess various technical parameters and ensure that the applied products conform to the state standards. Guoning also ensures quality supervision of the purchasing process by conducting third party supervision – notably, Guoning asks manufacturers to provide comprehensive inspection reports issued by inspection agency, include inspection of parts, qualifications of former supply chain and quality certificates. In addition, the technical team from Guoning strictly supervises production according to the cooperation agreement in place with the third party. With respect to procurement procedures of raw materials, Guoning and manufacturers have strict quality assurance agreements, and the quality of products and its components are indentified by institution of authentication.

Following years of technology research, the Company’s projector obtained revolutionary breakthroughs in water-proof, heat elimination and illumination capability.

Pricing

The Company plans to use comprehensive consideration of cost and channel profit pricing in a market-oriented manner. Compared to competitors, the Company plans to moderately increase the profit margins of dealers of all levels in order to improve their enthusiasm of selling products.

After five years of a contracting term, LED floodlights installed from the project would be delivered to customers free of charge. Due to maintenance needs from the clients, Guoning would enter into a maintenance service contract of not less than three years’ term and charge a certain maintenance fee.

The competing electricity price will be inevitably increased, while the cost of LED will be decreased over the next six years. The rising of the electricity price and the reduction of LED cost make the advantage and competitiveness of LED even more compelling.

The Company estimates that it takes 15 months after delivery to customer of the LED lights for the Company to regain the cost of the lights.

LED products sold by Guoning vary in their price characteristics based on the individual item. In general, smaller lights and fixtures range from 30 RMB to 60 RMB with medium-sized lights ranging from 60 RMB to 240 RMB. Larger LED lights and items can range slightly higher, typically in the amounts of 200 RMB to 500 RMB.

Competition

The Company believes that there is no comparable competitor in the EMC portion of this business related to outdoor billboard or advertising LED light products. Also, there is no current comparable competitor that provides a similar outdoor LED light products. As a result, the major competition in the field comes from non-LED light manufacturers such as Phillips and Ya Ling Shanghai.

Technologically advanced foreign companies are expanding rapidly in Chinese market. In May 2011, Xuruiguang LED chip project was started in Nanhai, with a total investment exceeding $350 million and an area of 6,660 square meters. The project was jointly invested by SemiLEDS Corporation and Chinese semiconductor leading companies. In terms of marketing, Philips has started to open and upgrade lighting stores across China at the end of last year. Besides offering products, it also provided store lighting solution. It provided one stop convenient service to customers to satisfy different level of demands in commercial lighting.

Many other companies also compete in this market, and the industry has long been characterized as fragmented with the presence of many small and local brands. Many of these smaller competitors offer the lowest prices for products in the sector, hence causing a general decline in the level of prices for these products in the marketplace.

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Facing enormous market and historical opportunities, major global players in related fields continuing pursuing technological breakthroughs, and innovation pace of LED lighting technology is getting its momentum. The high technology sector is experiencing rapid development, with technologies such laser lift-off, microstructure chip, photonic crystal and white single chip evolving and many new products expected to come to market.

In order to penetrate the market and increase market share, multinationals and leading companies may attempt to take a strategic position before the LED market reaching its mature stage and creating favorable environment for self development and higher profit margins. Major global LED manufacturers use their respective core patents to deploy patent authorizing network across the globe with vertical and horizontal expansion strategy to promote products by focusing on their patents.

Competition in the industry revolves around several factors, including price, which is a significant component of differentiation between companies.

Competition will be intense if competitors discover the niche market and develop better lighting equipment, which challenges product technological advancement and causes big reduction in LED product price; down swing of electricity fee.

Customer Agreements

Through Guoning, the Company entered into one significant customer relationships during 2011.

In the EMC business, the Company received its first customer in September 2011 and entered into its first EMC customer contract at such time with Qingyuan Shangmei Creative Plan Media Ltd. Co. The contract will expire in October 2016. The contract contemplates that the Company would install LED lights at customer locations to establish baseline energy usage for a period of approximately 30 days. Such baseline testing has already been completed (in June/July of 2011) and the testing indicating that the customer would experience savings of approximately 86.9% per month using the LED lights from the test. The Company used the baseline usage number to create a plan showing the monetary amount that the customer would be expected to save each month based on the costs noted during the testing period. Once such baseline usage number was calculated, the parties agreed to a fixed monetary amount due to the Company during each time period in the contract, such monetary amount to be derived based on the cost savings experienced by the customer during the testing period. The contract states, among other things, that the fees to be paid to the Company will begin when 85% savings are achieved and then go down an absolute 5 percentage points per year over the term of the contract. In addition, the contract requires the customer to pay for installation of the LED lights and also to compensate the Company an amount of approximately 2,200 RMB per light if the lights are stolen or damaged by the customer. The customer is also affirmatively required by the contract to maintain the LED lights in a manner so that they do not become damaged.

In the EMC business, the Company also entered into two other customer agreements around December 2011, but both such contracts were renegotiated during 2012.

During 2012, the Company has added numerous other EMC contracts, and now has approximately 25 EMC agreements in effect. With some customers, the Company is now entering into blanket agreements with the customer that states the general terms of how many lights the customer wants and how the parties will calculate fees. Then, as lights are delivered and installed, new agreements are entered into for each group of lights delivered. This method allows the Company to start receiving income prior to all of the LED lights being installed for the customer. In addition, the Company can obtain more income from the customers while the installation process is in underway.

Currently, there are approximately 25 EMC contracts signed with product delivered, set up and complete as to testing. The EMC contracts to date range in length of contract between 5 to 6 years. A total of 3,034 LED lights have been deployed, installed, and tested as part of these 25 EMC contracts.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. The Company is attempting to build relationships with key manufacturers and suppliers from whom the Company will obtain materials, equipment and systems that are necessary for the Company to build its products. The most important components acquired by the Company will be screens, printed circuit boards, casing equipment and power boards. The Company anticipates that most of its key suppliers will be located in the People’s Republic of China.

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As a lean organization that strongly believes in outsourcing and collaboration with strategic partners, the Company also plans to heavily rely upon third parties to help distribute products on behalf of the Company. These relationships would offer the Company targeted expertise in particular market segments and geographies and allow the Company the ability to work with dedicated business partners without the need for establishing a large operating overhead. Similarly, the Company plans to build strategic relationships with customer service and technical support organizations that will assist the Company in providing quality service and support to end customers.

The Company is entering into a strategic partnership with China Pacific Insurance to purchase quality insurance, theft insurance, natural disaster insurance such as thunder insurance. The Company also has a long-term cooperative relationship with the cyber source provider Alibaba.

A key supplier of the Company is Cree, which has a strategic supply relationship with the Company to provide LED light bulbs. Cree was established in July 1987, a world leading LED manufacturer. Cree is market leading innovator in lighting level LED, LED lighting and the field of wireless and power adaptor solution. Other component such as integrated adjustable constant current drive power system is imported from Germany. All of the above quality core component suppliers provide a solid foundation for production of quality products.

As a developer and distributor of electrical technology, the Company plans to enter into various licensing, co-development and technology collaboration agreements with developers and owners of the underlying technology. Under these contemplated arrangements, the Company would typically gain the right to commercialize various products and/or technologies jointly developed and/or owned by the other party. Each such arrangement will vary and will have its own economic and commercial terms.

The Company also has an 8-year manufacturing agreement with Dongguan Living Style Enterprises Limited to manufacture LED lights.

Dongguan Relationship

In September 2011, the Company entered into a Joint Development, Customization and Equity Allocation Contract on LED Advertising Lamp (“LED Development Agreement”) with Dongguan Limited (“Dongguan”). Under the LED Development Agreement, Guoning can order product units from Dongguan and pre-agreed prices on a defined timeline of anticipated product acquisitions. There are no family and/or personal relationships between Dongguan and any members of Guoning.  The Company selected Dongguan as a partner based on its successful track record as a manufacturer of LED products for leading international lighting companies.

The LED Development Agreements provides that research and development expenses are spent by Dongguan. Further, Dongguan invested to, and granted to, Guoning, with the product patent right, trademark right, software copyright and the domestic marketing exclusivity right. In consideration, Dongguan will be granted 10 million shares in Guoning when such patent rights are received by Dongguan and then duly available to Guoning.

Dongguan is obligated to provide product maintenance for free for five years and product changes service because of the quality issues. In the warranty period, if the equipment is faulty, because of product quality issues, it should be changed by Dongguan without charge. If it is caused by artificial reason, Dongguan will provide services and charge for material expense. Guoning shall prepay RMB 10 million to Dongguan in respect of production lamps to be produced. For the lamp in this design, when Guoning’s delivery quantity exceeds 200,000 lamps, Guoning should deduct in the follow-up orders of 500,000 lamps at average (deduct RMB 20 per lamp) until the deductions from the deposit are complete.

The Company believes that, pursuant to the rules and laws for implementation of patents under the PRC, the application for a patent should take from 4 to 8 months from the date the application letter was received by the applicable authority. The application letter by Guoning was received in October 2011, and accordingly, the Company expects an official reply before June 2012.

The Company has reviewed quality control measures with Dongguan to ensure a high-quality level of products from Dongguan and quality control of production processes and procedures. Dongguan has achieved ISO 4001:2004 and ISO 9001:2008 certifications in the past,, and currently has three-year certificates for each issued as of August 2010 (i.e. through August 2013). The Company plans to enter into a quality assurance agreement with Dongguan, whereby the latter guarantees that it will perform all of its supply obligations with standard quality measures.

Dongguan has applied for several patents. Guoning secured its rights to such patents through its relationship with Dongguan. Hence, the Company has ensured that its manufacturing partner, Dongguan, would be a steady LED lighting source and not sell these lights to a competitor.

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Marketing Strategy

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on its sales and marketing research and development efforts. The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use once its products enter the market.

The Company eventually anticipates a significant budget and need for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s ability to offer its products.

The Company plans to employ a multi-pronged marketing strategy. First, the Company will establish an LED floodlight research and development center. Second, the Company plans to build upon into strategic partnership with its suppliers. Third, the Company plans to maintain the latest technology and conduct research based on real market conditions to ensure application of products. Fourth, the Company plans to build its brand by finding opportunities to present the brand in a favorable light, such as during non-profit events. And, fifth, the Company plans to implement a comprehensive marketing system as set forth below.

The marketing system is built upon precise marketing by utilizing each affiliate branch’s connection and precise marketing strategy to reach advertising agencies and their key decision makers. In addition, the Company will establish advertising lighting remote monitoring systems. These systems will provide not just lighting monitoring, theft monitoring, climate advertising monitoring and traffic flow monitoring functions. New projects will be generated from information resources to generate extra income.

To date, the Company has planned certain targeted initiatives to develop its marketing strategy. First, the Company makes a model project according to product use. Second, the Company plans to advertise in the public media by using this model project. Then, third, the Company would establish relationships with local government agencies and take benefits of the national policy, with the help of government authorities to advertise the Company. Fourth, the Company would establish a strategic cooperative relationship with related industry partners and advertise between industries to expand marketing and strengthen overall brand influence.

Marketing Plan

The general marketing plan of the LED lighting products of the Company is based on the following factors: network marketing, e-commerce, telephone sales, setting up distribution channels, developing of regional agents and other means to promote sales. At the same time, the Company plans to establish a global sales network.

The Company also plans to utilize a promotions and public relations strategy consisting of the following:

1. Series of products are mainly promoted by "one on one" terminal professional publicity.

2. Specialized series of lighting for the flagship products, highlighting the display of terminal illumination application.

3. Let dealers of the enterprise competitors know the point of interest of brand growth by a comprehensive specialized products combination.

4. Participating in model national projects with large-scale influence to expand the publicity of professional lighting.

Operations

The Company plans to employ an outsourced manufacturing model. Accordingly, manufacturing and assembly of electronics products (such as televisions) will be conducted by contract manufacturers, which the Company projects will be primarily located in China and other parts of Asia. In addition, the Company plans to work with service partners who can provide outsourced customer service and technical support on behalf of the Company to customers who purchase the Company’s products.

The Company uses formulas to measure energy conservation from projects. A major part of these formulas involve measuring energy data through measuring lamps by power testers and illuminometers. Testing of energy usage is conducted by Guoning and its customer in accordance with current prevailing standards of power measurement. Once the measurement is performed, both parties sign the agreement attesting the energy saving rate. The Company has noted some of these items in the revised risk factor disclosure, and will include additional details regarding usage tracking and audits.

The Company intends to obtain insurance (e.g. casualty insurance) to protect against damage to its LED lights held with EMC customers. However, at the present time, no such insurance is in effect.

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The Company’s operational model consists of several key strategies:

1. Compliance with national related standards for internal controls: general technical rules for energy performance as the basis for Guoning’s management and standard of operation, with strict compliance, to lay down a firm foundation for business development in terms of regulation and standards. Major standards for balance power consumption equipment, overall power consumption calculation, company power balance, company energy saving calculation, energy saving monitoring technique, energy audit techniques.

2. Establish comprehensive client selection and performance measure system: the collection of energy-saving performance sharing return. Hence, when selecting ultime client, scope of selection will be set up initially: the higher power consumption, higher electricity fee and longer lighting hour. The selection from the beginning will lay a firm foundation for successful collection of return and implementation of project of the energy-saving project. Within the above conditions, selection of target clients with large scale, more resources, strong background, experienced in operation and creditability; and risk evaluation to client’s quality by inquiry to commerce administration, internet research, legal team or third party investigation would ensure effectiveness of contract entity. Meanwhile, it is required for clients to provide assets guarantee documents, certificate of property rights or operation rights related to pillars under modification project, entering into guarantee agreement, etc. to ensure execution of the project during negotiation stage.

3. Establishment of effective contract negotiation team: Contracts are the key of EMC. Guoning organizes a contract negotiation team based on region, with financial, risk control and legal professionals to ensure effective collection of return and profits.

4. Establish comprehensive purchase, acceptance and process system, provide best service with best products: Guoning set up an independent planning center, and established a strategic partnership with a third party for research and development. After completion of contracting, the planning center would base on energy-saving solution negotiated by contract team, propose purchase demand to a third party, then the third party would develop the most appropriate lighting equipment according to demand and ensure production quality. Before shipment of the product, the planning center would investigate all lighting equipment, which would include type, quantity, and quality standards so the delivered products are appropriate.

5. Establish contract execution following monitoring system, conducting reasonable risk transfer: Contracts will be coordinated across departments and are guided by regional head, planning center, engineering department and customer service center provide back office service, risk control center, financial center and lawyers monitor risks. Each department and each position will coordinate effectively to provide timely solution and offer security for any uprising risks as well as execute specific responsibilities for that position.

6. Analyze force majeure factors: By analyzing force majeure factors first, then choosing insurance mix to products and contract execution from China Pacific Insurance to transfer company’s risk; require ultimate client to provide assets guarantee to provide security for collection of investment and profit if client delay payment and refuse to pay.

7. Fully aware of political issues: Political risks lead to uncertainties and affect investment or business development in this industry. The Company has designated employees to participate in LED industry alliances, membership of China expressway advertising industry alliances and in communications with Chinese industry rules and policy formulation to ensure timely interpretation of policies. The Company will coordinate internal communication of political and policy issues.

8. Credit evaluation systems will be built upon all customers in order to better address credit risks.

Revenues

Since its inception, Guoning has focused its efforts on conducting market research and development, and has devoted little attention or resources to actual sales and marketing or generating near-term revenues and profits. The Company has limited revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy to market and distribute its products to end customers. To date, the Company has developed a market strategy that it believes will lead to near-term revenues for sale of lighting sets and lamps to targeted regions in China.

During 2011, Guoning entered into an EMC sales contract.

Equipment Financing

The Company has no existing equipment financing arrangement at the present time, however, the Company is currently actively evaluating potential alternatives for equipment financing for LED lights.

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PRC Regulations

Regulations Relating to Taxation

In January 2008, the PRC Enterprise Income Tax Law took effect. The PRC Enterprise Income Tax Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, unless where tax incentives are granted to special industries and projects. Under the PRC Enterprise Income Tax Law and its implementation regulations, dividends generated from the business of a PRC subsidiary after January 1, 2008 and payable to its foreign investor may be subject to a withholding tax rate of 10% if the PRC tax authorities determine that the foreign investor is a non-resident enterprise, unless there is a tax treaty with China that provides for a preferential withholding tax rate. Distributions of earnings generated before January 1, 2008 are exempt from PRC withholding tax.

Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. A circular issued by the State Administration of Taxation in April 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese enterprise groups and established outside of China as “resident enterprises” clarified that dividends and other income paid by such PRC “resident enterprises” will be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non-PRC enterprise shareholders. This circular also subjects such PRC “resident enterprises” to various reporting requirements with the PRC tax authorities.

Regulations Relating to Foreign Exchange

Pursuant to the Regulations on the Administration of Foreign Exchange issued by the State Council and effective in 1996, as amended in January 1997 and August 2008, current account transactions, such as sale or purchase of goods, are not subject to PRC governmental control or restrictions. Certain organizations in the PRC, including foreign-invested enterprises, may purchase, sell, and/or remit foreign currencies at certain banks authorized to conduct foreign exchange business upon providing valid commercial documents. Approval of the PRC State Administration of Foreign Exchange, or SAFE, however, is required for capital account transactions.

In August 2008, SAFE issued a circular on the conversion of foreign currency into Renminbi by a foreign-invested company that regulates how the converted Renminbi may be used. The circular requires that the registered capital of a foreign-invested enterprise converted into Renminbi from foreign currencies may only be utilized for purposes within its business scope. For example, such converted amounts may not be used for investments in or acquisitions of other PRC companies, unless specifically provided otherwise, which can inhibit the ability of companies to consummate such transactions. In addition, SAFE strengthened its oversight of the flow and use of the Renminbi registered capital of foreign-invested enterprises converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been utilized. Violations may result in severe penalties, such as heavy fines.

Regulations Relating to Labor

Pursuant to the PRC Labor Law effective in 1995 and the PRC Labor Contract Law effective in 2008, a written labor contract is required when an employment relationship is established between an employer and an employee. Other labor-related regulations and rules of the PRC stipulate the maximum number of working hours per day and per week as well as the minimum wages. An employer is required to set up occupational safety and sanitation systems, implement the national occupational safety and sanitation rules and standards, educate employees on occupational safety and sanitation, prevent accidents at work, and reduce occupational hazards.

In the PRC, workers dispatched by an employment agency are normally engaged in temporary, auxiliary, or substitute work. Pursuant to the PRC Labor Contract Law, an employment agency is the employer for workers dispatched by it and must perform an employer’s obligations toward them. The employment contract between the employment agency and the dispatched workers, and the placement agreement between the employment agency and the company that receives the dispatched workers must be in writing. Also, the company that accepts the dispatched workers must bear joint and several liability for any violation of the Labor Contract Law by the employment agencies arising from their contracts with dispatched workers. An employer is obligated to sign an indefinite term labor contract with an employee if the employer continues to employ the employee after two consecutive fixed-term labor contracts. The employer also has to pay compensation to the employee if the employer terminates an indefinite term labor contract. Except where the employer proposes to renew a labor contract by maintaining or raising the conditions of the labor contract and the employee is not agreeable to the renewal, an employer is required to compensate the employee when a definite term labor contract expires. Furthermore, under the Regulations on Paid Annual Leave for Employees issued by the State Council in December 2007 and effective as of January 2008, employees who have served an employer for more than one (1) year and less than ten years are entitled to a 5-day paid vacation, those whose service period ranges from 10 to 20 years are entitled to a 10-day paid vacation, and those who have served for more than 20 years are entitled to a 15-day paid vacation. An employee who does not use such vacation time at the request of the employer shall be compensated at three times their normal salaries for each waived vacation day.

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Pursuant to the Regulations on Occupational Injury Insurance effective in 2004 and the Interim Measures concerning the Maternity Insurance for Enterprise Employees effective in 1995, PRC companies must pay occupational injury insurance premiums and maternity insurance premiums for their employees. Pursuant to the Interim Regulations on the Collection and Payment of Social Insurance Premiums effective in 1999 and the Interim Measures concerning the Administration of the Registration of Social Insurance effective in 1999, basic pension insurance, medical insurance, and unemployment insurance are collectively referred to as social insurance. Both PRC companies and their employees are required to contribute to the social insurance plans. Pursuant to the Regulations on the Administration of Housing Fund effective in 1999, as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing funds. The PRC subsidiaries are in process of applying for registration for social insurance and opening a housing fund account.

Pledge Agreement Registration, Validity of Agreement, Enforcement by Means of the PRC Auction Process

On May 17, 2010, China’s Supreme People’s Court issued a ruling that directly addressed the effectiveness of contracts subject to approval by the FIE Approval Authority. Article 13 of the FIE Dispute Rules in effect invalidated Rule 12 of the Rules on Foreign Invested Entities’ Equity Transfer, issued by the State Administration for Industry and Commerce and the Ministry of Commerce, which provided that an equity pledge contract is invalid unless it has been registered. This ruling states that an equity pledge contract executed between the shareholders and creditors of an FIE becomes effective upon its conclusion, except as otherwise provided by law and administrative rules and regulations, or as otherwise agreed in the contract. Failure to register the pledge will not affect the validity of the contract.

The Supreme People’s Court’s ruling further states (under Article 13) that the court will not uphold a party’s claim that an equity pledge contract be held invalid or ineffective merely on the ground that the contract has not been approved by the FIE Approval Authority. If the registration is carried out in accordance with the relevant provisions of the Property Law, the pledge will be deemed to have been created from the time of the registration. The Supreme People’s Court’s reasoning is that an equity pledge contract itself does not change he ownership of shares. To effect the change the change of ownership, the party still needs to register with the Authorities.

As stated above, if the Pledge Agreement is breached and the Company must enforce the agreement against the Pledgor, the Pledgee will have the right to dispose of equity interests in the Company held by such shareholder pledgors to a third party via judicial auction. During the judicial auction process, the bidder with the highest price will secure the equity interests, and the court will issue an order confirming the transfer of the equity to the winning bidder. As such, if the Company is not the prevailing bidder, it risks losing all of its interests secured by the Pledge Agreement.

THE COMPANY

Muren Background

Guoning was formed in January 2011 and was formerly known as Shenzhen Muren Technology Industry Co., Ltd. (“Muren”). Muren was incorporated in March 2004 in the Guangdong Province, Shenzhen City of the PRC as a limited liability company. Prior to January 2011, Muren was in the business of purchasing, assembling, and furnishing customized, made to customer order laboratory equipment, furniture and lighting instruments. In January 2011, in connection with the execution of an equity transfer agreement, one of Muren’s two shareholders, transferred his ownership to the other shareholder, with the latter shareholder becoming the Chairman of a newly registered entity, Guoning. Pursuant to that agreement, Muren’s prior business in laboratory equipment and furniture was divested to the transferring shareholder, leaving a focus on the LED lighting business going forward in Guoning.

Following the separation of the entities, both Muren and Guoning exist as independent companies and manage their own independent, respective businesses. The separation of the entities, Muren and Guoning, was conducted under the supervision of theadministrative bureau of industry and commerce in China. The two companies now coexist in the marketplace and are fully independent in all respects, including in their personnel, operations and finance. There are no current or prospective business relationships between the companies or their personnel. Moreover, the personnel of each of Guoning and Muren, respectively, do not participate in any management or operations of the other entity (and vice-versa).

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Variable Investment Entity

The Company employed a variable investment entity (VIE) structure with Guoning. The VIE structure has the benefit of decreased operational costs and less flexibility in business. Without the VIE structure, Guoning would have substantially increased operating costs. For example, the Company would need to relocate its operations to an area designated for Foreign Owned Companies and the rents in those locations are substantially more expensive. This designation would have included all of Guoning’s affiliate branch locations as well. Further, employee costs, license costs and tax costs would also be increased substantially without use of a VIE structure. The Company believes that it would simply be at a competitive disadvantage if it did not employ the VIE structure with Guoning.

A VIE structure is typically used by Chinese companies in industries where it is illegal for foregoing ownership in China. Guoning is not involved in any such industry, so there is less risk to Guoning in employing a VIE structure than traditional industries in China that were subject to the prohibition.

Variable Investment Entity Structure

On October 26, 2011, the shareholders of Guoning entered into a set of variable investment entity agreements (“VIE Agreements”) with Greenpower BVI. The VIE Agreements specify, among other things, that: (1) Greenpower BVI will provide Guoning with guidance and instructions on daily operations, financial management and employment issues; (2) Greenpower BVI shall have the right to appoint or remove Guoning’s directors and officers; (3) Guoning will pledge its accounts receivable and of its assets to Greenpower BVI; (4) Guoning will not sell, assign, transfer or encumber any assets or interests value at 100 RMB or more, without the written consent of Greenpower BVI; and (5) Guoning will pay 100% of its net revenue to Greenpower BVI for each fiscal year during the term. The term of the foregoing provisions is for 100 years and may be extended at the option of Greenpower BVI for an additional 100 years. In connection with the VIE Agreements, Guoning also granted an irrevocable power of attorney to Greenpower BVI specifying that the latter shall have full authority to act as the former’s attorney in fact for any and all lawful purposes.

The VIE Agreements also grant an exclusive option to Greenpower BVI to purchase any or all of the equity interest in Guoning at any time in next 100 years (subject to extension for an additional 100-year term by Greenpower BVI). In addition, pursuant to the VIE Agreements, all of the shareholders of Guoning have pledged all of their equity interests in Guoning to Greenpower BVI for a term of 100 years (subject to extension for an additional 100-year term by Greenpower BVI). Further, all of the shareholders of Guoning also executed an irrevocable proxy granting Greenpower BVI the right to exercise all of the voting rights in Guoning in the place and stead of the Guoning shareholders. The term of the proxy is for 100 years, subject to extension for an additional 100 years at the option of Greenpower BVI.

On February 6, 2012, in conjunction with the VIE Agreements, each shareholder of Guoning entered into an exclusive option agreement that allows Greenpower BVI to purchase additional shares of Guoning. Greenpower BVI paid 10 RMB to each shareholder for the option to purchase such shareholder’s equity interest in Guoning. Subject to Chinese laws and regulations, Greenpower BVI may exercise the option upon written notice to the shareholder. Unless an appraisal is required by applicable Chinese law, the purchase price of the interests shall be RMB 1.00 or the lowest price allowed by applicable laws and regulations. Greenpower BVI may elect to make payment for any equity interest (upon option exercise) by cancelling any outstanding loan amount owed by the applicable shareholder to Greenpower BVI. The exclusive option agreement is effective for 10 years, and may be renewed at the election of Greenpower BVI.

On February 6, 2012, in conjunction with the VIE Agreements, Greenpower BVI and Guoning entered into an exclusive business cooperation agreement that provides that Greenpower BVI shall be the exclusive service provide to Guoning and will provide complete technical support, business support and related consulting services. In consideration for such services, Greenpower BVI is entitled to receive fees equal to 100% of the net income of Guoning, such fees being due and payable on a monthly basis. Pursuant to the exclusive business cooperation agreement, Greenpower BVI also has exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of the agreement, including, but not limited to, copyrights, patents, patent applications, software, technical secrets, trade secrets and others.

On February 6, 2012, in conjunction the exclusive business cooperation agreement and the VIE Agreements, each shareholder entered into a pledge agreement to ensure that Guoning fully performs its obligations under the exclusive business cooperation agreement. Each shareholder pledged to Greenpower BVI all of the shareholders’ equity interest in Guoning as security for the performance of that agreement by Guoning.

On February 6, 2012, in conjunction with the above-referenced agreements, each shareholder also entered into a power of attorney granting Greenpower BVI the right to act on behalf of the shareholder as the shareholder’s agent and attorney with respect to all matters concerning the shareholder’s shares in Guoning, including (without limitation) to: attend shareholders’ meetings of Guoning, exercise all of the shareholder’s rights (including voting rights) in Guoning, and designating and appointing the executive director, supervisor, the chief executive officer and other senior management members of Guoning.

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The Company may consider an alternate structure or amendments to the VIE Agreements based on the formation of a wholly foreign owned entity in China. Such amendments would affect Guoning and Greenpower BVI as subject entities that are involved in the VIE Agreements.

The purpose and effect of the VIE Agreements is to provide Greenpower BVI (which was acquired by the Company) with all of the management and control of Guoning. While Greenpower BVI does not actually own at present all of the equity and shares in Guoning, the purpose and effect of the VIE Agreements is to instill in Greenpower BVI total management and voting control of Guoning for all material purposes.

Acquisition

On October 28, 2011, Boxwood changed its name to Greenpower International Group Limited. Thereafter, in February 2012, the Company acquired Greenpower International Group Limited, a company incorporated in the British Virgin Islands (“Greenpower BVI”) in a stock-for-stock transaction (the “Acquisition”). Prior to the Acquisition, Greenpower Delaware had no ongoing business or operations and was established for the purpose of completing a business combination with a target company, such as Greenpower BVI and Guoning.

Pursuant to the Acquisition, the shareholders of Greenpower BVI agreed to transfer to the Company each share of common stock of Greenpower BVI in consideration for shares of the Company. Specifically, the Acquisition was effected in February 2012 by the Company through the exchange of 50,000 outstanding shares of Greenpower BVI for 10,000,000 shares of the Company.

As a result of the Acquisition, Greenpower BVI has become a wholly owned subsidiary of the Company. The Company has taken over the operations and business plan of Greenpower BVI, which has management and voting control over Guoning. The operations of the Company and its business are conducted through Guoning. The Company holds management and voting control in Guoning via Greenpower BVI through contractual arrangements between Guoning and Greenpower BVI. The Company does not, however, own the equity of Guoning, and instead exercises its control in Guoning through the variable investment entity structure involving Greenpower BVI.

At a later date in the future, Greenpower BVI may acquire the outstanding shares of Guoning directly complete another share agreement, at which point additional shares of the Company may be issued.

Agreement with Tiber Creek Corporation

In October 2011, the Company entered into an engagement agreement with Tiber Creek Corporation (“Tiber Creek”) whereby Tiber Creek would provide assistance to the Company in effecting certain transactions, including transferring control of a reporting company to the Company, combining the Company with another entity through a business combination, preparing certain securities filings, maintaining relationships with broker-dealers and market-makers and preparing various related agreements. Tiber Creek is entitled to receive non-refundable cash fees totaling $100,000 (payable in installments) from the Company. In addition, 500,000 common shares of the Company, which were previously issued to Tiber Creek and an affiliated entity, MB Americus LLC, a California business entity (“MB Americus”), will continue to be retained by Tiber Creek and MB Americus in connection with and related to the services provided by Tiber Creek to the Company.

Further, Tiber Creek agreed in the engagement that neither it nor MB Americus will collectively sell in any public market more than 50,000 shares per month beginning upon the effective date of this registration statement. The Company also agreed that it would not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of the shares of common stock held by Tiber and MB Americus; however, the Company is not restricted from diluting the stock ownership of Tiber Creek or MB Americus by issuing additional common stock to other persons at any time.

Intellectual Property

The Company intends to protect its intellectual property, trade secrets and proprietary methods and processes (to the extent applicable) in the United States and abroad. In China, the Company has rights to such 11 patent applications filed by Dongguan, all of which have been accepted by the applicable Chinese authority and are currently in the approval process.

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Organizational Chart

The following diagram illustrates the corporate structure of the Company.

Employees and Organization

Greenpower Delaware presently has two employees, both of whom are executive officers of Greenpower Delaware.

Guoning presently has approximately 51 employees across its organization, in sales and marketing, service, finance and strategic development. Guoning expects to hire an additional 10 employees within the next 60 days.

Each of the employees is full-time and receives a monthly salary and other benefits (as are required pursuant to applicable Chinese law). All employees are provided access to Company health plans, 401(k)-type endowment plans, unemployment insurance provisions and housing allowances, as is required in each instance by applicable Chinese law. In addition, certain employees receive group life insurance benefits through the Company.

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Key officers of Guoning also have full-time written employment agreements in effect that govern their employment relationship with Guoning.

Guoning also has 34 independent contractors who have been engaged to provide services at remote affiliate branch locations. Each of these affiliate branches has two contractors who operate from such affiliate branch location. The contractors are typically charged with sales and marketing activities and may earn commissions for their efforts. In addition, certain contractors may perform LED light installation or other field work for the Company.

The Company may hire additional personnel upon raising additional capital and as the Company expands.

The Company is internally organized along four principal departments, as described below.

Sales and Marketing: With respect to Sales, this department consists of direct customer sales representatives and showroom sales personnel. In regard to Marketing, this department consists of market development professionals tasked with developing new markets and customers and with advertising employees responsible for the overall advertising and promotions of the Company.

Service: This department consists of customer service representatives who work with existing customers and quality control professionals who monitor the quality of the Company’s products and services as well the overall quality of the operations of the Company.

Finance: The finance organization resembles a traditional finance department, including accounting, risk management and contract management. The department also audits customer energy usage and manages accounts payable and receivable.

Strategic Development: This department consists of human resources, information technology, research and development related to new products and services, and investor relations.

Property

The corporate headquarters of the Company are located in Carlsbad, California.

The operating headquarters of the Company through Guoning are located in Shenzhen, Guangdong Province, China. The Company leases there an office building with approximately 5,000 square feet of space. Currently, approximately 50 employees work from such location. The Company would like to obtain larger office space, but is currently in a three year lease with a cost of approximately 20,000 RMB per month.

Guoning also leases an office/warehouse consisting of approximately 3,000 square feet. This facility normally has three employees and is used to store promotional material and temporary storage of products for local delivery. The lease cost of this facility is approximately 1,500 RMB per month.

Guoning also has 13 affiliate branch offices that are typically leased office spaces that are about 100 square meters and each staffed with two independent contractors. These affiliate branch offices are located in the following provinces: Guangdong, Guizhou, Hainan, Hunan, Jiangsu, Neimenggu, Shandong, Shanxi, Shanghai, and Sichuan. Each of the affiliate branch offices is located in a small physical facility and is staffed with independent contractors. The affiliate branches are registered with local authorities and licensed to do business under the name of Mr. Zhang, who is the Chairman of the Board. Guoning maintains control of the business licenses allowing such affiliate branches to operate, but typically affiliate branches are staffed with contractors instead of employees of Guoning.

Subsidiaries

Greenpower BVI is a wholly owned subsidiary of the Company. The Company has no other subsidiaries, except that Guoning will be consolidated for purposes of the Company’s accounting. Greenpower BVI has management and voting control over Guoning, which comprises the core operations of the Company.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

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Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

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Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock held by selling shareholders. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Company, as described below.

In June 2011, the Company (as Boxwood Acquisition Corporation) filed a Form 10-12G registration statement pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to the Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001522211.

PLAN OF OPERATION

Operational Objectives

In 2011, Guoning adjusted its strategic direction, by focusing on outdoor pillar billboard lighting energy-saving service.

The Company organizes itself along affiliate branch locations, where each affiliate branch is to be responsible for a geographical location. The affiliate branch locations are operated by independent contractors that are paid a commission from sales and they are then required to pay for all operating expenses for the branch. During the initial stage of seeking for partners, the Company employs a cautious strategy to prevent risks rising from new partners. After an affiliate branch is set up, the Company would plan to hold certain training sessions and other activities which would seek to ensure uniformity of the corporate culture and the Company’s objectives.

The operational principles of the Company consist of the following:

1.	Establish comprehensive affiliate branch management system
2.	Establishment of corporate culture and value system focused on energy efficiency and trust
3.	Clear corporate goals and vision: to become the leader of energy-saving service
4.	Build corporate spirit focused on innovation, focus and refusal of indifference
5.	Maintenance of talent pool and training system, including cooperating with schools and universities.

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The specific operational objectives of the Company include the following:

1.	Embracing the national trend in China of saving energy and reducing energy consumption.
2.	Control overall energy costs and uses.
3.	Reduce energy emissions and other harmful effects.
4.	Reduce the pricing of LED chips and the manufacturing costs.
5.	Strengthen network marketing efforts, including through online sources and platforms
6.	Improve the category of related products, highlight products’ dominant position, and establish independent brand
7.	Establish product sales channels by relying on the affiliate branches.
8.	Seek strong cooperation with manufacturers and other partners.
9.	Seek opportunities to positive brand the Company’s products and tailor products to high-end of market opportunity.
10.	Expand product channels, develop intelligent lighting (e.g., induction lamps), expand commercial lighting, and provide support to commercial lighting and public lighting.
11.	Develop engineering construction zone committees, urban construction investment companies, civil municipal engineering procurement and street-light management

Operational Plan

The Company expects that its operating goals will be achieved in several phases.

The first phase involves completely setting up 20 affiliate branches in economically important cities across China. Currently, 17 such affiliate branches have been established.

The second phase will be focused on helping the affiliate branches to become fully developed and functional. In addition, the Company will design a ‘pillar advertisement operation system’ and organize ‘pillar advertisement media alliances’.

The third phase will involve starting another 6 affiliate branches under development in economically developed regions. In addition, the Company would initiate development efforts in scenery lighting, outdoor engineering lighting, fish-boat lighting, factory lighting and tunnel lighting markets.

The fourth phase will involve further developments in scenery lighting, outdoor engineering lighting, fish-boat lighting, factory lighting and tunnel lighting market in order to increase market share in these areas.

Potential Revenue

If the Company is able to achieve revenues, the primary source of revenues in the near term would be from sales by Guoning of products, namely LED lights, Lease Income from Direct Financing Lease of LED Lights, Franchise Fees, and Commission Revenue.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company was incorporated in the State of Delaware in April 2011 and was formerly known as Boxwood Acquisition Corporation. In February 2012, the Company acquired Greenpower International Group Limited, a company incorporated in the British Virgin Islands (“Greenpower BVI”), in a stock-for-stock transaction. As Boxwood Acquisition Corporation had no operations or specific business plan until the Acquisition, the information presented below is with respect to Guoning, in which Greenpower BVI, a wholly owned subsidiary of the Company, holds management and voting control. References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to Guoning.

Revenues

Since its inception, Guoning has focused its efforts on conducting market research and development, and has devoted little attention or resources to actual sales and marketing or generating near-term revenues and profits. The Company has limited revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy to market and distribute its products to end customers. To date, the Company has developed a market strategy that it believes will lead to near-term revenues for sale of lighting sets and lamps to targeted regions in China.

During 2011, Guoning entered into an EMC sales contract.

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Equipment Financing

The Company has no existing equipment financing arrangement at the present time, however, the Company is currently actively evaluating potential alternatives for equipment financing for LED lights.

Pricing

The Company plans to use comprehensive consideration of cost and channel profit pricing in a market-oriented manner. Compared to competitors, the Company plans to moderately increase the profit margins of dealers of all levels in order to improve their enthusiasm of selling products.

After five years of a contracting term, LED floodlights installed from the project would be delivered to customers free of charge. Due to maintenance needs from the clients, Guoning would enter into a maintenance service contract of not less than three years’ term and charge a certain maintenance fee.

The competing electricity price will be inevitably increased, while the cost of LED will be decreased over the next six years. The rising of the electricity price and the reduction of LED cost make the advantage and competitiveness of LED even more compelling.

The Company estimates that it takes 15 months after delivery to customer of the LED lights for the Company to regain the cost of the lights.

LED products sold by Guoning vary in their price characteristics based on the individual item. In general, smaller lights and fixtures range from 30 RMB to 60 RMB with medium-sized lights ranging from 60 RMB to 240 RMB. Larger LED lights and items can range slightly higher, typically in the amounts of 200 RMB to 500 RMB.

Potential Revenue

If the Company is able to achieve revenues, the primary source of revenues in the near term would be from sales by Guoning of products, namely LED lights, Lease Income from Direct Financing Lease of LED Lights, Franchise Fees, and Commission Revenue.

Contingent Liabilities

The Company has manufacturer warranties and insurance covering possible liabilities. There is a risk that the manufacturer or insurance company goes out of business or does not abide by their contracts.

Special Tax Considerations

During the period of any EMC contract, the Company may receive special tax benefits from any EMC contract, including, but not limited to, potentially paying reduced taxes or no taxes in certain years on account of the EMC contract.

Alternative Financial Planning

If the Company is not able to organically generate profits and/or successfully receive monies as needed through a private placement or public securities offering, the Company’s ability to survive as a going concern and implement any part of its business plan or strategy may be severely jeopardized.

By virtue of the qualification, approved by the National Development and Reform Commission, as a national grade energy-saving service company, terms of financial subsidies and incentives will be gained; thus, the link of industrial capital and national capital will be implemented.

As necessary, the Company plans to use diversified financing scheme, including equity financing, project financing, lease financing and asset securitization.

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Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company,”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The Company believes that the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its financial statements:

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, trade receivables and advances to suppliers. As of March 31, 2012 and December 31, 2011, part of the Company's cash was held by major financial institutions located in the People’s Republic of China, which management believes are of high credit quality. With respect to trade receivables and advances to suppliers, the Company extends credit based on evaluations of the customers' and suppliers' financial position and business history with the Company. The Company generally is required to make advances to suppliers.

Currency convertibility risk

Guoning transacts all of its business in Remnibi (“RMB”), which is not freely convertible into foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.Additionally, the value of the RMB is subject to change in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

Foreign currency exchange rate risk

Starting July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The appreciation of the U.S. dollar against RMB was approximately 0.31% and 0.50%during the three months ended March 31, 2012 and 2011, respectively. While the international reaction to the RMB appreciation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Concentration with one supplier

We currently rely on one supplier to supply 100% of the LED lights which we install for our EMC business. Our supply may be interrupted or impaired by manufacturing issues that supplier may experience. There is no guarantee that any suppliers will be able to meet our future demands. We may not have the ability to substitute material from an alternate source. If we experience product or equipment shortages as a result of supplier issues, such shortages could have an adverse impact on our ability to sell our services and products and negatively impact our revenue.

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Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less. As of March 31, 2012 and December 31, 2011, all of our cash was denominated in RMB and was held on hand by Guoning. RMB is not freely convertible into foreign currencies and the remittance of these funds out of the PRC is subject to exchange control restrictions imposed by the PRC government.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined on a weighted average basis. The Company estimates net realizable value based on intended use, current market value and inventory aging analyses. The Company writes down the inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about future demand and market conditions. Inventory inherited from the prior entity of Guoning was fully reserved in the prior year. As of March 31, 2012 and December 31, 2011, the total reserve for inventory was $103,730 and $105,207, respectively.

Equipment

Equipment is stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets' estimated useful lives with no salvage value. The useful lives are as follows: vehicles 5 years; office equipment 5 years; leasehold improvement 1 year. Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income/expense.

Impairment of long-lived assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate their net book value may not be recoverable. When these events occur, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue. Either of these could result in the future impairment of long-lived assets.

Revenue recognition

The Company recognizes revenue in accordance with FASB ASC No. 605 from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured. Returns and exchanges require approval from senior management and are on a case-by-case basis. The Company reviews and estimates the rates of return and exchange based on historical data and customer specific experience. Historically, returns and exchanges have been insignificant. The majority of our revenues are derived from four sources. The Company’s revenue recognition policies vary based upon these revenue sources:

Sales of products

Most of the Company’s products are shipped directly to the customer at FOB Shipping Destination. Revenue is recognized when product is delivered to the customer, when all delivery documents have been signed by the receiving customer, and ownership has passed to the customer. The Company considers the terms of each arrangement to determine the appropriate accounting treatment.

Investment in direct financing lease

The Company’s leasing operations consist primarily of leasing LED lights in connection with their EMC business. The LED lights are leased under five year direct finance leases We use the direct financing method of accounting to record income from direct financing leases. At the inception of our leases, we record the net investment in leases, which consists of the sum of the minimum lease payments, initial direct costs, and unguaranteed residual value (gross investment) less the unearned income. The difference between the gross investment and the cost of the leased equipment is recorded as unearned income at the inception of the lease.

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Revenue for direct financing leases is recognized as the unearned income is amortized over the life of the lease using the effective interest method. The amortization of unearned income is a component of lease revenue in our consolidated statements of operations. We review our direct financing lease arrangements for credit risk. Such review includes consideration of the credit rating and financial position of the lessee. Generally, when a lease is more than 90 days delinquent (when more than three monthly payments are owed), the lease is classified as being on non-accrual and the Company stops recognizing leasing income on that date. Payments received on leases in non-accrual status generally reduce the lease receivable. Leases on non-accrual status remain classified as such until there is sustained payment performance that, in our judgment, would indicate that all contractual amounts will be collected in full.

We defer initial direct costs incurred to originate leases in accordance with applicable accounting guidance. The initial direct costs deferred are part of the investment in leasing operations and are amortized to leasing income using the interest method. Initial direct costs include commissions and costs associated with credit evaluation, recording guarantees and other security arrangements, documentation and transaction closing. Residual values reflect the estimated amounts to be received at lease termination from lease extensions, sales or other dispositions of leased equipment. The leased equipment residual values are based on management’s best estimate.

Franchising

The Company sells individual franchises as well as territory agreements in the form of store development agreements (“SDA agreements”) that grant the right to develop show rooms in designated areas. Our franchise and SDA agreements typically require the franchisee to pay an initial nonrefundable fee and continuing fees, or royalty income, based upon a percentage of sales. The franchisee will typically pay us a renewal fee if we approve a renewal of the franchise agreement. Such fees are paid by franchisees to obtain the rights associated with these franchises or SDA agreements. Initial franchise fee revenue is recognized upon substantial completion of the services required of the Company as stated in the franchise agreement, which is generally upon opening of the respective store. Fees collected in advance are deferred until earned, with deferred amounts expected to be recognized as revenue within one year classified as current deferred income in the consolidated balance sheets. Royalty income is based on a percentage of franchisee gross sales and is recognized when earned, which occurs at the franchisees’ point of sale. Renewal fees are recognized when a renewal agreement with a franchisee becomes effective. Occasionally, the Company offers incentive programs to franchisees in conjunction with a franchise, SDA, or renewal agreement and, when appropriate, records the costs of such programs as reductions of revenue.

Commission revenue

From time to time the Company facilitates the sale of products to markets both inside and outside of China. As such, the Company recognizes contractually agreed revenue based upon the delivery of products to an end user customer. Revenue from these types of agreements is recognized when the transaction is substantially finished and upon receipt of the commission payment.

Income taxes

The Company has implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. The Company adopted the provisions of ASC 740 and has analyzed filing positions in each of the Peoples Republic of China (“PRC”) jurisdictions where the Company is required to file income tax returns, as well as all open tax years in these jurisdictions.  The Company identified the PRC as our "major" tax jurisdiction.  Generally, the Company remains subject to PRC examination of our income tax returns.

The Company believes that its income tax filing positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, the Company did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

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Comprehensive loss

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items that are required to be recognized under current accounting standards as components of comprehensive loss be reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Company’s comprehensive loss includes net loss and foreign currency translation adjustments and is presented in the statements of operations and comprehensive loss.

Foreign currency translation

The reporting currency is the U.S. dollar. The functional currency of Guoning is the local currency, the Chinese Yuan (RMB). For consolidation purposes, the financial statements of Guoning are translated into United States dollars in accordance with ASC 830, Foreign Currency Matters, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The exchange rates in effect as of March 31, 2012 and December 31, 2011 were RMB 1.00 for USD $0.1588 and USD $0.1527, respectively. The average exchange rates for the three month period ended March 31, 2012 and 2011 were RMB 1.00 for USD $0.1585 and USD $0.1520, respectively. At March 31, 2012 and 2011, the cumulative translation adjustment of $(1,808) and $8,558 respectively, was classified as an item of accumulated other comprehensive income in the stockholders’ equity section of the balance sheets. There was no significant fluctuation in the exchange rate for the conversion of RMB to United States dollars after the balance sheet date.

Litigation

From time to time, the Company may become involved in disputes, litigation and other legal actions.  The Company estimates the range of liability related to any pending litigation where the amount and range of loss can be estimated.  The Company records its best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, the Company records a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

Capital Resources

In January 2011, proceeds from a director in Guoning of $309,242 were received to offset the accumulated deficit since inception. During March and August 2011, Guoning issued total 14,160,000 conventional warrants to exchange 14,160,000 shares of common stock for $14,160,000 RMB (USD$2,190,548) from multiple third parties. Holders of the warrants are entitled to dividend distribution similar as regular common shareholders of Guoning.

In 2012, the Chairman of Guoning contributed $139,014 to the Company to offset the accumulated deficit.

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and raising capital. The Company has generated minimal revenues from its operations, and there is no assurance of future revenues, although Guoning has started receiving material revenues from LED product sales and EMC sales in the fourth quarter of 2011 and is expected to continue to do so in 2012.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company.

Discussion of Quarter Ended March 31, 2012

The Company generated revenues of $136,867 during the three months ended March 31, 2012, compared to revenues of $45,501 in the three months ended March 31, 2011.

During the three month period ending on March 31, 2012, the Company incurred a net loss from continuing operations of $497,544, a net loss of $497,544 and a net comprehensive loss of $499,352. In comparison, for the three month period ending on March 31, 2011, the Company incurred a net loss from continuing operations of $27,741, a net loss of $33,825, and a net comprehensive loss $25,267.

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Total operating expenses for the three months ending March 31, 2012 and March 31, 2011 were $624,341 and $47,386, respectively.

Liquidity. Unless Guoning is able to generate revenues, the Company has no continuous methods of generating cash.

Capital Resources. The Company incurred capital expenditures of $177,726 and $36,022 during the three month periods ended March 31, 2012 and March 31, 2011, respectively.

Results of Operations. The Company completed minimal sales and received minimal revenues in each of the three month periods ended March 31, 2012 and March 31, 2011. The Company may not be able to generate revenue that is sufficient to cover its operating expenses until the close of a primary public offering raising proceeds for the Company and/or the successful development of a profitable business.

As of March 31, 2012, the Company had an accumulated deficit from inception of $898,137, as compared to an accumulated deficit of $400,593 as of December 31, 2011.

As of March 31, 2012, the Company had a working capital deficit of $202,707, as compared to a working capital surplus of $354,257 at December 31, 2011. As of March 31, 2012, the Company had $70,443 of cash and cash equivalents available, compared to $76,850 of cash and cash equivalents available at December 31, 2011.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company.

Discussion of Period Ended December 31, 2011

Greenpower BVI generated revenues of $34,483 from the period from September 16, 2011 (inception) through the year ended December 31, 2011. During this period, Greenpower BVI incurred a net loss of $400,593 and a net comprehensive loss of $368,905.

Selling, general and administrative expenses for the period ended December 31, 2011 were $420,388.

Liquidity. Greenpower BVI generated little net cash during the period ended December 31, 2011. The net change in cash during the period ended December 31, 2011 was ($1,652,965).

Capital Resources. Greenpower BVI incurred capital expenditures of $208,084 during the period ended December 31, 2011.

Results of Operations. Greenpower BVI completed minimal sales and received minimal revenues in the period ended December 31, 2011.

As of December 31, 2011, Greenpower BVI had an accumulated deficit from inception of $400,593.

As of December 31, 2011, Greenpower BVI had a working capital surplus of $354,257. As of December 31, 2011, Greenpower BVI had $76,850 of cash and cash equivalents available.

Discussion of Period Ended September 30, 2011

Guoning generated revenues of $47,685 during the nine months ended September 30, 2011. During the nine month period ending on September 30, 2011, Guoning incurred a net loss from continuing operations of $206,438, a net loss of $208,355 and a net comprehensive loss of $162,317.

Selling, general and administrative expenses for the nine month period ended September 30, 2011 were $253,712.

Liquidity. Guoning received proceeds from a director of $309,242 in the nine month period ended September 30, 2011. Unless Guoning is able to generate revenues, the Company has no continuous methods of generating cash.

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Capital Resources. Guoning incurred capital expenditures of $122,348 during the nine month period ended September 30, 2011.

Results of Operations. Guoning completed minimal sales and received minimal revenues in the nine month period ended September 30, 2011. The Company may not be able to generate revenue that is sufficient to cover its operating expenses until the close of a primary public offering raising proceeds for the Company and/or the successful development of its business plan.

As of September 30, 2011, Guoning had an accumulated deficit from inception of $603,987.

As of September 30, 2011, Guoning had a working capital surplus of $2,566,119. As of September 30, 2011, Guoning had $1,787,243 of cash and cash equivalents available.

Discussion of Period Ended December 31, 2010

Guoning generated revenues of $43,417 during the year ended December 31, 2010. During the year ending on December 31, 2010, Guoning incurred a net loss from continuing operations of $1,301, a net loss of $65,921 and a net comprehensive loss of $54,078.

Selling, general and administrative expenses for the year ended December 31, 2010 were $8,909.

Liquidity. Guoning generated cash of $359,897 from activities related to discontinued operations during the year ended December 31, 2010. The net change in cash during the year ended December 31, 2010 was $297,205. Unless Guoning is able to generate revenues, the Company has no continuous methods of generating cash.

Capital Resources. Guoning did not incur any capital expenditures during the year ended December 31, 2010.

Results of Operations. Guoning completed minimal sales and received minimal revenues in the year ended December 31, 2010. The Company may not be able to generate revenue that is sufficient to cover its operating expenses until the close of a primary public offering raising proceeds for the Company and/or the successful development of its business plan.

As of December 31, 2010, Guoning had an accumulated deficit from inception of $395,632.

As of December 31, 2010, Guoning had a working capital surplus of $341,175. As of December 31, 2010, the Company had $297,205 of cash and cash equivalents available.

Discussion of Period Ended December 31, 2009

Guoning generated revenues of $38,881 during the year ended December 31, 2009. During the year ending on December 31, 2009, Guoning incurred a net loss from continuing operations of $418, a net loss of $8,244 and a net comprehensive loss of $8,517.

Selling, general and administrative expenses for the year ended December 31, 2011 were $8,333.

Liquidity. Guoning generated little net cash during the year ended December 31, 2009. The net change in cash during the year ended December 31, 2009 was $3,053.

Capital Resources. Guoning did not incur any capital expenditures during the year ended December 31, 2009.

Results of Operations. Guoning completed minimal sales and received minimal revenues in the year ended December 31, 2009.

As of December 31, 2009, Guoning had an accumulated deficit from inception of $329,711.

As of December 31, 2009, Guoning had a working capital surplus of $34,914. As of December 31, 2009, Guoning had $3,053 of cash and cash equivalents available.

MANAGEMENT

On October 28, 2011, James Cassidy resigned as the Company’s president, secretary and director. On October 28, 2011, James McKillop resigned as the Company’s vice president and director.

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On October 28, 2011, the following persons were elected to the board of directors of the Company: Jiong Zhang (Chairman); Xiaoping Liu; and Yong Luo. On October 28, 2011, the following persons were also appointed to the offices appearing next to their name: Xiaoping Liu, Chief Executive Officer; and Yong Luo, Chief Financial Officer. Subsequently, in 2012, Hui Li replaced Yong Luo as the Chief Financial Officer of the Company.

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers. Also, listed below are certain key members of the Guoning management team:

Name	Age	Position	Year Commenced
Jiong Zhang	43	Chairman of the Board	2011
Yong Luo	48	Director	2011
Xiaoping Liu	48	Chief Executive Officer and Director	2011
Hui Li	44	Chief Financial Officer	2012

Mu Qing Wang	49	Chief Supervisor of Guoning
Ling Yu Zhou	34	Supervisor, Guoning Research
Wen Chen	29	Assistant to General Manager of Guoning
Jiang Li Wu	33	Financial Manager of Guoning
Wen Feng Zhao	35	General Manager of Business Development Department

Jiong Zhang

Jiong Zhang serves as the Chairman of the Board of Directors of the Company. He is also currently the Chairman of the Board of Guoning. Mr. Zhang was the founder of Muren, a predecessor to Guoning (Mr. Zhang currently has no involvement or association with Muren). Mr. Zhang has been involved in the development and production of LED smart energy saving lighting and is very familiar with the industry and its market. Mr. Zhang graduated from Hunan (China) Institute of Finance and Economics.

Yong Luo

Yong Luo serves as a member of the Board of Directors of the Company, and was formerly Chief Financial Officer for the Company. Mr. Luo has more than 15 years of experience in marketing, management and business operations. He was instrumental in the development and use of a caller ID telephone for Shenzhen Kang Meisi Communication Co., Ltd. which the company attributes to significantly impacting a large increase in its production value. He is also currently the Chairman of the Board of Global Lock Safety (International) Group Co., Ltd. Under his direction and control, Global Lock Safety (International) Group Co., Ltd. was successfully listed on the London Stock Exchange in 2011. He is also currently a member of the Board of Directors of Guoning. Mr. Luo graduated from Hunan (China) Hengyang Normal University.

Xiaoping Liu

Xiaoping Liu serves as the Chief Executive Officer and a Director of the Company. Mr. Liu is also the Managing Director of Guoning. After retiring from serving as a general manager of a government owned company, Mr. Liu founded a culture communication company. As a corporate planner, Mr. Liu has consulted with many companies and successfully planned and marketed several famous brand names such as "Haier Products Marketing plans""Chain of Cooperative Planning and Program of Qingdao Beef Company" and "China Rural Credit Cooperative Association". Mr. Liu is currently the Chief Executive Officer of Guoning. Mr. Liu graduated from Hunan (China) Communication Polytechnic.

Hui Li

Hui Li serves as the Chief Financial Officer of the Company. Prior to that, she was the Manager of Finance at Shenzhen Huali Pharmaceutical Co., Ltd. during 2006 to 2011. Previously, from 1996 to 2006, she was with Shenzhen Tongren, a public accounting firm, as the audit project manager, who is charged with audit planning, on-site audit process control and audit report issuance. Formerly, Ms. Li was with Hainan Sanya Hexi Urban Credit Cooperatives as a Manager of the Financial Department during 1993 to 1996. Prior to that, from 1989 to 1993, she worked as an accountant at Hunan Xiangtan Bureau of Grain. Ms. Li graduated from Hunan Institute of Finance and Economics in 1989, has a Bachelor degree of Economics, and obtained CPA in China in 1994. Ms. Li has some experience with U.S. GAAP, and the Company has retained a consultant to assist her with U.S. GAAP issues.

53

Mu Qing Wang

Mu Qing Wang serves as Chief Supervisor of Guoning, in charge of strategic planning and management of the Company. He is also currently the Director of Chinese Region of Asian industry fund center (Hong Kong) and chief research analyst and editor of Industry Intelligence. He has thirty years of work experience among various fields in software development, high-tech product trading, management consultancy (strategic management, membership service), capital operation and industry education. He was graduated from Beijing University, majoring in technology information.

Ling Yu Zhou

Ling Yu Zhou serves as Supervisor of the Guoning Research team. His key responsibility is to maintain the leadership in technology and ensure the establishment of product quality management system. He previously worked in core technology development for LED Lamp for General Electrics. He performed substantial experiences in LED technology and research, mastered advanced LED product information, and managed to tackle several technology research topics. He obtained his doctorate degree in electronics commerce research from Business School of Chinese University of Hong Kong, and master degree in engineering from Taiwan University.

Wen Chen

Wen Chen serves as Assistant to General Manager of Guoning, where she is in charge of public relations management and daily operations. She has seven years of experience in human resource and administration, gaining her expertise in corporate internal operations. She was graduated from Guangdong Polytechnic Normal University, majoring in industry design, senior energy management certificate holder, senior energy audit certificate holder and intermediate human resource management certificate holder.

Jiang Li Wu

Jiang Li Wu serves as Financial Manager of Guoning, and is in charge of corporate financial management. She has comprehensive knowledge in financial management and is experienced in accounting practices, financial and taxation regulations, financial analysis and financial planning, and budget planning and cost control model building.

Wen Feng Zhao

Wen Feng Zhao serves as the General Manager of Business Development Department of Guoning. He has fifteen years of experience in corporate management and project management, and worked in operations management for several public companies. He was graduated from Sustaining Educational School of Beijing Normal University, majoring in marketing and management decision.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's Board of Directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the Board has determined that there are no independent directors at the present time.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees of the Board.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

						NonEquity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total

Jiong Zhang	2012	$14,265	0	0	0	0	0	0	$14,265
Chairman of the Board

Xiaoping Liu	2012	$14,265	0	0	0	0	0	0	$14,265
Chief Executive Officer

Hui Li	2012	$4,041	0	0	0	0	0	0	$4,041
Chief Financial Officer

Yong Luo	2012	$4,755	0	0	0	0	0	0	$4,755
Director

54

Description of Compensation Table

The data presented above is as of March 31, 2012, and is presented with respect to officers of the Company based on their roles at Guoning. The Board may allocate salaries and benefits to the officers for 2012 and thereafter in its sole discretion, subject to applicable employment agreements with the respective officers. No such person is subject to a compensation plan or arrangement that results from resignation, retirement, or any other termination of employment with Greenpower Delaware or from a change in control of Greenpower Delaware or a change in responsibilities following a change in control. The members of the Board may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. (See also “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

Greenpower Delaware does not have any outstanding employment agreements with its officers or employees.

Guoning has entered into employment agreements with certain of its employees and officers, including three to six year employment contracts that include monthly compensation and deferred compensation.

Anticipated Officer and Director Remuneration

Greenpower Delaware intends to pay annual salaries to all of its employees and an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities (i.e. a public offering raising capital for the Company). At such time, the Greenpower Delaware anticipates offering cash and non-cash compensation to other employees and directors. In addition, the Company may also offer additional benefits to employees in its sole and absolute discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of Greenpower Delaware’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

				Percent of Class
			Percent of	After
		Number of Shares of	Class Before	Offering
Name	Position	Common Stock	Offering (1)	(2)

Jiong Zhang	Chairman of the Board	5,973,600	28%	14%
Yong Luo	Director	4,840,000	23%	12%
Xiaoping Liu	Chief Executive Officer; Director	4,840,000	23%	12%
Hui Li	Chief Financial Officer	0	0%	0%

Lili Bell	5% shareholder	1,300,000	6%	3%
5955 N. Walnut Grove Ave.
San Gabriel, CA 91775

Moxiang Li	5% shareholder	1,000,000	5%	2%
6Third Alley, Daliang Village
Buji St., Longgang District
Shenzhen, Guangdong Province
China

Difan Zhong	5% shareholder	1,000,000	5%	2%
2, 15 1-4 Shimatou Yuhu District
Xiangtan, Hunan Province
China

Total owned by officers and directors	15,653,600	75%	37%

* Less than 1%

(1) Based upon 21,000,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 11,000,000 shares offered, and 21,000,000 shares outstanding following the offering.

55

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A partner in the law firm which acts as counsel to the Company is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 11,000,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $4.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

56

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
	Number	Percentage	Number	Number	Percentage

Jiong Zhang	5,973,600	28%	2,986,800	2,986,800	14%
Chairman of the Board

Yong Luo	4,840,000	23%	2,420,000	2,420,000	12%
Director

Xiaoping Liu	4,840,000	23%	2,420,000	2,420,000	12%
Chief Executive Officer; Director

Lili Bell	1,300,000	6%	900,000	400,000	3%

Wen Chen	10,400	*	5,200	5,200	*

Jianmin Cai	2,800	*	1,400	1,400	*

Yingfang Cao	9,600	*	4,800	4,800	*

James M. Cassidy (3)	250,000	1%	250,000	0	0

Zixin Gu	6,000	*	3,000	3,000	*

Hong Guan	8,000	*	4,000	4,000	*

Dong He	40,000	*	20,000	20,000	*

Renhua He	2,400	*	1,200	1,200	*

Yong He	13,600	*	6,800	6,800	*

Yinda Huang	4,000	*	2,000	2,000	*

Huiyan Jin	20,000	*	10,000	10,000	*

Aimin Lai	27,200	*	13,600	13,600	*

Ying Lei	5,600	*	2,800	2,800	*

Cuilian Li	7,200	*	3,600	3,600	*

Moxiang Li	1,000,000	5%	500,000	500,000	2%

Zhonglian Li	10,000	*	5,000	5,000	*

Hongyi Liang	12,000	*	6,000	6,000	*

Fang Lin	23,600	*	11,800	11,800	*

Qing Lin	400,000	2%	200,000	200,000	1%

Xiaowei Lin	20,000	*	10,000	10,000	*

Junguo Liu	400,000	2%	200,000	200,000	*

Qinghai Liu	24,000	*	12,000	12,000	*

James K. McKillop (4)	250,000	1%	250,000	0	0

Zuxiong Qiu	6,400	*	3,200	3,200	*

Hongmeng Tang	41,200	*	20,600	20,600	*

Xuebing Tang	21,600	*	10,800	10,800	*

Xinyu Tian	6,000	*	3,000	3,000	*

Cangsha Wang	40,000	*	20,000	20,000	*

Hong Wang	24,000	*	12,000	12,000	*

Lilin Wang	32,000	*	16,000	16,000	*

Ping Wang	18,000	*	9,000	9,000	*

Xianqiang Wang	4,000	*	2,000	2,000	*

Xiaomei Wu	4,000	*	2,000	2,000	*

Zhiwen Xiao	3,600	*	1,800	1,800	*

Fang Xu	4,800	*	2,400	2,400	*

Wenli Yang	4,800	*	2,400	2,400	*

Geping Yao	14,000	*	7,000	7,000	*

Yuzhen Ye	4,000	*	2,000	2,000	*

Wei Zhang	10,000	*	5,000	5,000	*

Yu Zhang	2,800	*	1,400	1,400	*

Wenfeng Zhao	2,800	*	1,400	1,400	*

Difan Zhong	1,000,000	5%	500,000	500,000	2%

Gusheng Zhou	2,400	*	1,200	1,200	*

Jiesheng Zhou	1,600	*	800	800	*

Lingyu Zhou	236,000	1%	118,000	118,000	1%

Zhou Zhou	4,000	*	2,000	2,000	*

Shaojie Zou	8,000	*	4,000	4,000	*

Wenchu Zou	4,000	*	2,000	2,000	*

* Less than 1%

57

(1) Based upon 21,000,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 11,000,000 Shares offered, and 21,000,000 shares outstanding following the offering.

(3) Includes 250,000 shares held by Tiber Creek, which provided certain services to the Company as discussed herein. Further, Tiber Creek was an owner of Boxwood prior to its business combination with Greenpower BVI. Mr. Cassidy is the president, a director and the sole shareholder of Tiber Creek Corporation, and may be deemed the beneficial owner of the shares held by Tiber Creek.

(4) Includes 250,000 shares held by MB Americus, which was an owner of Boxwood prior to its business combination with Greenpower BVI. Mr. McKillop is the sole principal of MB Americus, and may be deemed the beneficial owner or the shares held by MB Americus.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 21,000,000 shares of common stock outstanding of which 18,953,600 shares are owned (in the aggregate) by officers, directors and 5% shareholders of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek.

58

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited Shenzhen Muren Technology Industry Co., Ltd.’s balance sheets as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity and cash flows for the periods then ended. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of January 15, 2012, given their authority as experts in accounting and auditing.

Anton & Chia, LLP, an independent registered public accounting firm, has audited Greenpower International Group Limited’s, a company incorporated in the British Virgin Islands, consolidated balance sheet as of December 31, 2011, and the related consolidated statement of operations and comprehensive loss, stockholders’ equity and cash flows for the period from September 16, 2011 (inception) to December 31, 2011. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of April ___, 2012, given their authority as experts in accounting and auditing.

Anton & Chia, LLP, an independent registered public accounting firm, has audited Boxwood Acquisition Corporation’s (a development stage company) balance sheet as of May 10, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period from April 20, 2011 (inception) to May 10, 2011. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of May 31, 2011, given their authority as experts in accounting and auditing.

Anton & Chia, LLP, an independent registered public accounting firm, has audited Greenpower International Group Ltd. (a development stage company) balance sheet as of December 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period from April 20, 2011 (inception) to December 31, 2011. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of December 31, 2011, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful payments of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction for which the director derived an improper personal benefit.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

59

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Boxwood Acquisition Corporation

We have audited the accompanying balance sheet of Boxwood Acquisition Corporation (the "Company") as of May 10, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period from April 20, 2011 (Inception) through May 10, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 10, 2011 and the results of its operations and its cash flows for the period from April 20, 2011 (Inception) through May 10, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has revenues and income since inception. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP

Newport Beach, California

May 31, 2011

1

Boxwood Acquisition Corporation

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

As of May 10, 2011

May 10, 2011

ASSETS

Current Assets
Cash	$2,000
TOTAL ASSETS	$2,000

STOCKHOLDERS' EQUITY

Common Stock, $0.0001 Par Value, 100,000,000 Shares authorized; 20,000,000 Shares Issued and Outstanding	$2,000
Additional Paid-in Capital	750
Accumulated deficit	(750)
Total Stockholders' Equity	2,000

TOTAL STOCKHOLDERS' EQUITY	$2,000

See the accompanying notes to the financial statements.

2

Boxwood Acquisition Corporation

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

For the Period

from April 20, 2011 (Inception) to May 10, 2011

For the period from April 20, 2011 (inception) to May 10,
2011

Operating Expenses	$750

Net loss	$(750)

Loss per share - basic and diluted	$(0.00)

Weighted average shares - basic and diluted	20,000,000

See accompanying notes to the financial statements.

3

Boxwood Acquisition Corporation

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Period from April 20, 2011 (Inception) to May 10, 2011

			Additional		Total
	Common Stock		paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	deficit	Equity
Balance, April 20, 2011	-	$-		$-	$-
Shares issued for cash	20,000,000	2,000		-	2,000
Additional paid-in capital			750		750
Accumulated deficit	-	-		(750)	(750)
Balance, May 10, 2011	20,000,000	$2,000	$750	$(750)	$2,000

See the accompanying notes to the financial statements.

4

Boxwood Acquisition Corporation

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the Period

from April 20, 2011 (Inception) to May 10, 2011

For the period from April 20, 2011 (inception) to May 10,
2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(750)

Net Cash Provided by Operating Activities	(750)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	$2,000
Proceeds from stockholders' additional paid-in capital	750
Net Cash Flows from Financing Activities	2,750

Net Increase in Cash	2,000

Cash at Beginning of Period	-

Cash at End of Period	$2,000

See the accompanying notes to the financial statements.

5

Boxwood Acquisition Corporation

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

Boxwood Acquisition Corporation ("Boxwood” or “the Company”) was incorporated on April 20, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Boxwood has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. Boxwood will attempt to locate and negotiate with a business entity for the combination of that target company with Boxwood. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that Boxwood will be successful in locating or negotiating with any target company. Boxwood has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

6

Boxwood Acquisition Corporation

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

LOSS PER COMMON SHARE

Basic loss per common shares excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of May 10, 2011 there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•	Level 1: defined as observable inputs such as quoted prices in active markets;
•	Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
•	Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Note 2 - GOING CONCERN

The Company has sustained net loss of $750 since inception of the Company on April 20, 2011. Additionally, the Company has accumulated deficit of $750 on May 10, 2011. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by the Company until a business combination is effected, without repayment. There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

7

Boxwood Acquisition Corporation

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective now. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

The new disclosures and clarifications of existing disclosures are effective now. The adoption of the ASU’s did not have a material impact on the financial statements.

NOTE 4 - RELATED PARTY TRANSACTIONS

On April 25, 2011, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

NOTE 5 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through May 31, 2011, the date the financial statements were issued.

8

FINANCIAL STATEMENTS

Balance Sheet as of September 30, 2011	F-1

Statement of Operations for the Period from April 20, 2011 (Inception) to September 30, 2011	F-2

Statement of Cash Flows for the Period from April 20, 2011 (Inception) to September 30, 2011	F-3

Notes to Financial Statements	F4-F7

BOXWOOD ACQUISITION CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

September 30, 2011
(Unaudited)
ASSETS

Current Assets
Cash	$2,000
Total assets	$2,000

STOCKHOLDERS' EQUITY

Stockholders' Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding	$-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding	2,000
Additional paid-in capital	750
Deficit accumulated during the development stage	(750)
Total stockholders' equity	$2,000

See accompanying notes to financial statements

F-1

BOXWOOD ACQUISITION CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

	Three months ended September 30, 2011	For the period from April 20, 2011 (inception) to September 30, 2011
	(Unaudited)	(Unaudited)

Operating expenses	$-	$750

Net loss	$-	$(750)

Loss per share - basic and diluted	$-	$(0.00)

Weighted average shares - basic and diluted	20,000,000	20,000,000

See accompanying notes to financial statements

F-2

BOXWOOD ACQUISITION CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period from April 20, 2011 (inception) to September 30, 2011
(Unaudited)
OPERATING ACTIVITIES
Net loss	$(750)

Cash used in operating activities	(750)

FINANCING ACTIVITIES
Proceeds from the issuance of common stock	2,000
Proceeds from stockholders' additional paid-in capital	750
Cash provided by financing activities	2,750

Net increase in cash	2,000

Cash, beginning of period	-

Cash, end of period	$2,000

See accompanying notes to financial statements

F-3

Boxwood Acquisition Corporation

(A Development Stage Company)

Notes to Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

Boxwood Acquisition Corporation ("Boxwood” or “the Company”) was incorporated on April 20, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Boxwood has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing a registration statement. Boxwood will attempt to locate and negotiate with a business entity for the combination of that target company with Boxwood. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that Boxwood will be successful in locating or negotiating with any target company. Boxwood has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934. The Company selected December 31 as its fiscal year end.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

These unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto in the Company’s Form 10 filed on June 2, 2011 with the SEC. In preparing these condensed financial statements, management is required to make estimates and assumptions that affect the reported amount of asset as of the date of the condensed financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F-4

Boxwood Acquisition Corporation

(A Development Stage Company)

Notes to Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of September 30, 2011 there were no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•	Level 1: defined as observable inputs such as quoted prices in active markets;

•	Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

•	Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions

The carrying amount of the financial asset approximates its fair value because of the short maturity of the instrument.

NOTE 2 - GOING CONCERN

The Company has a sustained net loss of $750 since inception of the Company on April 20, 2011. Additionally, the Company has an accumulated deficit of $750 on September 30, 2011. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

F-5

Boxwood Acquisition Corporation

(A Development Stage Company)

Notes to Financial Statements

NOTE 2 - GOING CONCERN (CONTINUED)

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiating with a business entity for the combination of that target company with the Company.

Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by the Company until a business combination is effected, without repayment. There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2010, the FASB issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations. This proposed ASU reflects the consensus-for-exposure in EITF Issue No. 10-G, “Disclosure of Supplementary Pro Forma Information for Business Combinations.” The Amendments in this proposed ASU specify that if a public entity presents comparative financial statements, the entity would disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This ASU would also expand the supplemental pro forma disclosures under Codification Topic 805, Business Combinations, to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination. This proposed ASU would be effective prospectively for business combinations that are consummated on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption would be permitted. The adoption of this ASU did not have a material impact to our financial statements. The new disclosures and clarifications of existing disclosures are effective now, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this guidance did not have a material impact on the Company’s financial statements and related disclosures.

F-6

Boxwood Acquisition Corporation

(A Development Stage Company)

Notes to Financial Statements

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In May 2011, the Financial Accounting Standards Board ("FASB") issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

NOTE 4 - RELATED PARTY TRANSACTIONS

On April 20, 2011, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash. The Company has not issued any additional common shares as of September 30, 2011.

NOTE 5 – SUBSEQUENT EVENTS

On October 28, 2011, the shareholders of the Company and the Board of Directors unanimously approved the change of the Company’s name to Greenpower International Group Limited, increased the authorized number of shares of common stock to 500,000,000, and filed such changes with the State of Delaware.

On October 28, 2011, the Company redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $0.0001 per share for an aggregate redemption price of $1,950.

On October 28, 2011, new officers and directors were appointed and elected and the prior officers and directors resigned.

On October 31, 2011, the Company issued 10,500,000 shares of its common stock to new unrelated third party investors in order to evoke a change in ownership.

F-7

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

FINANCIAL STATEMENTS

December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders’ of

Shenzhen Muren Technology Industry Co., Ltd.:

We have audited the accompanying balance sheets of Shenzhen Muren Technology Industry Co., Ltd. (“Muren” and/or the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects, the financial position of Shenzhen Muren Technology Industry Co., Ltd. as of December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred an accumulated deficit of $395,632 from inception to December 31, 2010. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton&Chia

Newport Beach, California

January 15, 2012

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

BALANCE SHEETS

	December 31,	December 31,
	2010	2009
ASSETS

Cash	$297,205	$3,053
Accounts receivable	-	17,170
Prepaid expense	29,178	-
Advances to related parties	-	15,714
Deposits	15,431	912
Total Current Assets	341,814	36,849

Equipment, net	-	1,307
Assets to be disposed of	492,364	482,478

Total Assets	$834,178	$520,634

LIABILITIES AND STOCKHOLDERS' EQUITY

Accrued liabilities	$-	$1,770
Taxes payable	639	165
Total Current Liabilities	639	1,935

Liabilities to be disposed of	490,478	121,560

Total Liabilities	491,117	123,495

Stockholders' Equity

Registered capital	604,084	604,084
Accumulated other comprehensive income	134,609	122,766
Accumulated deficit	(395,632)	(329,711)
Total Stockholders' Equity	343,061	397,139

Total Liabilities and Stockholders' Equity	$834,178	$520,634

The accompanying notes are an integral part of these financial statements

2

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the year ended
	December 31
	2010	2009

Sales, net	$43,417	$38,881
Cost of sales	35,846	31,075
Gross profit	7,571	7,806

Operating expenses:
General and administrative expenses	8,909	8,333
Total operating expenses	8,909	8,333

Operating loss	(1,338)	(527)

Other income	112	326
Loss before taxes	(1,226)	(201)

Income taxes	75	217

Net loss from continuing operation	(1,301)	(418)

Discontinued operation:
Loss from discontinued operation	(64,102)	(6,641)
Income tax	518	1,185
Net loss from discontinued operation	(64,620)	(7,826)

Net loss	(65,921)	(8,244)

Other comprehensive income (loss):
Foreign currency translation adjustment	11,843	(273)

Net comprehensive loss	$(54,078)	$(8,517)

The accompanying notes are an integral part of these financial statements

3

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

		Accumulated
		Other
	Registered	Comprehensive	Accumulated
	Capital	Income	Deficit	Total

Balance at December 31, 2008	$604,084	$123,039	$(321,467)	$405,656
Foreign currency translation	-	(273)	-	(273)
Net loss	-	-	(8,244)	(8,244)
Balance at December 31, 2009	604,084	122,766	(329,711)	397,139
Foreign currency translation	-	11,843	-	11,843
Net loss	-	-	(65,921)	(65,921)
Balance at December 31, 2010	$604,084	$134,609	$(395,632)	$343,061

The accompanying notes are an integral part of these financial statements

4

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

STATEMENTS OF CASH FLOWS

	For the year ended
	December 31
	2010	2009

Operating Activities
Net loss	$(65,921)	$(8,244)

Adjustments to reconcile net income to cash flows from operating activities:

Depreciation	442	763
Operating activities of discontinued operations	359,897	42,668
Changes in operating assets and liabilities:
Accounts receivable	17,170	(17,170)
Prepaid expense	(29,178)	-
Deposits	(14,519)	(912)
Accrued expenses	(1,770)	1,770
Taxes payable	474	165
Net cash provided by operating activities	266,595	19,040

Financing Activities
Advances to related parties	15,714	(15,714)
Net cash provided by (used in) financing activities	15,714	(15,714)

Effect of change in exchange rate on cash	11,843	(273)
Net change in cash during the period	294,152	3,053

Cash, beginning of period	3,053	-
Cash, end of period	$297,205	$3,053

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for taxes	$71	$91

The accompanying notes are an integral part of these financial statements

5

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – BUSINESS Organization and description

Shenzhen Muren Technology Industry Co., Ltd. (“Muren,” “we,” “us” and/or the “Company”) was incorporated in the Guangdong Province, Shenzhen City of the People’s Republic of China (the “PRC”) on March 4, 2004 as a limited liability company with authorized share capital of RMB 5,000,000, with no common shares issued or outstanding. Prior to January 4, 2011, the Company was in the business of purchasing, assembling, and furnishing customized, made to customer order laboratory equipment, furniture and lighting instruments.

On January 4, 2011, in connection with the execution of an Equity Transfer Agreement (the “Agreement”), Mr. Ren Hua He (“He”), the vice president and one of the two shareholders, transferred his ownership to the other shareholder, Mr. Jiong Chang (“Chang”), who became the Chairman of a newly registered entity, Shenzhen Guoning New Energy Investment Co., Ltd. (“Guoning”). Pursuant to the Agreement, the Company’s prior business in laboratory equipment and furniture was divested to He, leaving a focus on the LED lighting business going forward. See Note 5 – Discontinued Operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in the Company’s financial statements include, but are not limited to, valuation of accounts receivable, inventories and estimation on useful lives and residual values of property, plant and equipment. Actual results could differ from those estimates.

Concentrations of risks

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, trade receivables and advances to suppliers. As of December 31, 2010 and 2009, part of the Company's cash was held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to trade receivables and advances to suppliers, the Company extends credit based on evaluations of the customers' and suppliers' financial position and business history with the Company. The Company generally requires prepayments serving as collateral down payments from customers and is required to make deposits to suppliers.

6

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Currency convertibility risk

The Company transacts all of its business in Renminbi (“RMB”), which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “PBOC”). However, the unification of the exchange rates does not imply that the RMB may be readily convertible into United States dollars or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

Additionally, the value of the RMB is subject to changes in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

Foreign currency exchange rate risk

Starting July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The depreciation of the U.S. dollar against RMB was approximately 6.43%, 0.09% and 4.13% in 2008, 2009 and 2010, respectively. While the international reaction to the RMB appreciation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less. As of December 31, 2010 and 2009, all cash and cash equivalents were denominated in RMB and the majority was held on hand by the Company. RMB are not freely convertible into foreign currencies and the remittance of these funds out of the PRC is subject to exchange control restrictions imposed by the PRC government. As of December 31, 2010 and 2009, the Company did not have any cash equivalents.

Allowance for doubtful accounts

The Company establishes an allowance for doubtful accounts based on management's assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company considers the historical level of credit losses and applies percentages to aged receivable categories. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial positions of the customers are to deteriorate, resulting in their inability to make payments, a larger allowance may be required. Based on the above assessment, during the reporting period, management considers that the establishment of general provisioning policy is not necessary as the bad debt experience has been rare and insignificant. For those amounts identified as doubtful after assessment, the Company makes specific provision for these doubtful amounts. Bad debts are written off when identified. The Company extends unsecured credit to customers ranging from 30 to 90 days in the normal course of business. The Company does not accrue interest on trade receivables. There was no provision for doubtful accounts made as of December 31, 2010 and 2009. Historically, the actual net realizable value has been consistent with management’s estimation of valuation.

7

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Equipment

Equipment is stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets' estimated useful lives with no salvage value. The useful lives are as follows: machinery 5 years; office equipment 5 years. Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income / expense.

Impairment of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate their net book value may not be recoverable. When these events occur, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue. Either of these could result in the future impairment of long-lived assets.

Revenue recognition

We recognize revenue from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured. Returns and exchanges require approval from senior management and are on a case-by-case basis. We review and estimate the rates of return and exchange based on historical data and customer specific experience. Historically, returns and exchanges have been insignificant.

Cost of sales

Cost of sales consists primarily of material costs, purchasing and receiving costs, inspection costs, direct wages and benefits, depreciation and related costs, which are directly attributable to the production of finished goods. Any write downs of inventory to lower of cost or market value are also recorded in cost of sales.

Shipping and handling

Outbound shipping charges to customers are included in “Sales, net.” Outbound shipping-related costs are included in “Cost of sales.” There were no charges to customers and no costs incurred for the years ended December 31, 2010 and 2009.

8

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. We adopted the provisions of ASC 740 and have analyzed filing positions in each of the People’s Republic of China (“PRC”) jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the PRC as our "major" tax jurisdiction.  Generally, we remain subject to PRC examination of our income tax returns.

We believe that our income tax filing positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within the PRC and, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment. Taxes payable as of December 31, 2010 and 2009 were $639 and $165, respectively.

Comprehensive income (loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the years presented, the Company’s comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments and is presented in the statements of changes in operations and comprehensive income (loss).

Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, and accrued liabilities. These financial instruments are measured at their respective fair values. For fair value measurement, U.S. GAAP establishes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 — observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets

Level 2 — include other inputs that are directly or indirectly observable in the marketplace

Level 3 — unobservable inputs which are supported by little or no market activity

9

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company’s cash is classified within Level 1 using quoted prices.

The carrying value of accounts receivable and accrued liabilities approximates their fair value due to their short-term maturities.

Foreign currency translation

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Yuan (RMB). The financial statements of the Company are translated into United States dollars in accordance with ASC 830, Foreign Currency Matters, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The exchange rates in effect as of December 31, 2010 and 2009 were RMB $1.00 for USD $0.1518 and USD $0.1457, respectively. The average exchange rates for the years ended December 31, 2010 and 2009 were RMB $1.00 for USD $0.1478 and USD $0.1464, respectively. At December 31, 2010 and 2009, the cumulative translation adjustment of $134,609 and $122,766, respectively, was classified as an item of accumulated other comprehensive income / (loss) in the stockholders’ equity section of the balance sheets. There was no significant fluctuation in exchange rate for the conversion of RMB to United States dollars after the balance sheet date. For the years ended December 31, 2010 and 2009, the foreign currency translation adjustment to other comprehensive income / (loss) was $11,843 and ($273), respectively.

Commitments and contingencies

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Off-balance sheet arrangements

The company does not have any off-balance sheet arrangements.

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SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – RECENTLY ISSUED AND ADOPTED ACCOUNTING PRONOUCEMENTS

In June 2009, the FASB issued SFAS 167 (“SFAS 167”) (subsequently codified by ASU 2009-17), Amendments to FASB Interpretation No. 46(R) , which amends guidance regarding consolidation of variable interest entities to address the elimination of the concept of a qualifying special purpose entity. SFAS 167 also replaces the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of the variable interest entity, and the obligation to absorb losses of the entity or the right to receive benefits from the entity. Additionally, SFAS 167 requires any enterprise that holds a variable interest in a variable interest entity to provide enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS 167 is effective for interim and annual reporting periods beginning after November 30, 2009. The adoption of ASU 2009-17 did not have a material impact on our financial statements.

In December 2010, the FASB issued guidance which amended ASC 810 Business Combinations that will become effective prospectively for the Company beginning December 15, 2010, with earlier adoption permitted. The amendments in this Update clarify the acquisition date that should be used for reporting the pro forma financial information disclosures in Topic 805 when comparative financial statements are presented. The amendments also improve the usefulness of the pro forma revenue and earnings disclosures by requiring a description of the nature and amount of material, nonrecurring pro forma adjustments that are directly attributable to the business combination(s). The adoption of this new guidance did not have a material impact on our financial statements.

In May 2011, the FASB issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. We do not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

In June 2011, the FASB issued new guidance on the presentation of comprehensive income. The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in stockholders’ equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income from that of current accounting guidance. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. Upon adoption, the Company will present its financial statements under this new guidance. We do not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

NOTE 4 – GOING CONCERN

The Company has sustained operating losses since inception of the Company on March 4, 2004 through December 31, 2010. The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its stockholders and / or other third parties.

11

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – GOING CONCERN (CONTINUED)

Management is in the process of executing a new business model in LED lighting services after divesting the prior business component in 2011. Further, the Company currently plans to be traded on the public market in the United States to increase its exposure to potential investors.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 5 – DISCONTINUED OPERATION

In December 2010, the owners of the Company agreed to divest the laboratory equipment and furniture business, leaving a new company focused on LED lighting sales and distribution. As such, the operating result of the component was reported as a discontinued operation for both 2010 and 2009 based on the decision not to proceed. Accordingly, operating results of the component of ($64,620) and ($7,826) for 2010 and 2009, respectively, has been reclassified as loss from discontinued operations in the accompanying comparative statements of operations and comprehensive income (loss).

The following table summarizes the results of operations of the laboratory equipment and furniture business operations, representing the discontinued operations in our statements of operations for the years ended December 31, 2010 and 2009:

	For the year ended December 31
	2010	2009

Sales, net	$307,369	$212,567
Costs, expenses and other income, net	(371,989)	(220,393)
Ner loss from discontinued operations, net of taxes	$(64,620)	$(7,826)

The following table presents the laboratory equipment and furniture business’ assets and liabilities that were reclassified as a discontinued operation at December 31:

12

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – DISCONTINUED OPERATION (CONTINUED)

	For the year ended December 31,
	2010	2009
Assets
Cash	$-	$16,690
Accounts receivable	36,303	28,975
Inventory	210,673	133,982
Prepaids to suppliers	194,873	141,041
Advances to related parties	46,548	149,069
Other receivable	-	586
Deposits	-	4,985
Equipment, net	3,967	7,149
	492,364	482,478
Liabilities
Accounts payable	$456,259	$72,073
Receipt in advance	20,867	28,548
Accrued payroll	3,302	2,699
Accrued benefit	8,535	6,978
Tax payable	-	902
Other payable	1,515	10,360
	490,478	121,560

Net assets of discontinued operation	$1,886	$360,918

NOTE 6 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following at December 31:

	2010	2009
Accounts receivable	$-	$17,170
Less: allowance for bad debt	-	-

	$-	$17,170

The December 31, 2010 balances were reclassified as assets to be disposed of.

13

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 7 – EQUIPMENT, NET

Equipment consisted of the following at December 31:

	2010	2009
Machinery	$-	$4,315
Office equipment	-	753
Leasehold improvement	-	453
	$-	$5,521

Less: accumulated depreciation	-	(4,214)
	$-	$1,307

The December 31, 2010 balances were reclassified as assets to be disposed of. Depreciation for the years ended December 31, 2010 and 2009 was $442 and $763, respectively.

NOTE 7 – RELATED PARTIES

a) Name and relationship

Name	Relationship with the Company

Mr. Jiong Chang	Stockholder and President
Mr. Ren Hua He	Stockholder and Vice President

b) Significant transactions at December 31,

	2010	2009
Advances to Jiong Chang	$-	$6,347
Advances to Ren Hua He	-	9,367
Total advances to related parties	$-	$15,714

The advances to related parties are non-interest bearing and have no specified maturity date.

NOTE 8 – STOCKHOLDERS’ EQUITY

Upon establishing the Company in 2004, the PRC government required capitalization of the Company totaling RMB 5,000,000, which has remained the same since inception of the Company through December 31, 2010. The registered capital translated to the USD at historical rate was $604,084.

According to PRC regulations, 10% of the current year’s after tax net income must be retained. However, the Company has incurred net losses since its inception and as such, no amounts has been retained in the financial statements.

14

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 9 – INCOME TAXES

Prior to January 1, 2008, PRC enterprise income tax (EIT), was generally assessed at the rate of 33% of taxable income. In March 2007, a new enterprise income tax law (the “New EIT Law”) in the PRC was enacted which was effective on January 1, 2008. The New EIT Law generally applies a uniform 25% EIT rate to both foreign invested enterprises and domestic enterprises.

The components of the provision for income taxes from continuing operations are:

	For the year ended December 31,
	2010	2009

Current taxes - PRC	75	217
Deferred taxes - PRC	-	-

	75	217

There was no deferred income tax expense for the two years ended December 31, 2010 and 2009. The PRC income tax returns for fiscal year 2009 through fiscal year 2010 remain open for examination.

The components of taxes payable as of December 31:

	2010	2009
Corporation income tax	873	377
Value added tax	(234)	(212)
	639	165

There is no need for the Company to accrue interest or penalty associated with uncertain tax positions, and, accordingly, no such accruals have been made in the Company’s book.

The PRC tax law provides a (3-5 years) statute of limitation and the Company’s income tax returns are subject to examination by tax authorities during that period. All penalties and interest are expensed as incurred. For the years ended December 31, 2010 and 2009, there were no penalties and interest.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

15

SHENZHEN MUREN TECHNOLOGY INDUSTRY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 11 – SUBSEQUENT EVENTS

In preparing these financial statements, we have evaluated events and transactions for potential recognition or disclosure through January 15, 2012, the date the financial statements were available to be issued.

On January 4, 2011, both shareholders entered into an agreement that the Company will sell the laboratory apparatus and furniture business, reclassified as held for sale, to He for nil without any recourse. In return, He will personally be held responsible for all assets/rights and liabilities/obligations sold without objection.

Pursuant to the Equity Transfer Agreement, Mr. Ren Hua He, the shareholder and vice president, permanently transferred all of his shares in the Company to Mr. Jiong Chang, the subsequent Chairman of Guoning, and to the new core management on January 14, 2011. Total shareholders increased from 2 at December 31, 2010 to 7 in 2011.

On October 26, 2011, the Company entered into a contractual arrangement with Greenpower International Group Ltd. (“Greenpower”), an entity under common control, whereby Greenpower will provide consulting services and daily operational guidance and instructions to the Company. Through these contractual arrangements, Greenpower will have the ability to substantially influence the Company’s daily operations and financial affairs and in addition, will be able to appoint its senior members of management and approve all matters requiring stockholders’ approval.

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SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.

FINANCIAL STATEMENTS

September 30, 2011

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
BALANCE SHEETS

	September 30, 2011	December 31,
	(Unaudited)	2010
ASSETS

Cash	$1,787,243	$297,205
Accounts receivable, net	576	-
Advances to suppliers	785,060	-
Prepaid expense	64,518	29,178
Deposits	18,635	15,431
Total Current Assets	2,656,032	341,814

Equipment, net	114,415	-
Assets to be disposed of	-	492,364

Total Assets	$2,770,447	$834,178

LIABILITIES AND STOCKHOLDERS' EQUITY

Accrued liabilities	$74,402	$-
Customer deposits	852	-
Taxes payable	8,249	639
Other payable	6,410	-
Total Current Liabilities	89,913	639

Liabilities to be disposed of	-	490,478

Total Liabilities	89,913	491,117

Stockholders' Equity

Registered capital	604,084	604,084
Common stock warrants	2,190,548	-
Additional paid-in capital	309,242	-
Accumulated other comprehensive income	180,647	134,609
Accumulated deficit	(603,987)	(395,632)
Total Stockholders' Equity	2,680,534	343,061

Total Liabilities and Stockholders' Equity	$2,770,447	$834,178

The accompanying notes are an integral part of these financial statements

3

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	For the nine months ended
	September 30
	2011	2010

Sales, net	$47,865	$24,607
Cost of sales	-	19,810
Gross profit	47,865	4,797

Operating expenses:
Selling expense	1,155	-
General and administrative expenses	252,557	4,679
Total operating expenses	253,712	4,679

Operating income (loss)	(205,847)	118

Other income	765	22
Other expense	(355)	-
Total other income	410	22

Income (loss) before taxes	(205,437)	140

Income taxes	1,001	43

Net income (loss) from continuing operation	(206,438)	97

Discontinued operation:
Loss from discontinued operation	-	(2,571)
Loss on sale of business	(1,917)	-
Income tax	-	394
Net loss from discontinued operation	(1,917)	(2,965)

Net loss	(208,355)	(2,868)

Other comprehensive income:
Foreign currency translation adjustment	46,038	8,015

Net comprehensive income (loss)	$(162,317)	$5,147

The accompanying notes are an integral part of these financial statements

4

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

				Accumulated Other
	Registered	Common Stock	Additional Paid-In	Comprehensive
	Capital	Warrants	Capital	Income	Accumulated Deficit	Total

Balance at December 31, 2008	$604,084	$-	$-	$123,039	$(321,467)	$405,656

Foreign currency translation	-	-	-	(273)	-	(273)
Net loss	-	-	-	-	(8,244)	(8,244)
Balance at December 31, 2009	604,084	-	-	122,766	(329,711)	397,139

Foreign currency translation	-	-	-	11,843	-	11,843
Net loss	-	-	-	-	(65,921)	(65,921)
Balance at December 31, 2010	604,084	-	-	134,609	(395,632)	343,061

Foreign currency translation	-	-	-	46,038	-	46,038
Proceeds from Director	-	-	309,242	-	-	309,242
Issuance of common stock warrants	-	2,190,548	-	-	-	2,190,548
Net loss	-	-	-	-	(208,355)	(208,355)
Balance at September 30, 2011 (Unaudited)	$604,084	$2,190,548	$309,242	$180,647	$(603,987)	$2,680,534

The accompanying notes are an integral part of these financial statements

5

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the nine months ended
	September 30
	2011	2010

Operating Activities
Net loss	$(208,355)	$(2,868)

Adjustments to reconcile net loss to cash flows from operating activities:

Depreciation	7,933	370
Operating activities of discontinued operation	1,886	(9,694)
Changes in operating assets and liabilities:
Accounts receivable	(576)	14,695
Advances to suppliers	(785,060)	-
Prepaid expense	(35,340)	-
Deposits	(3,204)	(4,388)
Accrued liabilities	74,402	(625)
Taxes payable	7,610	(149)
Customer deposits	852	817
Other payable	6,410	75
Net cash (used in) provided by operating activities	(933,442)	(1,767)

Investing Activities
Purchase of equipment	(122,348)	-
Net cash used in investing activities	(122,348)	-

Financing Activities
Advances to related parties	-	15,714
Proceeds from Director	309,242	-
Proceeds from issuance of common stock warrants	2,190,548	-
Net cash provided by financing activities	2,499,790	15,714

Effect of change in exchange rate on cash	46,038	8,015
Net change in cash during the period	1,490,038	21,962

Cash, beginning of period	297,205	3,053
Cash, end of period	$1,787,243	$25,015

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for taxes	$1,001	$68

The accompanying notes are an integral part of these financial statements

6

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – BUSINESS Organization and description

Shenzhen Muren Technology Industry Co., Ltd. (“Muren,” “we,” “us” and/or the “Company”) was incorporated in the Guangdong Province, Shenzhen City of the Peoples Republic of China (the “PRC”) on March 4, 2004 as a limited liability company with authorized share capital of RMB 5,000,000 (USD$604,084), with no common shares issued or outstanding. Prior to January 4, 2011, the Company was in the business of purchasing, assembling, and furnishing customized, made to customer order laboratory equipment, furniture and lighting instruments.

On January 4, 2011, in connection with the execution of an Equity Transfer Agreement (the “Agreement”), Mr. Ren Hua He (“He”), the vice president and one of the two shareholders, transferred his ownership to the other shareholder, Mr. Jiong Chang (“Chang”), who became the Chairman of a newly registered entity, Shenzhen Guoning New Energy Investment Co., Ltd. (“Guoning”). Pursuant to the Agreement, the Company’s prior business in laboratory equipment and furniture was divested to He, leaving a focus on the LED lighting business going forward. See Note 5 – Discontinued Operations.

The Company began a new business model after divesting the prior business component in 2011. The new business model focuses essentially on energy performance sharing via replacing customers’ current illumination equipment with energy efficient LED lights and charges based on an agreed percentage of savings on monthly utility bills. Further, the Company currently plans to start the process to become a public company in the United States to increase its exposure to potential investors.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in the Company’s financial statements include, but are not limited to, valuation of accounts receivable, inventories and estimation on useful lives and residual values of property, plant and equipment.  Actual results could differ from those estimates.

Concentrations of risks

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, trade receivables and advances to suppliers. As of September 30, 2011 and December 31, 2010, part of the Company's cash was held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to trade receivables and advances to suppliers, the Company extends credit based on evaluations of the customers' and suppliers' financial position and business history with the Company. The Company generally requires prepayments serving as collateral down payments from customers and is required to make advances to suppliers.

7

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Currency convertibility risk

The Company transacts all of its business in Renminbi (“RMB”), which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “PBOC”). However, the unification of the exchange rates does not imply that the RMB may be readily convertible into United States dollars or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

Additionally, the value of the RMB is subject to change in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

Foreign currency exchange rate risk

Starting July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The depreciation of the U.S. dollar against RMB was approximately 6.43%, 0.09%, 4.13%, and 2.68% in 2008, 2009, 2010, and for the nine months period ended September 30, 2011, respectively. While the international reaction to the RMB appreciation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less. As of September 30, 2011 and December 31, 2010, all cash and cash equivalents were denominated in RMB and the majority was held on hand by the Company. RMB are not freely convertible into foreign currencies and the remittance of these funds out of the PRC is subject to exchange control restrictions imposed by the PRC government. As of September 30, 2011 and December 31, 2010, the Company did not have any cash equivalents.

8

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for doubtful accounts

The Company establishes an allowance for doubtful accounts based on management's assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company considers the historical level of credit losses and applies percentages to aged receivable categories. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial positions of the customers are to deteriorate, resulting in their inability to make payments, a larger allowance may be required. Based on the above assessment, during the reporting period, management considers that the establishment of general provisioning policy is not necessary as the bad debt experience has been rare and insignificant. For those amounts identified as doubtful after assessment, the Company makes specific provision for these doubtful amounts. Bad debts are written off when identified. The Company extends unsecured credit to customers ranging from 30 to 90 days in the normal course of business. The Company does not accrue interest on trade receivables. There was no provision for doubtful accounts made as of September 30, 2011 and December 31, 2010. Historically, the actual net realizable value has been consistent with management’s estimation of valuation.

Equipment

Equipment is stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets' estimated useful lives with no salvage value. The useful lives are as follows: machinery 5 years; office equipment 5 years; leasehold improvement 3 years. Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income/expense.

Impairment of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate their net book value may not be recoverable. When these events occur, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue. Either of these could result in the future impairment of long-lived assets.

Revenue recognition

We recognize revenue from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured. Returns and exchanges require approval from senior management and are on a case-by-case basis. We review and estimate the rates of return and exchange based on historical data and customer specific experience. Historically, returns and exchanges have been insignificant.

9

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cost of sales

Cost of sales consists primarily of material costs, purchasing and receiving costs, inspection costs, direct wages and benefits, depreciation and related costs, which are directly attributable to the production of finished goods. Any write downs of inventory to lower of cost or market value are also recorded in cost of sales. The Company recorded no cost of goods sold for the nine months ended September 30, 2011 compared to $19,810 for the nine months ended September 30, 2010 as the cost of inventory liquidated during the quarter was previously written off in the prior year.

Shipping and handling

Outbound shipping charges to customers are included in “Sales, net.” Outbound shipping-related costs are included in “Cost of sales.” There were no charges to customers and no costs incurred for the nine months ended September 30, 2011 and 2010.

Income taxes

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. We adopted the provisions of ASC 740 and have analyzed filing positions in each of the People’s Republic of China (“PRC”) jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the PRC as our "major" tax jurisdiction.  Generally, we remain subject to PRC examination of our income tax returns.

We believe that our income tax filing positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within the PRC and, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment. Taxes payable as of September 30, 2011 and December 31, 2010 were $8,249 and $639, respectively.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Company’s comprehensive income includes net income (loss) and foreign currency translation adjustments and is presented in the statements of operations and comprehensive income (loss).

10

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Yuan (RMB). The financial statements of the Company are translated into United States dollars in accordance with ASC 830, Foreign Currency Matters, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The exchange rates in effect as of September 30, 2011 and December 31, 2010 were RMB $1.00 for USD $0.1569 and USD $0.1518, respectively. The average exchange rates for the nine month period ended September 30, 2011 and 2010 were RMB $1.00 for USD $0.1539 and USD $0.1469, respectively. At September 30, 2011 and December 31, 2010, the cumulative translation adjustment of $180,647 and $134,609, respectively, was classified as an item of accumulated other comprehensive income/(loss) in the stockholders’ equity section of the balance sheets. There was no significant fluctuation in exchange rate for the conversion of RMB to United States dollars after the balance sheet date. For the nine month period ended September 30, 2011 and 2010, the foreign currency translation adjustment to other comprehensive income was $46,038 and $8,015, respectively.

Commitments and contingencies

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

NOTE 3 – RECENTLY ISSUED AND ADOPTED ACCOUNTING PRONOUCEMENTS

In June 2009, the FASB issued SFAS 167 (“SFAS 167”) (subsequently codified by ASU 2009-17), Amendments to FASB Interpretation No. 46(R) , which amends guidance regarding consolidation of variable interest entities to address the elimination of the concept of a qualifying special purpose entity. SFAS 167 also replaces the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of the variable interest entity, and the obligation to absorb losses of the entity or the right to receive benefits from the entity. Additionally, SFAS 167 requires any enterprise that holds a variable interest in a variable interest entity to provide enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS 167 is effective for interim and annual reporting periods beginning after November 30, 2009. The adoption of ASU 2009-17 did not have a material impact on our financial statements.

11

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – RECENTLY ISSUED AND ADOPTED ACCOUNTING PRONOUCEMENTS (CONTINUED)

In December 2010, the FASB issued guidance which amended ASC 810 Business Combinations that will become effective prospectively for the Company beginning December 15, 2010, with earlier adoption permitted. The amendments in this Update clarify the acquisition date that should be used for reporting the pro forma financial information disclosures in Topic 805 when comparative financial statements are presented. The amendments also improve the usefulness of the pro forma revenue and earnings disclosures by requiring a description of the nature and amount of material, nonrecurring pro forma adjustments that are directly attributable to the business combination(s). The adoption of this new guidance did not have a material impact on our financial statements.

In May 2011, the FASB issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. We do not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

In June 2011, the FASB issued new guidance on the presentation of comprehensive income. The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in stockholders’ equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income from that of current accounting guidance. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. Upon adoption, the Company will present its financial statements under this new guidance. We do not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

NOTE 4 – GOING CONCERN

The Company has sustained operating losses since inception of the Company on March 4, 2004 through September 30, 2011. The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its stockholders and / or other third parties.

Management began a new business model after divesting the prior business component in 2011. On September 28, 2011, the Company entered into an agreement with a new customer initiating the new business model - Energy Management Contract (“EMC”). EMC model focuses essentially on replacing customers’ current illumination equipment with highly effective LED lights and charges based on an agreed percentage of savings on monthly utility bills . Further, the Company currently plans to start the process to become a public company in the United States to increase its exposure to potential investors.

12

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 – GOING CONCERN (CONTINUED)

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 5 – DISCONTINUED OPERATION

In December 2010, the owners of the Company agreed to divest the laboratory equipment and furniture business, leaving a new company focused on LED lighting sales and distribution. As such, the operating result of the component was reported as a discontinued operation at the end of 2010 based on the decision not to proceed. Accordingly, operating results of the component of ($1,917) and ($2,965) for the nine month period ended September 30, 2011 and 2010, respectively, has been reclassified as loss from discontinued operations in the accompanying comparative statements of operations and comprehensive income (loss).

On January 4, 2011, the Company sold the laboratory apparatus and furniture business, reclassified as held for sale, to He, the former shareholder and vice president, for nil without any recourse, resulting in a net loss of $1,917. In return, He personally is held responsible for all assets/rights and liabilities/obligations sold without objection.

The following table summarizes the results of operations of the laboratory equipment and furniture business operations, representing the discontinued operations in our statements of operations for the nine month periods ended September 30, 2011 and 2010:

	For the nine months ended September 30
	2011	2010

Sales, net	-	229,796
Costs, expenses and other income, net	-	(232,761)
Loss on sale of business	(1,917)	-

Ner loss from discontinued operations, net of taxes	(1,917)	(2,965)

The net loss on the sale of the laboratory equipment and furniture business was calculated as follows:

13

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 5 – DISCONTINUED OPERATION (CONTINUED)

Assets
Accounts receivable	$36,303
Inventory	210,673
Prepaids to suppliers	194,873
Advances to related parties	46,548
Equipment, net	3,967
492,364
Liabilities
Accounts payable	$456,259
Receipt in advance	20,867
Accrued payroll	3,302
Accrued benefit	8,535
Other payable	1,515
490,478

Net assets of discontinued operation	$1,886

Consideration	-
Foreign currency translation adjustment	31

Loss on sale of business, net of tax	$1,917

NOTE 6 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	September 30, 2011	December 31, 2010
Accounts receivable	$576	$-
Less: allowance for bad debt	-	-

	$576	$-

The December 31, 2010 balances were reclassified as assets to be disposed of.

NOTE 7 – ADVANCES TO SUPPLIERS

On September 25, 2011, the Company entered into an agreement with its sole manufacturer to develop and produce the LED lighting sets on a collaborative basis. According to the agreement, the Company is required to make total advances of 10,000,000 RMB (USD$1,566,348) in two installments, $5,000,000 RMB (USD$783,174) on the signing day and $5,000,000 RMB (USD$783,174) after the total production exceeds 2,000 units. The 10,000,000 RMB deposit remains with the supplier and can only be applied upon future LED purchases greater than the first 200,000 units ordered. As of September 30, 2011, none of the LED lighting sets has been manufactured.

14

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 – ADVANCES TO SUPPLIERS (CONTINUED)

In connection with the above manufacturing agreement, the Company is obligated to issue 10,000,000 shares of common stock to the supplier in exchange of any patent developed within the manufacturing process that is approved by the PRC government. As of September 30, 2011, none of the patent has been approved.

NOTE 8– EQUIPMENT, NET

Equipment consisted of the following:

	September 30, 2011	December 31, 2010
Equipment	$96,290	$-
Furniture & fixture	2,563	-
Leasehold improvement	23,495	-
	122,348	-

Less: accumulated depreciation	7,933	-
	$114,415	$-

The December 31, 2010 balances were reclassified as assets to be disposed of. Depreciation for the nine months ended September 30, 2011 and 2010 was $7,933 and 370, respectively.

NOTE 9 – STOCKHOLDERS’ EQUITY

Upon establishing the Company in 2004, the PRC government required capitalization of the Company totaling RMB 5,000,000, which has remained the same since inception of the Company through September 30, 2011. The registered capital translated to the USD at historical rate was $604,084.

According to PRC regulations, 10% of the current year’s after tax net income must be retained. However, the Company has incurred net losses since its inception, and as such, no amounts has been retained in the financial statements.

Pursuant to the Stock Right Transfer Agreement, Mr. Ren Hua He, the shareholder and vice president, permanently transfered all of his shares in the Company to Mr. Jiong Chang, the subsequent Chairman of Guoning, and to the new core management on January 14, 2011. Total shareholders increased from 2 at December 31, 2010 to 7 in 2011.

In January 2011, a capital injection of $309,242 was received from the Chairman to offset the accumulated deficit since inception. During March and August 2011, the Company issued a total of 14,160,000 conventional warrants to exchange 14,160,000 shares of common stock for $14,160,000 RMB (USD$2,190,548) from multiple third parties. Holders of the warrants are entitled to dividend distributions similar to regular common shareholders.

15

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 10 – INCOME TAXES

Prior to January 1, 2008, PRC enterprise income tax (EIT), was generally assessed at the rate of 33% of taxable income. In March 2007, a new enterprise income tax law (the “New EIT Law”) in the PRC was enacted which was effective on January 1, 2008. The New EIT Law generally applies a uniform 25% EIT rate to both foreign invested enterprises and domestic enterprises.

The components of the provision for income taxes from continuing operations are:

	For the nine months ended September 30
	2011	2010

Current taxes - PRC	1,001	43
Deferred taxes - PRC	-	-

	1,001	43

There was no deferred income tax expense for the nine month period ended September 30, 2011 and 2010. The PRC income tax returns for fiscal year 2009 through fiscal year 2010 remain open for examination.

Tax payable consisted of the following:

	September 30, 2011	December 31, 2010
Corporation income tax	$903	$873
Value added tax	7,267	(234)
Others	79	-

	$8,249	$639

There is no need for the Company to accrue interest or penalty associated with uncertain tax positions, and, accordingly, no such accruals have been made in the Company’s book.

The PRC tax law provides a (3-5 years) statute of limitation and the Company’s income tax returns are subject to examination by tax authorities during that period. All penalties and interest are expensed as incurred. For the nine month period ended September 30, 2011 and 2010, there were no penalties and interest.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

16

SHENZHEN GUONING NEW ENERGY INVESTMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 12 – SUBSEQUENT EVENTS

In preparing these financial statements, we have evaluated events and transactions for potential recognition or disclosure through January 15, 2012, the date the financial statements were available to be issued.

On October 26, 2011, the Company entered into a contractual arrangement with Greenpower International Group Ltd. (“Greenpower”), an entity under common control, whereby Greenpower will provide consulting services and daily operational guidance and instructions to the Company.  Through these contractual arrangements, Greenpower will have the ability to substantially influence the Company’s daily operations and financial affairs and in addition, will be able to appoint its senior members of management and approve all matters requiring stockholders’ approval.

On December 13, 2011, a tax notice from the Shenzhen Nanshan District Regional Tax Bureau stated that all income generated from the EMC model by the Company is approved to be exempted from levying business income tax due to its energy saving nature.

17

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Greenpower International Group Ltd.

We have audited the accompanying balance sheet of Greenpower International Group Ltd. (the "Company"), as of September 30, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period from September 16, 2011 (Inception) through September 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2011 and the results of its operations and its cash flows for the period from September 16, 2011 (Inception) through September 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues and income since inception. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

February 3, 2012

1

GREENPOWER INTERNATIONAL GROUP LTD.

(A Development Stage Company)

BALANCE SHEETS

September 30, 2011

STOCKHOLDERS' EQUITY

Common stock, $1 par value, 50,000 shares authorized; 50,000 shares issued and outstanding	$50,000
Discount on common stock	(50,000)
Retained earnings	-
TOTAL STOCKHOLDERS' EQUITY	$-

See the accompanying notes to the financial statements

2

GREENPOWER INTERNATIONAL GROUP LTD.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the period from
September 16, 2011
(inception) to
September 30, 2011

Net income	$-

Earnings per share - basic and diluted	$-

Weighted average shares - basic and diluted	50,000

See accompanying notes to the financial statements.

3

GREENPOWER INTERNATIONAL GROUP LTD.

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock				Total
	Shares	Amount (Par $1)	Discount on Common Stock	Retained Earning	Stockholders' Equity

Balance, September 16, 2011 (inception)	-	$-	$-	$-	$-

Common stock issued at a discount	50,000	50,000	(50,000)	-	-
Net income	-	-	-	-	-

Balance, September 30, 2011	50,000	$50,000	$(50,000)	$-	$-

See the accompanying notes to the financial statements

4

GREENPOWER INTERNATIONAL GROUP LTD.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the period from
September 16, 2011
(inception) to
September 30, 2011

OPERATING ACTIVITIES
Net income	$-
Net cash used in operating activities	-
Net change in cash	-
Cash at Beginning of Period	-
Cash at End of Period	$-

See the accompanying notes to the financial statements

5

GREENPOWER INTERNATIONAL GROUP LTD.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

Greenpower International Group Ltd. (“Greenpower” or “the Company”) was incorporated under the laws of British Virgin Islands on September 16, 2011. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders.

On October 26, 2011, the Company entered into a set of variable investment entity agreements (“VIE Agreements”) with Shenzhen Guoning New Energy Investment Co., Ltd., a company formed under the laws of Guangdong, China (“Guoning”). The VIE Agreements specify, among other things, that: (1) Greenpower will provide Guoning with guidance and instructions on daily operations, financial management and employment issues; (2) Greenpower shall have the right to appoint or remove Guoning’s directors and officers; (3) Guoning will pledge its accounts receivable and of its assets to Greenpower; (4) Guoning will not sell, assign, transfer or encumber any assets or interests value at 100 RMB or more, without the written consent of Greenpower; and (5) Guoning will pay 100% of its net revenue to Greenpower for each fiscal year during the term. The term of the foregoing provisions is for 100 years and may be extended at the option of Greenpower for an additional 100 years. In connection with the VIE Agreements, Guoning also granted an irrevocable power of attorney to Greenpower specifying that the latter shall have full authority to act as the former’s attorney in fact for any and all lawful purposes.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

INCOME TAXES

The Company has implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

6

GREENPOWER INTERNATIONAL GROUP LTD.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

EARNINGS PER COMMON SHARE

Basic earnings per common share excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of September 30, 2011 there are no outstanding dilutive securities.

NOTE 2 - GOING CONCERN

The Company has no operation since inception on September 16, 2011. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2010, the FASB issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations. This proposed ASU reflects the consensus-for-exposure in EITF Issue No. 10-G, “Disclosure of Supplementary Pro Forma Information for Business Combinations.” The Amendments in this proposed ASU specify that if a public entity presents comparative financial statements, the entity would disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This ASU would also expand the supplemental pro forma disclosures under Codification Topic 805, Business Combinations, to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination. This proposed ASU would be effective prospectively for business combinations that are consummated on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption would be permitted. The new disclosures and clarifications of existing disclosures are effective now, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on the Company’s financial statements and related disclosures.

7

GREENPOWER INTERNATIONAL GROUP LTD.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In May 2011, the Financial Accounting Standards Board ("FASB") issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. This adoption of this ASU is not expected to have a material impact on the Company’s financial statements and related disclosures.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 50,000 shares of common stock at $1 par value. On September 16, 2011, the Company issued 50,000 common shares to management and related parties for no consideration and $50,000 was recognized as a discount on the common stock issued.

NOTE 5 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through January 15, 2012, the date the financial statements were issued.

On October 10, 2011, the Company entered into an engagement agreement with Tiber Creek Corporation (“Tiber Creek”) whereby Tiber Creek would provide assistance to the Company in effecting certain transactions, including transferring control of a reporting company to the Company, combining the Company with another entity through a business combination, preparing certain securities filings, maintaining relationships with broker-dealers and market-makers and preparing various related agreements. Tiber Creek is entitled to receive non-refundable cash fees totaling $100,000 (payable in installments) from the Company.

On October 26, 2011, the Company entered into a set of variable investment entity agreements (“VIE Agreements”) with Shenzhen Guoning New Energy Investment Co., Ltd., a company formed under the laws of Guangdong, China (“Guoning”). The VIE Agreements specify, among other things, that: (1) Greenpower will provide Guoning with guidance and instructions on daily operations, financial management and employment issues; (2) Greenpower shall have the right to appoint or remove Guoning’s directors and officers; (3) Guoning will pledge its accounts receivable and of its assets to Greenpower; (4) Guoning will not sell, assign, transfer or encumber any assets or interests value at 100 RMB or more, without the written consent of Greenpower; and (5) Guoning will pay 100% of its net revenue to Greenpower for each fiscal year during the term. The term of the foregoing provisions is for 100 years and may be extended at the option of Greenpower for an additional 100 years. In connection with the VIE Agreements, Guoning also granted an irrevocable power of attorney to Greenpower specifying that the latter shall have full authority to act as the former’s attorney in fact for any and all lawful purposes.

8

Greenpower International Group Limited

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Greenpower International Group Ltd.

We have audited the accompanying consolidated balance sheet of Greenpower International Group Ltd. (the "Company"), as of December 31, 2011, and the related consolidated statement of comprehensive loss, changes in stockholders’ equity and cash flows for the period from September 16, 2011 (Inception) through December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2011, and the consolidated results of its operations and its cash flows for the period from September 16, 2011 (Inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the consolidated financial statements were prepared in accordance with Financial Accounting Standards Board Accounting Standard Codification (ASC) Topic 810 and related subtopics related to the consolidation of variable interest entities.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has incurred an accumulated deficit of $400,593 from inception to December 31, 2011. This raises substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 4, which includes the raising of additional equity financing. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

June 5, 2012

Greenpower International Group Limited

CONSOLIDATED BALANCE SHEET

December 31
2011
ASSETS

Cash	$76,850
Net investment in direct financing leases - current, net of unearned income	5,844
Advances to related parties	317,899
Prepaid expense	55,000
Inventory, net	4,746
Other receivable	40,770
Total Current Assets	501,109

Deposits	19,554
Advances to suppliers	1,588,840
Net investment in direct financing leases - noncurrent, net of unearned income	65,275
Equipment, net	175,672
Total Noncurrent Assets	1,849,341

Total Assets	$2,350,450

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$17,852
Accrued liabilities	120,070
Related party payable	3,223
Taxes payable	1,735
Other payable	3,972
Total Current Liabilities	146,852

Total Liabilities	146,852

Stockholders' Equity

Common stock, $1 par value, 50,000 shares authorized; 50,000 shares issued and outstanding	50,000
Discount on common stock	(50,000)
Additional paid-in capital	2,572,503
Accumulated other comprehensive income	31,688
Accumulated deficit	(400,593)
Total Stockholders' Equity	2,203,598

Total Liabilities and Stockholders' Equity	$2,350,450

The accompanying notes are an integral part of these consolidated financial statements

4

Greenpower International Group Limited

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

From September 16, 2011 (Inception) to December 31, 2011

Revenue, net
Products	$25,189
Leases	9,294
Total revenue, net	34,483

Cost of revenue
Products	14,687
Leases	-
Total cost of revenue	14,687

Gross profit	19,796

Operating expenses:
Selling expense	34,801
General and administrative expenses	385,587
Total operating expenses	420,388

Operating loss	(400,592)

Other income	384
Other expense	(385)
Total other income	(1)

Loss before taxes	(400,593)

Income taxes	-

Net loss	(400,593)

Other comprehensive income:
Foreign currency translation adjustment	31,688

Net comprehensive loss	$(368,905)

Loss per share - basic and diluted	$(8.01)

Weighted average shares - basic and diluted	50,000

The accompanying notes are an integral part of these consolidated financial statements

5

Greenpower International Group Limited

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

					Accumulated
	Common Stock			Additional	Other
		Amount	Discount on	Paid-In	Comprehensive	Accumulated
	Shares	(Par $1)	Common	Capital	Income	Deficit	Total

Balance at September 16, 2011 (Inception)	-	$-	$-	$-	$-	$-	$-

Foreign currency translation	-	-	-	-	31,688	-	31,688
Common stock issued at a discount	50,000	50,000	(50,000)	-	-	-	-
Equity investment	-	-	-	2,572,503	-	-	2,572,503
Net loss	-	-	-	-	-	(400,593)	(400,593)
Balance at December 31, 2011	50,000	$50,000	$(50,000)	$2,572,503	$31,688	$(400,593)	$2,203,598

The accompanying notes are an integral part of these consolidated financial statements

6

Greenpower International Group Limited

CONSOLIDATED STATEMENT OF CASH FLOWS

From September 16, 2011 (Inception) to December 31, 2011

Operating Activities
Net loss	$(400,593)

Adjustments to reconcile net loss to cash flows from operating activities:

Depreciation	7,502
Loss on disposal of discontinued operation	4,468
Provision for inventory allowance	(27,134)
Payments received under direct financing leases	5,024
Amortization of unearned income on direct financing leases	(9,455)
Changes in operating assets and liabilities:
Advances to suppliers	(762,209)
Prepaid expense	10,147
Inventory	36,698
Deposits	(75)
Other receivable	(40,187)
Accounts payable	17,385
Accrued liabilities	42,433
Tax payable	2,232
Advances to related parties	(301,677)
Related party payable	3,223
Other payable	(3,394)
Net cash used in operating activities	(1,415,613)

Investing Activities
Purchase of equipment	(208,084)
Net cash used in investing activities	(208,084)

Effect of change in exchange rate on cash	(29,268)
Net change in cash during the period	(1,652,965)

Cash, beginning of period	1,729,815
Cash, end of period	$76,850

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$-
Cash paid for taxes	$-

Supplemental Disclosure of Non-Cash Financing Activity Equity investment	$2,572,503

The accompanying notes are an integral part of these consolidated financial statements

7

Greenpower International Group Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 –BUSINESS Organization and description

Greenpower International Group Limited was incorporated in the British Virgin Islands (“Greenpower BVI,” “we,” “us” and/or the “Company”) in September 2011. Greenpower BVI has management and voting control of Shenzhen Guoning New Energy Investment Co., Ltd, a company formed under the laws of Guangdong, China (“Guoning”), through a variable investment entity structure.

Guoning was formed in January 2011 and was formerly known as Shenzhen Muren Technology Industry Co., Ltd. (“Muren”). Muren was incorporated in the Guangdong Province, Shenzhen City of the People’s Republic of China (the “PRC”) on March 4, 2004 as a limited liability company with authorized share capital of 5,000,000 RMB (USD$604,084), with no common shares issued or outstanding. Prior to January 4, 2011, Guoning was in the business of purchasing, assembling, and furnishing customized, made to customer order laboratory equipment, furniture and lighting instruments.

On January 4, 2011, in connection with the execution of an Equity Transfer Agreement (the “Agreement”), Mr. RenHua He (“He”), the vice president and one of the two shareholders, transferred his ownership to the other shareholder, Mr. Jiong Zhang (“Zhang”), who became the Chairman of a newly registered entity, Guoning. Pursuant to the Agreement, Guoning’s prior business in laboratory equipment and furniture was divested to He, leaving a focus on the LED lighting business going forward.

In addition to selling LED lights as a distributor, management began a new business model after divesting the prior business component in January 2011. The new business model, Energy Management Contract (“EMC”), focuses on energy performance sharing via replacing customers’ current illumination equipment with energy efficient LED lights and charges a fee to customers based on an agreed upon percentage of savings on monthly utility bills, which are accounted for as direct financing leases (see Note 2 – Summary of Significant Accounting Polices).

On October 26, 2011, Guoning entered into a contractual arrangement with Greenpower BVI, an entity under common control, whereby Greenpower BVI will provide consulting services and daily operational guidance and instructions to Guoning.  Through these contractual arrangements, Greenpower BVI will have the ability to substantially influence Guoning’s daily operations, financial affairs and will be able to appoint the senior members of management.

On February 10, 2012, the Greenpower International Group Limited (the "Greenpower Delaware"), a company incorporated in the State of Delaware, effected the acquisition of Greenpower BVI through the exchange of 10,000,000 shares of voting common stock of Greenpower Delaware for all the 50,000 outstanding shares of Greenpower BVI at an exchange ratio of 200 shares of Greenpower Delaware for each share of Greenpower BVI (the "Acquisition").

As a result of the Acquisition, Greenpower BVI has become a wholly owned subsidiary of Greenpower Delaware and Greenpower Delaware has taken over the management, control, operations and business plan of Greenpower BVI which has management and voting control over Guoning, through a variable interest entity ("VIE") structure.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

Principles of consolidation

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, the Company is required to include in its consolidated financial statements the financial statements of variable interest entities (“VIE”). ASC Topic 810 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss for the variable interest entity or is entitled to receive a majority of the variable interest entity’s residual returns. Variable interest entities are those entities in which the Company, through contractual arrangements, bear the risk of, and enjoy the rewards normally associated with ownership of the entity, and therefore the Company is the primary beneficiary of the entity.

8

Greenpower International Group Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

The consolidated financial statements include the accounts of the Company and its variable interest entity, Guoning, for which the Company is the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

To comply with PRC laws and regulations, the Company conducts energy performance sharing in China via its VIE. The VIE is wholly owned by certain employees of the Company. The Company’s capital needs are funded by the VIE and recorded as interest-free loans from these PRC employees.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of risks

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, trade receivables and advances to suppliers. As of December 31, 2011, part of the Company's cash was held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to trade receivables and advances to suppliers, the Company extends credit based on evaluations of the customers' and suppliers' financial position and business history with the Company. The Company generally is required to make advances to its sole supplier of LED lights.

Currency convertibility risk

Guoning transacts all of its business in Renminbi (“RMB”), which is not freely convertible into foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China (the “PBOC”) or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. The value of the RMB is subject to change in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

Foreign currency exchange rate risk

Starting July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The depreciation of the U.S. dollar against RMB was approximately 0.09%, 4.13%, and 4.54% in 2009, 2010, and 2011, respectively. While the international reaction to the RMB appreciation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Concentration on one supplier

We currently rely on one supplier to supply 100% of the LED lights for EMC customers. Our supply may be interrupted or impaired by manufacturing issues that such supplier may experience.  There is no guarantee that any such suppliers will be able to meet our future demands. We may not have the ability to substitute material from an alternate source.  If we experience product or equipment shortages as a result of supplier issues, such shortages could have an adverse impact on our ability to sell our services and products and negatively impact our revenue. We have prepaid 10,000,000 RMB (USD$1,588,840) in respect of production lamps to be produced at December 31, 2011. The 10,000,000 RMB deposit remains with the supplier and can only be applied to future LED purchases greater than the first 200,000 units ordered. Please see Note 7 – Advances to Supplier. As of and for the year ended December 31, 2011, total trade payable owed to and total purchase from this supplier is $17,852 and $142,338, respectively.

9

Greenpower International Group Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Concentration on customers

For the year ended December 31, 2011, all of the Company’s sales were generated from the PRC. In the EMC business, we received our first customer in September 2011 and entered into the only contract in 2011 at such time with the first payment received in November, 2011. Total revenue generated from the EMC business for the year ended December 31, 2011 is $9,294.

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less. As of December 31, 2011, most of our cash and cash equivalents were denominated in RMB and the majority was held on hand by the Guoning. RMB is not freely convertible into foreign currencies and the remittance of these funds out of the PRC is subject to exchange control restrictions imposed by the PRC government. As of December 31, 2011, the Company did not have any cash equivalents.

Allowance for doubtful accounts

The Company establishes an allowance for doubtful accounts based on management's assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company considers the historical level of credit losses and applies percentages to aged receivable categories. The Company makes judgments about the credit worthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial positions of the customers are to deteriorate, resulting in their inability to make payments, a larger allowance may be required. Based on the above assessment, during the reporting period, management considers that the establishment of general provisioning policy is not necessary as the bad debt experience has been rare and insignificant. For those amounts identified as doubtful after assessment, the Company makes specific provision for these doubtful amounts. Bad debts are written off when identified. The Company extends unsecured credit to customers ranging from 30 to 90 days in the normal course of business. The Company does not accrue interest on trade receivables. There was no provision for doubtful accounts made as of December 31, 2011.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined on a weighted average basis. The Company estimates net realizable value based on intended use, current market value and inventory aging analyses. The Company writes down the inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. Inventory inherited from the prior entity of Guoning was fully reserved in the prior year. As of December 31, 2011, total reserve for inventory was $105,207.

Equipment

Equipment is stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets' estimated useful lives with no salvage value. The useful lives are as follows: vehicles 5 years; office equipment 5 years; leasehold improvement 1 year. Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income/expense.

Impairment of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate their net book value may not be recoverable. When these events occur, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is

10

Greenpower International Group Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

made. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue. Either of these could result in the future impairment of long-lived assets.

Revenue recognition

We recognize revenue in accordance with FASB ASC No. 605 from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured. Returns and exchanges require approval from senior management and are on a case-by-case basis. We review and estimate the rates of return and exchange based on historical data and customer specific experience.

The majority of our revenues are derived from two sources: sales of products and lease revenue. Our revenue recognition policies vary based upon these revenue sources:

Sales of products

Most of our products are shipped directly to the customer at FOB Destination. Revenue is recognized when the product is delivered to the customer, when all delivery documents have been signed by the receiving customer, and ownership has passed to the customer. We consider the terms of each arrangement to determine the appropriate accounting treatment.

Lease revenue

The Company’s leasing operations consist primarily of leasing LED lights in connection with its EMC business. EMC revenues are earned via energy performance sharing by replacing customers’ current illumination equipment with energy efficient LED lights, and charging a monthly fee to customers. The LED lights are leased under five or six year direct finance type leases. At the inception of our leases, we record the net investment in leases, which consists of the sum of the minimum lease payments, initial direct costs, and unguaranteed residual value (gross investment) less the unearned income. The difference between the gross investment and the cost of the leased equipment is recorded as unearned income at the inception of the lease. Please see Note 9 – Net Investment in Direct Financing Lease.

The unearned income is amortized over the life of the lease using the effective interest method. The amortization of unearned income is a component of lease revenue in our consolidated statements of operations. We review our direct financing lease arrangements for credit risk. Such review includes consideration of the credit rating and financial position of the lessee. Generally, when a lease is more than 90 days delinquent (when more than three monthly payments are owed), the lease is classified as being on non-accrual status and the Company stops recognizing leasing income on that date. Payments received on leases in non-accrual status generally reduce the lease receivable. Leases on non-accrual status remain classified as such until there is sustained payment performance that, in our judgment, would indicate that all contractual amounts will be collected in full.

We defer initial direct costs incurred to originate leases in accordance with applicable accounting guidance. The initial direct costs deferred are part of the investment in leasing operations and are amortized to leasing income using the interest method. Initial direct costs include commissions and costs associated with credit evaluation, recording guarantees and other security arrangements, documentation and transaction closing. Residual values reflect the estimated amounts to be received at lease termination from lease extensions, sales or other dispositions of leased equipment. The leased equipment residual values are based on management’s best estimate.

Cost of revenue

Cost of sales consists primarily of the purchase price of the LED light products and content sold by us, inbound shipping charges, and packaging supplies. Shipping charges to receive products from our suppliers are included in inventory cost, and recognized as “cost of revenue” upon sale of products to our customers. Payment processing and related transaction costs, including those associated with seller transactions, are classified in “selling expenses” on our consolidated statements of comprehensive loss. Any write downs of inventory to lower of cost or market value are also recorded in cost of sales.

11

Greenpower International Group Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Advertising

Advertising cots are charged to operations when incurred. For the period from September 16, 2011 (Inception) through December 31, 2011, the amount charged to advertising expense was $8,844.

Income taxes

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. Sales of products procured in China are subject to a 17% value-added tax, or VAT. We pass value-added tax on products sales through to our customers and do not include them in revenues reported in our financial statements. We adopted the provisions of ASC 740 and have analyzed filing positions in each of the People’s Republic of China (“PRC”) jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the PRC as our "major" tax jurisdiction.  Generally, we remain subject to PRC examination of our income tax returns.

We believe that our income tax filing positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within the PRC and, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment. Taxes payable as of December 31, 2011 was $1,735.

Comprehensive income (loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income (loss) requires that all items that are required to be recognized under current accounting standards as components of comprehensive income (loss) be reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Company’s comprehensive income loss includes net loss and foreign currency translation adjustments and is presented in the consolidated statement of comprehensive loss.

Foreign currency translation

The reporting currency is the U.S. dollar. The functional currency of Guoning is the local currency, the Chinese Yuan (RMB). For consolidation purposes, the financial statements of Guoning are translated into United States dollars in accordance with ASC 830, Foreign Currency Matters, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The exchange rate in effect as of December 31, 2011 was RMB $1.00 for USD $0.1589. The average exchange rate for the year ended December 31, 2011 was RMB $1.00 for USD $0.1548. At December 31, 2011, the cumulative translation adjustment of $31,688 was classified as an item of accumulated other comprehensive income in the stockholders’ equity section of the balance sheets. There was no significant fluctuation in exchange rate for the conversion of RMB to United States dollars after the balance sheet date. For the period from September 16, 2011 (Inception) through December 31, 2011, the foreign currency translation adjustment to other comprehensive income was $31,688.

12

Greenpower International Group Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Commitments and contingencies

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

NOTE 3 – RECENTLY ISSUED AND ADOPTED ACCOUNTING PRONOUCEMENTS

Adopted

In December 2010, FASB issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations. This proposed ASU reflects the consensus-for-exposure in EITF Issue No. 10-G, “Disclosure of Supplementary Pro Forma Information for Business Combinations.” The Amendments in this proposed ASU specify that if a public entity presents comparative financial statements, the entity would disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This ASU would also expand the supplemental pro forma disclosures under Codification Topic 805, Business Combinations, to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination. This proposed ASU would be effective prospectively for business combinations that are consummated on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption would be permitted. The adoption of this ASU did not have a material impact to our consolidated financial statements.

In June 2011, the FASB issued new guidance on the presentation of comprehensive income. The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in stockholders’ equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income from that of current accounting guidance. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. Early adoption would be permitted. The adoption of this guidance did not have a material impact on our consolidated financial statements.

Not Adopted

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS) of Fair Value Measurement – Topic 820.” ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. The adoption of this ASU is not expected to have a material impact on our consolidated financial statements.

13

Greenpower International Group Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – GOING CONCERN

The Company has sustained operating losses of $400,593 since inception. The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its stockholders and / or other third parties.

Management began a new business model after divesting the prior business component in 2011. In September, 2011, Guoning entered into an agreement with a new customer initiating the new business model - Energy Management Contract (“EMC”). The EMC model focuses essentially on replacing customers’ current illumination equipment with energy effective LED lights and charging customers a fee based on an agreed upon percentage of savings on monthly utility bills. In 2011, the Company has one customer under this new business model. Further, the Company currently plans to start the process to become a public company in the United States to increase its exposure to potential investors.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 5– VARIABLE INTEREST ENTITY

PRC regulations currently limit direct foreign ownership of business entities to engage in education business in the PRC. To comply with these PRC regulations, the Company currently conducts its energy performance sharing business through Guoning, the VIE.

On October 26, 2011, Greenpower BVI entered into a series of exclusive contractual arrangements (the “Contractual Arrangements”) with Guoning, pursuant to which Greenpower BVI exercises effective control over the operations of and receives the economic benefits of Guoning. These agreements are summarized in the following paragraphs:

Exclusive Business Cooperation Agreement. Pursuant to an exclusive business cooperation agreement, dated February 6, 2012, Greenpower BVI shall be the exclusive service provider to Guoning and will provide complete technical support, business support and related consulting services. In consideration for such services, Greenpower BVI is entitled to receive fees equal to 100% of the net income of Guoning, such fees being due and payable on a monthly basis. Pursuant to the exclusive business cooperation agreement, Greenpower BVI also has exclusive and proprietary rights and interests in all intellectual properties arising out of or created during the performance of the agreement, including, but not limited to, copyrights, patents, patent applications, software, technical secrets, trade secrets and others.

Exclusive Option Agreement. Pursuant to an exclusive option agreement, dated as of February 6, 2012, each of Guoning’s shareholders have granted Greenpower BVI an exclusive option to purchase all or part of their equity interests in Guoning at any time determined by Greenpower BVI and to the extent permitted by PRC law.

Voting Rights Proxy Agreement. Pursuant to a voting rights proxy agreement, dated as of February 6, 2012, the shareholders of Guoning have granted the personnel designated by Greenpower BVI the right to appoint directors and senior management of Guoning and to exercise all of their other voting rights as shareholders of Guoning. Under the voting rights proxy agreement, there are no restrictions on the number or identity of those persons we can appoint as directors and officers.

Equity Pledge Agreement. Pursuant to an equity pledge agreement, dated as of February 6, 2012, each of the shareholders has pledged his or its equity interest in Guoning to Greenpower BVI to secure the performance of that agreement by Guoning.

Irrevocable Power of Attorney. Pursuant to an irrevocable power of attorney, dated as of February 6, 2012, each of the shareholders has granted Greenpower BVI the right to act on behalf of the shareholder as the shareholder’s agent and attorney with respect to all matters concerning the shareholder’s shares in Guoning, including (without limitation) to:

14

Greenpower International Group Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5– VARIABLE INTEREST ENTITY - CONTINUED

attend shareholders’ meetings of Guoning, exercise all of the shareholder’s rights (including voting rights) in Guoning, and designating and appointing the directors and officers of Guoning.

As a result of these Contractual Arrangements, under U.S.GAAP, Greenpower BVI is considered the primary beneficiary of Guoning and thus consolidates its results in our consolidated financial statements.

As a result of the Contractual Arrangements, Greenpower BVI was granted with unconstrained decision making rights and power over key operational functions within Guoning. As a result, Greenpower BVI will bear Guoning’s operating costs in exchange for 100% of the net income. There is no income or loss of Guoning attributed to other parties. Greenpower BVI does not have any equity interest in Guoning , but instead has the right to enjoy economic benefits similar to an equity ownership through its Contractual Arrangements with Guoning.

These contractual arrangements may not be as effective in providing Greenpower BVI with control over Guoning as direct ownership. Due to its VIE structure, Greenpower BVI has to rely on contractual rights to effect control and management of Guoning, which exposes it to the risk of potential breach of contract by the shareholders of Guoning.

The assets and liabilities and revenues and expenses of Guoning have been included in the accompanying consolidated financial statements. As of December 31, 2011, net assets and liabilities included in consolidated balance sheets total $2,555,512 and $146,852, respectively. For the period from September 16, 2011 (Inception) through December 31, 2011, the consolidated VIE’s revenue and net loss was $34,483 and $195,531, respectively. Currently there is no contractual arrangement that could require the Company to provide additional financial support to the consolidated VIE.

NOTE6–NET INVESTMENT IN DIRECT FINANCING LEASE

Our direct financing leases include a lease of the LED advertising lights under the EMC business model. Under the terms of the first and only contract in 2011, we are paid monthly payments, which commenced in December, 2011. At the end of the lease term in 2016, we will convey all of our LED advertising lights installed to the lessee for no payment. In addition, the contract requires the customer to pay for installation of the LED lights and also to compensate the Company an amount of approximately 2,200 RMB (USD$350) per light if the lights are stolen or damaged by the customer. The customer is also affirmatively required by the contract to maintain the LED lights in a manner so that they do not become damaged.

The following table lists the components of the net investment in direct financing leases as of December 31:

2011
Total minimum lease payment to be received	$252,169
Less: unearned income	(181,050)
Net investment in direct financing leases	71,119
Less: current portion	(5,844)
Long-term portion of net investment in direct financing leases	$65,275

Residual values of leased equipment and initial direct costs are estimated to be insignificant. At December 31, 2011, minimum lease payments to be received for each of the five succeeding fiscal years are:

Year	Amount
2012	$60,652
2013	57,067
2014	53,481
2015	49,896
2016	31,073
$252,169

15

Greenpower International Group Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7– INVENTORY, NET

Inventory consisted of the following at December 31:

2011
Finished goods	$109,953
Less: reserve for inventory	(105,207)
$4,746

Inventory inherited from the prior entity of Guoning was fully reserved in the prior year.

NOTE 8–EQUIPMENT, NET

Equipment consisted of the following at December 31:

2011
Vehicle	$51,399
Equipment	35,467
Furniture & fixture	7,115
Leasehold improvement	23,833
117,814
Less: accumulated depreciation	20,540
97,274
Equipment for lease - LED lights	78,398
$175,672

The depreciation for the period from September 16, 2011 (Inception) through December 31, 2011 was $7,502. Equipment for lease – LED lights are LED advertising lights purchased for leasing purpose, of which we have a direct financing lease as more fully described in Note 9 – Net Investment in Direct Financing Lease. Lease lights are not subject to depreciation.

NOTE 9– ADVANCES TO SUPPLIER

On September 25, 2011, the Company entered into a Joint Development, Customization and Equity Allocation Contract on LED Advertising Lamp (“Agreement”) with its sole supplier to develop and produce the LED lighting sets on a collaborative basis. Under the Agreement, Guoning can order product units from the supplier for pre-agreed prices on a defined timeline of anticipated product acquisitions. Guoning shall prepay 10,000,000 RMB (USD$1,588,840) in respect of production lamps to be produced in two installments, 5,000,000 RMB (USD$794,420) on the signing day and 5,000,000 RMB (USD$794,420) after the total production exceeds 2,000 units. The 10,000,000 RMB (USD$1,588,840) deposit remains with the supplier and can only be applied to future LED purchases greater than the first 200,000 units ordered. The supplier is obligated to provide product maintenance for free for five years and product change service if quality issues arise. In the warranty period, if the equipment is faulty, because of product quality issues, it should be changed by the supplier without charge.

The Agreement also provides that research and development expenses are provided by the supplier, and Guoning agreed to pay a mold fee of 475,600 RMB (USD$75,565), which is expensed and recorded as accrued liabilities as of December 31, 2011. Further, the supplier invested to, and subsequently granted to, Guoning, with the product patent right, trademark right, software copyright and the domestic marketing exclusivity right. In consideration, the supplier will be granted 10 million shares in Guoning when such patent rights are received by the supplier and then duly available to Guoning. As of December 31, 2011, none of the patents have been approved.

16

Greenpower International Group Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE10– STOCKHOLDERS’ EQUITY

Greenpower BVI is authorized to issue 50,000 shares of common stock at $1 par value. On September 16, 2011, Greenpower BVI issued 50,000 common shares to management and related parties for no consideration and $50,000 was recognized as a discount on the common stock issued.

Upon establishing Guoning in 2004, the PRC government required capitalization of Guoning totaling 5,000,000 RMB, which has remained the same since inception of the Company through December 31, 2011. The registered capital translated to USD at the historical rate was $604,084.

According to PRC regulations, at least 10% of the current year’s net income after tax, as determined under PRC accounting rules and regulations, must be allocated to the “statutory surplus reserve” until the fund amounts to 50% of the Company's registered capital, which is restricted for set off against losses, expansion of production and operations or increase in registered capital. However, Guoning has incurred net losses since its inception, and as such, no amounts have been allocated .

Pursuant to the Stock Right Transfer Agreement, Mr. Ren Hua He, the shareholder and vice president, permanently transferred all of his shares in the Company to Mr. Jiong Zhang, the subsequent Chairman of Guoning, and to the new core management on January 14, 2011. Total shareholders increased from two at December 31, 2010 to seven in 2011.

Pursuant to the contractual arrangements entered into by and between Guoning and Greenpower BVI, dated October 26, 2011, Greenpower BVI will provide consulting services and daily operational guidance and instructions to Guoning. Through these contractual arrangements, Greenpower BVI will have the ability to substantially influence Guoning’s daily operations, financial affairs and will be able to appoint the senior members of management. Greenpower BVI is considered the primary beneficiary of Guoning and thus consolidates its results in our consolidated financial statements. Greenpower BVI does not have any equity interest in Guoning, but instead has the right to enjoy economic benefits similar to equity ownership through its Contractual Arrangements with Guoning. As a result, the equity interest from Guoning was recognized as paid-in-capital upon consolidation in the amount of $2,572,503 as of December 31, 2011.

NOTE 11– RELATED PARTY TRANSACTIONS

a) Related parties

Name of related parties	Relationship with the Company
Director A	Management and member of board
Director B	Management and member of board

b) The Company had the following related party balances at December 31, 2011:

2011
Advances to director A	$317,899
Due to director B	3,223

Advances to director A relate to amounts transferred from Guoning for the purpose of paying professional fees related to the reverse merger on behalf of Greenpower BVI. Due to director B is accrued salary to our officer at year end.

NOTE 12– INCOME TAXES

Prior to January 1, 2008, PRC enterprise income tax (“EIT”), was generally assessed at the rate of 33% of taxable income. In March 2007, a new enterprise income tax law (the “New EIT Law”) in the PRC was enacted which was effective on January 1, 2008. The New EIT Law generally applies a uniform 25% EIT rate to both foreign invested enterprises and domestic enterprises.

17

Greenpower International Group Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12– INCOME TAXES - CONTINUED

Taxes payable consisted of the following at December 31:

2011
Corporation income tax	$916
Value added tax	731
Others	88
$1,735

On December 13, 2011, a tax notice from the Shenzhen Nanshan District Regional Tax Bureau stated that all income generated from the approved EMC contracts entered into by Guoning is exempted from levying business tax and enterprise income tax due to its energy saving nature.

NOTE 13– CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

NOTE 14– SUBSEQUENT EVENTS

The Company has evaluated subsequent events for the period from December 31, 2011, the date of these financial statements, through June 5, 2012, which represents the date the Company intends to file these financial statements with the Securities and Exchange Commission. Pursuant to the requirements of ASC 855, Subsequent Events there were no events or transactions occurring during this subsequent event reporting period that require recognition or disclosure in these financial statements except as set forth below:

On February 6, 2012, in conjunction with the VIE Agreements, each shareholder of Guoning entered into an exclusive option agreement that allows Greenpower BVI to purchase additional shares of Guoning.

On February 6, 2012, in conjunction with the VIE Agreements, Greenpower BVI and Guoning entered into an exclusive business cooperation agreement that provides that Greenpower BVI shall be the exclusive service provide to Guoning and will provide complete technical support, business support and related consulting services. In consideration for such services, Greenpower BVI is entitled to receive fees equal to 100% of the net income of Guoning, such fees being due and payable on a monthly basis. Greenpower BVI also has exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of the agreement, including, but not limited to, copyrights, patents, patent applications, software, technical secrets, trade secrets and others.

On February 6, 2012, in conjunction the exclusive business cooperation agreement and the VIE Agreements, each shareholder entered into a pledge agreement to ensure that Guoning fully performs its obligations under the exclusive business cooperation agreement. Each shareholder pledged to Greenpower BVI all of the shareholders’ equity interest in Guoning as security for the performance of that agreement by Guoning.

On February 10, 2012, the Greenpower Delaware effected the acquisition of Greenpower BVI through the exchange of 10,000,000 shares of voting common stock of Greenpower Delaware for all of the 50,000 outstanding shares of Greenpower BVI at an exchange ratio of 200 shares of Greenpower Delaware for each share of Greenpower BVI.

As a result of the Acquisition, Greenpower BVI has become a wholly owned subsidiary of Greenpower Delaware and Greenpower Delaware has taken over the management and control Greenpower BVI. Greenpower Delaware has taken over the operations and business plan of Greenpower BVI, which has management and voting control over Guoning, through a VIE structure.

18

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	1

Bal Balance Sheet as of December 31, 2011	2

Statement of Operations for the Period from April 20, 2011 (Inception) to December 31, 2011	3

Sta Statement of Changes in Stockholders’ Equity for the Period from April 20, 2011 (Inception) to December 31, 2011	4

Stat Statement of Cash Flows for the Period from April 20, 2011 (Inception) to December 31, 2011	5

Not Notes to Financial Statements	6-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Greenpower International Group Ltd.

We have audited the accompanying balance sheet of Greenpower International Group Ltd. (the "Company"), formerly Boxwood Acquisition Corporation, as of December 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period from April 20, 2011 (Inception) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and the results of its operations and its cash flows for the period from April 20, 2011 (Inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes a business combination with a target company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP

Newport Beach, California

March 28, 2012

1

GREENPOWER INTERNATIONAL GROUP LTD.
(Formerly BOXWOOD ACQUISITION CORPORATION)
(A Development Stage Company)
BALANCE SHEET

December 31, 2011
ASSETS

Current assets
Cash	$1,100

Total Current Assets	1,100

Intangible Assets	-
Property and Equipment-net	-

TOTAL ASSETS	$1,100

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued Liabilities	$400

Total Liabilities	400

Stockholders' Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding	$-
Common stock, $0.0001 par value, 500,000,000 shares authorized; 11,000,000 shares issued and outstanding	1,100
Additional paid-in capital	750
Accumulated deficit	(1,150)
Total Stockholders' Equity	700
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,100

The accompanying notes are an integral part of these financial statements

2

GREENPOWER INTERNATIONAL GROUP LTD.
(Formerly BOXWOOD ACQUISITION CORPORATION)
(A Development Stage Company)
STATEMENT OF OPERATIONS

For the period from April 20, 2011 (inception) to December 31, 2011

Operating expenses	$1,150

Net loss	$(1,150)

Loss per share - basic and diluted	$(0.00)

Weighted average shares - basic and diluted	17,570,000

The accompanying notes are an integral part of these financial statements

3

GREENPOWER INTERNATIONAL GROUP LTD.
(Formerly BOXWOOD ACQUISITION CORPORATION)
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance, April 20, 2011 (inception)	-	$-	$-	$-	$-

Shares issued for cash	30,500,000	3,050	-	-	3,050
Stock redemption	(19,500,000)	(1,950)	-	-	(1,950)
Shareholders' contributions	-	-	750	-	750
Net loss	-	-	-	(1,150)	(1,150)

Balance, December 31, 2011	11,000,000	$1,100	$750	$(1,150)	$700

The accompanying notes are an integral part of these financial statements

4

GREENPOWER INTERNATIONAL GROUP LTD.
(Formerly BOXWOOD ACQUISITION CORPORATION)
(A Development Stage Company)
Statement of CASH FLOWS

For the period from April 20, 2011 (inception) to Dec 31, 2011
OPERATING ACTIVITIES
Net loss	$(1,150)
Changes in operating assets and liabilities
Accrued liabilities	400
Net cash used in operating activities	(750)

FINANCING ACTIVITIES
Proceeds from the issuance of common stock	3,050
Redemption of common stock	(1,950)
Proceeds from stockholders' additional paid-in capital	750

Net cash provided by financing activities	1,850

Net Increase in Cash	1,100

Cash at Beginning of Period	-

Cash at End of Period	$1,100

The accompanying notes are an integral part of these financial statements

5

GREENPOWER INTERNATIONAL GROUP LTD.
(Formerly BOXWOOD ACQUISITION CORPORATION)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

Greenpower International Group Ltd., formerly Boxwood Acquisition Corporation ("Boxwood”) was incorporated under the laws of the State of Delaware on April 20, 2011 and was originally formed to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On October 28, 2011 the shareholders of Boxwood and the Board of Directors unanimously approved the change of Boxwood’s name to Greenpower International Group Ltd. (“Greenpower” or the “Company”), increased the authorized number of shares of common stock to 500,000,000 and filed such changes with the state of Delaware. The following events occurred which resulted in a change of control of Boxwood: On October 28, 2011, Boxwood redeemed from its then two shareholders an aggregate of 19,500,000 of its 20,000,000 shares of outstanding stock at a redemption price of par value ($0.0001) per share for an aggregate redemption price of $1,950; On October 28, 2011, the shareholders of the Corporation elected new directors and the existing directors of the Corporation resigned and simultaneously, new officers were appointed; On October 31, 2011, Boxwood issued 10,500,000 shares of common stock at par value for an aggregate of $1,050 representing 95% of the total outstanding 11,000,000 shares of common stock to new unrelated third party investors, resulting in a change in ownership.

Greenpower has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. On February 10, 2012, the Company acquired Greenpower International Group Limited, a company incorporated in the British Virgin Islands (“Greenpower BVI”) in a stock-for-stock transaction (the “Acquisition”). Pursuant to the Acquisition, the shareholders of Greenpower BVI agreed to transfer to the Company each share of common stock of Greenpower BVI in consideration for shares of the Company. Specifically, on February 10, 2012, the Acquisition was effected by the Company through the exchange of 10,000,000 shares of voting common stock of the Company for all the 50,000 outstanding shares of Greenpower BVI at an exchange ratio of 200 shares of the Company for each share of Greenpower BVI (the "Acquisition"). The Company has taken over the operations and business plan of Greenpower BVI, which has management and voting control over Shenzhen Guoning New Energy Investment Co., Ltd, a company formed under the laws of Guangdong, China (“Guoning”), through a variable interest entity structure.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

6

GREENPOWER INTERNATIONAL GROUP LTD.
(Formerly BOXWOOD ACQUISITION CORPORATION)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

LOSS PER COMMON SHARE

Basic loss per common shares excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2011 there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•	Level 1:	defined as observable inputs such as quoted prices in active markets;
•	Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
•	Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has sustained net loss of $1,150 since inception of the Company on April 20, 2011. Additionally, the Company has accumulated deficit of $1,150 on December 31, 2011. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

7

GREENPOWER INTERNATIONAL GROUP LTD.
(Formerly BOXWOOD ACQUISITION CORPORATION)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - GOING CONCERN (CONTINUED)

On February 10, 2012, the Company effected the acquisition of a British Virgin Islands (“BVI”) entity through a share exchange transaction for the purpose of a business combination with a target company with operations in the People’s Republic of China (“PRC”). See note 5 Subsequent Events.

There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

In December 2010, the FASB issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations. This proposed ASU reflects the consensus-for-exposure in EITF Issue No. 10-G, “Disclosure of Supplementary Pro Forma Information for Business Combinations.” The Amendments in this proposed ASU specify that if a public entity presents comparative financial statements, the entity would disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This ASU would also expand the supplemental pro forma disclosures under Codification Topic 805, Business Combinations, to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination. This proposed ASU would be effective prospectively for business combinations that are consummated on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption would be permitted. The adoption of this ASU did not have a material impact to our financial statements. The new disclosures and clarifications of existing disclosures are effective now, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on the Company’s financial statements and related disclosures.

In September 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-08, “Intangibles-Goodwill and Other (Topic 350): Testing Goodwill Impairment” which is intended to simplify goodwill impairment testing by permitting the assessment of qualitative factors to determine whether events and circumstances lead to the conclusion that it is necessary to perform the traditional two-step impairment test.  Under this update, we are not required to calculate the fair value of our reporting units unless we conclude that it is more likely than not (likelihood of more than 50%) that the carrying value of our reporting units is greater than the fair value of such units based on our assessment of events and circumstances.  This update is effective for fiscal years beginning after December 15, 2011, with early adoption permitted.  We have adopted the provisions of this update at the beginning of our fourth quarter.  The adoption of this ASU did not have a material impact on our financial statements.

Not Yet Adopted

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS) of Fair Value Measurement – Topic 820.” ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. The adoption of this ASU is not expected to have a material impact on our financial statements.

8

GREENPOWER INTERNATIONAL GROUP LTD.
(Formerly BOXWOOD ACQUISITION CORPORATION)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 4 – STOCKHOLDER’S EQUITY

On April 25, 2011, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

On October 28, 2011, the Company redeemed from its then two shareholders an aggregate of 19,500,000 of its 20,000,000 shares of outstanding stock at a redemption price of $0.0001 per share for an aggregate redemption price of $1,950.

On October 28, 2011, the shareholders of the Company elected new directors and the existing directors of the Corporation resigned and simultaneously, new officers were appointed.

On October 31, 2011, the Company issued 10,500,000 shares of common stock to new directors and officers in order to evoke a change in ownership.

On October 28, 2011, the shareholders of the Company and the Board of Directors unanimously approved the change of the Company’s name to Greenpower International Group Limited, increased the authorized number of shares of common stock to 500,000,000, and filed such changes with the State of Delaware.

NOTE 5 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were available to be issued.

On February 10, 2012, the Greenpower International Group Limited (the "Company " or "Greenpower Delaware") effected the acquisition of Greenpower International Group Limited, a company incorporated in the British Virgin Islands ("Greenpower BVI") through the exchange of 10,000,000 shares of voting common stock of Greenpower Delaware for all the 50,000 outstanding shares of Greenpower BVI at an exchange ratio of 200 shares of Greenpower Delaware for each share of Greenpower BVI (the "Acquisition"). Greenpower BVI was incorporated in the British Virgin Islands in September 2011.

As a result of the Acquisition, Greenpower BVI has become a wholly owned subsidiary of Greenpower Delaware and Greenpower Delaware has taken over the management and control Greenpower BVI. The Company has taken over the operations and business plan of Greenpower BVI, which has management and voting control over Shenzhen Guoning New Energy Investment Co., Ltd, a company formed under the laws of Guangdong, China ("Guoning"), through a variable interest entity ("VIE") structure.

At a later date in the future, Greenpower BVI may acquire the outstanding shares of Guoning directly complete another share agreement, at which point additional shares of the Company may be issued.

The VIE Agreements specify, among other things, that: (1) Greenpower BVI will provide Guoning with guidance and instructions on daily operations, financial management and employment issues; (2) Greenpower BVI shall have the right to appoint or remove Guoning’s directors and officers; (3) Guoning will pledge its accounts receivable and of its assets to Greenpower BVI; (4) Guoning will not sell, assign, transfer or encumber any assets or interests value at 100 RMB or more, without the written consent of Greenpower BVI; and (5) Guoning will pay 100% of its net revenue to Greenpower BVI for each fiscal year during the term. The term of the foregoing provisions is for 100 years and may be extended at the option of Greenpower BVI for an additional 100 years. In connection with the VIE Agreements, Guoning also granted an irrevocable power of attorney to Greenpower BVI specifying that the latter shall have full authority to act as the former’s attorney in fact for any and all lawful purposes.

9

GREENPOWER INTERNATIONAL GROUP LTD.
(Formerly BOXWOOD ACQUISITION CORPORATION)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

The VIE Agreements also grant an exclusive option to Greenpower BVI to purchase any or all of the equity interest in Guoning at any time in next 100 years (subject to extension for an additional 100-year term by Greenpower BVI). In addition, pursuant to the VIE Agreements, all of the shareholders of Guoning have pledged all of their equity interests in Guoning to Greenpower BVI for a term of 100 years (subject to extension for an additional 100-year term by Greenpower BVI). Further, all of the shareholders of Guoning also executed an irrevocable proxy granting Greenpower BVI the right to exercise all of the voting rights in Guoning in the place and stead of the Guoning shareholders. The term of the proxy is for 100 years, subject to extension for an additional 100 years at the option of Greenpower BVI.

On February 6, 2012, in conjunction with the VIE Agreements, each shareholder of Guoning entered into an exclusive option agreement that allows Greenpower BVI to purchase additional shares of Guoning.

On February 6, 2012, in conjunction with the VIE Agreements, Greenpower BVI and Guoning entered into an exclusive business cooperation agreement that provides that Greenpower BVI shall be the exclusive service provide to Guoning and will provide complete technical support, business support and related consulting services. In consideration for such services, Greenpower BVI is entitled to receive fees equal to 100% of the net income of Guoning, such fees being due and payable on a monthly basis. Greenpower BVI also has exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of the agreement, including, but not limited to, copyrights, patents, patent applications, software, technical secrets, trade secrets and others.

On February 6, 2012, in conjunction the exclusive business cooperation agreement and the VIE Agreements, each shareholder entered into a pledge agreement to ensure that Guoning fully performs its obligations under the exclusive business cooperation agreement. Each shareholder pledged to Greenpower BVI all of the shareholders’ equity interest in Guoning as security for the performance of that agreement by Guoning.

The Company may consider an alternate structure or amendments to the VIE Agreements based on the formation of a wholly foreign owned entity in China. Such amendments would affect Guoning and Greenpower BVI as subject entities that are involved in the VIE Agreements.

Through Guoning, the Company became an electrical-use manager that provides light emitting diode (LED) lights, products and energy management services to customers in the People’s Republic of China (“China” or the “PRC”). The Company's primary business objective is to commercialize energy-saving lighting products and services. The Chinese government is sponsoring tax and other government incentives for companies to enter into energy management contracts (“EMC”) (alternatively known as energy performance contracts (“EPC”)). The primary products of the Company are LED lights, specifically for outdoor billboards. The primary service of the Company is the EMC or Energy Management Contract. The Company provides customers with energy efficient and high quality LED lighting at no cost in exchange for a contract that gives the Company a share of the Company’s energy savings.

Through Guoning, the Company has limited operating history and has experienced losses since it started its new LED lighting business. The Company's independent auditors have issued a report raising a substantial doubt about the Company's ability to continue as a going concern.

Through Guoning, the Company has 17 affiliate locations (each staffed with two independent contractors) and expects to maintain 6 showroom locations to provide fixed office locations in most provinces in China and in major cities. The Company plans to market directly to the customer without the use of media or public disclosures. Sales are expected to be spread evenly through cities in most Chinese provinces. The Company plans to have customers that are government, private individuals and entities. The Company is currently in the process of developing new products, such as LED lights for tunnels, street lights and fishing boat lights (underwater). The operating headquarters of the Company through Guoning are located in Shenzhen, Guangdong Province, China.

10

GREENPOWER INTERNATIONAL GROUP LTD.
(Formerly BOXWOOD ACQUISITION CORPORATION)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Through Guoning, the Company entered into two significant customer relationships during 2011. In the EMC/EPC business, the Company received its first customer in September 2011 and entered into its first EMC/EPC customer contract at such time with Qingyuan Shangmei Creative Plan Media Ltd. Co. The contract will expire in October 2016. The contract contemplates that the Company would install LED lights at customer locations to establish baseline energy usage for a period of approximately 30 days. Such baseline testing has already been completed (in June/July of 2011) and the testing indicating that the customer would experience savings of approximately 86.9% per month using the LED lights from the test. The Company used the baseline usage number to create a plan showing the monetary amount that the customer would be expected to save each month based on the costs noted during the testing period. Once such baseline usage number was calculated, the parties agreed to a fixed monetary amount due to the Company during each time period in the contract, such monetary amount to be derived based on the cost savings experienced by the customer during the testing period. The contract states, among other things, that the fees to be paid to the Company will begin when 85% savings are achieved and then go down an absolute 5 percentage points per year over the term of the contract. In addition, the contract requires the customer to pay for installation of the LED lights and also to compensate the Company an amount of approximately 2,200 RMB per light if the lights are stolen or damaged by the customer. The customer is also affirmatively required by the contract to maintain the LED lights in a manner so that they do not become damaged.

In the LED lighting segment, through Guoning, the Company entered into an agreement with Komeri Co., Ltd. based in Japan (“Komeri”). Pursuant to the Komeri agreement, Komeri may order various LED lighting products from Guoning, subject to specific terms regarding prices, minimum order quantities and other customary product sale and purchase terms and conditions.

Through Guoning, in September 2011, the Company entered into a Joint Development, Customization and Equity Allocation Contract on LED Advertising Lamp (“LED Development Agreement”) with Dongguan Living Style Enterprises Limited (“Dongguan”). Under the LED Development Agreement, Guoning can order product units from Dongguan and pre-agreed prices on a defined timeline of anticipated product acquisitions. The LED Development Agreements provides that research and development expenses are spent by Dongguan. Further, Dongguan invested to, and granted to, Guoning, with the product patent right, trademark right, software copyright and the domestic marketing exclusivity right. In consideration, Dongguan will be granted 10 million shares in Guoning when such patent rights are received by Dongguan and then duly available to Guoning. Dongguan is obligated to provide product maintenance for free for five years and product changes service because of the quality issues. In the warranty period, if the equipment is faulty, because of product quality issues, it should be changed by Dongguan without charge. If it is caused by artificial reason, Dongguan will provide services and charge for material expense. Guoning shall prepay RMB 10 million to Dongguan in respect of production lamps to be produced. For the lamp in this design, when Guoning’s delivery quantity exceeds 200,000 lamps, Guoning should deduct in the follow-up orders of 500,000 lamps at average (deduct RMB 20 per lamp) until the deductions from the deposit are complete.

11

 Greenpower International Group Limited

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2012 and 2011

index to CONSOLIDATED financial statements
(Unaudited)

Page

Consolidated Balance Sheets at March 31, 2012 and December 31, 2011	2

Consolidated Statements of Operations and Comprehensive Loss for the Quarters Ended March 31, 2012 and 2011	3

Consolidated Statements of Changes in Stockholders’ Equity	4

Consolidated Statements of Cash Flows for the Quarters Ended March 31, 2012 and 2011	5

Notes to Consolidated Financial Statements	6-15

1

Greenpower International Group Limited AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2012	2011
ASSETS

Cash	$70,443	$76,850
Net investment in direct financing leases – current, net of unearned income	10,828	5,844
Advances to related parties	68,762	317,899
Prepaid expense	9,490	55,000
Inventory, net	9,047	4,746
Other receivable	41,087	40,770
Total current assets	209,657	501,109

Deposits	22,925	19,554
Net investment in direct financing leases – noncurrent, net of unearned income	130,166	65,275
Advances to supplier	1,587,932	1,588,840
Equipment, net	343,054	175,672
Total noncurrent assets	2,084,077	1,849,341

Total Assets	$2,293,734	$2,350,450

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$262,553	$17,852
Accrued liabilities	131,998	120,070
Related party payable	4,489	3,223
Taxes payable	9,815	1,735
Other payable	3,509	3,972
Total current liabilities	412,364	146,852

Deposits from franchisees	38,110	-
Total Liabilities	450,474	146,852

Stockholders' Equity

Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding	-	-
Common stock, $0.0001 par value, 500,000,000 shares authorized; 21,000,000 shares issued and outstanding (2011 – 10,000,000 shares) (1)	2,100	1,000
Discount on common stock issued to founders (1)	(1,000)	(1,000)
Additional paid-in capital (1)	2,710,417	2,572,503
Accumulated other comprehensive income	29,880	31,688
Accumulated deficit	(898,137)	(400,593)
Total Stockholders' Equity	1,843,260	2,203,598

Total Liabilities and Stockholders' Equity	$2,293,734	$2,350,450

(1) The December 31, 2011 capital accounts of the Company have been retroactively restated to reflect the equivalent number of common shares based on the exchange ratio of the merger transaction. See Note 2.

The accompanying notes are an integral part of these consolidated financial statements

2

Greenpower International Group Limited AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	For the Quarter Ended
	March 31
	2012	2011

Revenue, net
Products	$6,498	$45,501
Leases	22,003	-
Franchising fee revenue	15,848	-
Commision revenue	92,518	-
Total revenue, net	136,867	45,501

Cost of revenue
Products	9,982	25,599
Total cost of revenue	9,982	25,599

Gross profit	126,885	19,902

Operating expenses:
Selling expense	110,718	-
General and administrative expenses	513,623	47,386
Total operating expenses	624,341	47,386

Operating loss	(497,456)	(27,484)

Other income	87	267
Other expense	(175)	-
Total other income (expense)	(88)	267

Loss before taxes	(497,544)	(27,217)

Income taxes	-	254

Net loss from continuing operation	(497,544)	(27,471)

Loss from discontinued operation, net of tax	-	6,354

Net loss	$(497,544)	$(33,825)

Loss per share - basic and diluted	$(0.03)	$-
Weighted average number of common shares outstanding - basic and diluted (2)	16,043,956	-

Other comprehensive income:
Foreign currency translation adjustment	(1,808)	8,558

Net comprehensive loss	$(499,352)	$(25,267)

(2) The capital accounts of the Company have been retroactively restated to reflect the equivalent number of common shares based on the exchange ratio of the merger transaction in determining the basic and diluted weighted average shares. See Note 2.

The accompanying notes are an integral part of these consolidated financial statements

3

Greenpower International Group Limited
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock
	Shares	Amount (par $0.0001)	Discount on Common Stock	Additional Paid In Capital	Accum Other Comprehensive Income	Accumulated Deficit	Total

Balance at September 16, 2011 (Inception)	-	$-	$-	$-	$-	$-	$-

Foreign currency translation	-	-	-	-	31,688	-	31,688
Common stock issued at a discount	10,000,000	1,000	(1,000)	-	-	-	-
Equity investment	-	-	-	2,572,503	-	-	2,572,503
Net loss	-	-	-	-	-	(400,593)	(400,593)
Balance at December 31, 2011 (3)	10,000,000	1,000	(1,000)	2,572,503	31,688	(400,593)	2,203,598

Foreign currency translation	-	-	-	-	(1,808)	-	(1,808)
Share exchange pursuant to merger agreement	10,000,000	1,000	-	(1,000)	-	-	-
Recapitalization	1,000,000	100	-	(100)	-	-	-
Proceeds from director	-	-	-	139,014	-	-	139,014
Net loss	-	-	-	-	-	(497,544)	(497,544)

Balance at March 31, 2012 (unaudited)	21,000,000	$2,100	$(1,000)	$2,710,417	$29,880	$(898,137)	$1,843,260

(3) The December 31, 2011 capital accounts of the Company have been retroactively restated to reflect the equivalent number of common shares based on the exchange ratio of the merger transaction. See Note 2.

The accompanying notes are an integral part of these consolidated financial statements

4

Greenpower International Group Limited AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Quarter ended March 31
	2012	2011
Operating Activities
Net loss	$(497,544)	$(33,825)

Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	10,571	434
Loss on disposal of discontinued operations	-	6,354
Provision for inventory reserve	(1,416)	(14,413)
Payment received under direct financing leases	19,988	-
Amortization of unearned income on direct financing leases	(22,003)	-
Changes in operating assets and liabilities:
Prepaid expense	45,528	29,282
Inventory	(2,882)	(4,731)
Deposits	(3,376)	-
Other receivable	(317)	(19,633)
Lease payment receivable	(262,999)	-
Accounts payable	243,835	-
Accrued liabilities	11,973	-
Deposits from franchisee	38,036	-
Due from/to related party	250,048	-
Taxes payable	8,065	(570)
Other payable	(460)	2,730
Unearned income	195,236	-
Net cash provided by (used in) operating activities	32,283	(34,372)
Investing Activities
Purchase of equipment	(177,726)	(36,022)
Net cash used in investing activities	(177,726)	(36,022)
Financing Activities
Proceeds from director	139,014	309,242
Proceeds from issuance of common stock warrants	-	920,545
Net cash provided by financing activities	139,014	1,229,787

Effect of change in exchange rate on cash	22	8,102
Net change in cash during the period	(6,407)	1,167,495

Cash, beginning of period	76,850	297,205
Cash, end of period	$70,443	$1,464,700

The accompanying notes are an integral part of these consolidated financial statements

5

Greenpower International Group Limited AND SUBSIDIARIES
NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 –BUSINESS Organization and description

Greenpower International Group Limited (the "Company," “We,” or “Us.”) (formerly Boxwood Acquisition Corporation) was incorporated on April 20, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On June 2, 2011, the Company filed a registration statement on Form 10 pursuant to the Securities Exchange Act of 1934 by which it registered its class of common stock. The accompanying consolidated financial statements include the financial statements of the Company, its wholly owned subsidiary, and an affiliated PRC entity that is controlled through contractual arrangements.

On February 10, 2012, the Company, effected the acquisition of Greenpower International Group Limited of British Virgin Islands (“Greenpower BVI”) through the exchange of 10,000,000 shares of voting common stock of Company for all the 50,000 outstanding shares of Greenpower BVI at an exchange ratio of 200 shares of the Company for each share of Greenpower BVI (the "Acquisition"). Greenpower BVI was incorporated in the British Virgin Islands in September 2011.

As a result of the Acquisition, Greenpower BVI has become a wholly owned subsidiary of the Company and the Company has taken over the management and control of Greenpower BVI. The Company has taken over the operations and business plan of Greenpower BVI, which has management and voting control over Shenzhen Guoning New Energy Investment Co., Ltd, a company formed under the laws of Guangdong, China (“Guoning”), through a variable investment entity ("VIE") structure pursuant to contractual agreements dated October 26, 2011 and February 6, 2012.

Guoning was formed in January 2011 and was formerly known as Shenzhen Muren Technology Industry Co., Ltd. (“Muren”). Muren was incorporated in the Guangdong Province, Shenzhen City of the People’s Republic of China (the “PRC”) on March 4, 2004 as a limited liability company with authorized share capital of 5,000,000 RMB (USD$604,084), with no common shares issued or outstanding. Prior to January 4, 2011, Guoning was in the business of purchasing, assembling, and furnishing customized, made to customer order laboratory equipment, furniture and lighting instruments. On January 4, 2011, in connection with the execution of an Equity Transfer Agreement (the “Agreement”), Mr. RenHua He (“He”), the vice president and one of the two shareholders, transferred his ownership to the other shareholder, Mr. Jiong Zhang (“Zhang”), who became the Chairman of a newly registered entity, Guoning. Pursuant to the Agreement, Guoning’s prior business in laboratory equipment and furniture was divested to He, leaving a focus on the LED lighting business going forward.

In addition to selling light bulbs as a distributor, management began a new business model after divesting the prior business component in January 2011. The new business model, Energy Management Contract (“EMC”), focuses on energy performance sharing via replacing customers’ current illumination equipment with energy efficient LED lights and charges based on an agreed percentage of savings on monthly utility bills.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

The unaudited interim financial statements have been prepared by us pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The results of the three month periods ended March 31, 2012 are not necessarily indicative of the results to be expected for the full year ending December 31, 2012.

6

Greenpower International Group Limited AND SUBSIDIARIES
NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Reverse merger accounting

Since former Greenpower BVI security holders owned, after the Merger, approximately 97.5% of the Company’s shares of common stock, and as a result of certain other factors, including that all members of the Company's executive management are from Greenpower BVI, Greenpower BVI is deemed to be the acquiring company for accounting purposes and the Merger was accounted for as a reverse merger and a recapitalization in accordance with generally accepted accounting principles in the United States ("GAAP"). These consolidated financial statements reflect the historical results of Greenpower BVI prior to the merger and that of the combined company following the merger, and do not include the historical financial results of the Company prior to the completion of the merger. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the merger.

Principles of consolidation

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, the Company is required to include in its consolidated financial statements the financial statements of variable interest entities (“VIE”). ASC Topic 810 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss for the variable interest entity or is entitled to receive a majority of the variable interest entity’s residual returns. Variable interest entities are those entities in which the Company, through contractual arrangements, bear the risk of, and enjoy the rewards normally associated with ownership of the entity, and therefore the Company is the primary beneficiary of the entity. The consolidated financial statements include the accounts of the Company and its variable interest entity, Guoning, for which the Company is the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in consolidation. The assets and liabilities and revenues and expenses of Guoning have been included in the accompanying consolidated financial statements. As of March 31, 2012 and December 31, 2011, net assets included in consolidated balance sheets total $2,352,104 and $2,408,660, respectively. For the Quarters ended March 31, 2012 and 2011, the consolidated revenue was $136,867and $45,501, respectively. Currently there are contractual arrangements that could require the Company to provide additional financial support to the consolidated VIE.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of risks

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, trade receivables and advances to suppliers. As of March 31, 2012 and December 31, 2011, part of the Company's cash was held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to trade receivables and advances to suppliers, the Company extends credit based on evaluations of the customers' and suppliers' financial position and business history with the Company. The Company generally is required to make advances to suppliers.

Currency convertibility risk

Guoning transacts all of its business in Renminbi (“RMB”), which is not freely convertible into foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China (the “PBOC”) or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. The value of the RMB is subject to change in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

7

Greenpower International Group Limited AND SUBSIDIARIES
NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Foreign currency exchange rate risk

Starting July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The appreciation of the U.S. dollar against RMB was approximately 0.31% and 0.50%during the three months ended March 31, 2012 and 2011, respectively. While the international reaction to the RMB appreciation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Concentration with one supplier

We currently rely on one supplier to supply 100% of the LED lights which we install for our EMC business. Our supply may be interrupted or impaired by manufacturing issues that supplier may experience.  There is no guarantee that any suppliers will be able to meet our future demands. We may not have the ability to substitute material from an alternate source.  If we experience product or equipment shortages as a result of supplier issues, such shortages could have an adverse impact on our ability to sell our services and products and negatively impact our revenue.

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less. As of March 31, 2012 and December 31, 2011, all of our cash was denominated in RMB and was held on hand by Guoning. RMB is not freely convertible into foreign currencies and the remittance of these funds out of the PRC is subject to exchange control restrictions imposed by the PRC government.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined on a weighted average basis. The Company estimates net realizable value based on intended use, current market value and inventory aging analyses. The Company writes down the inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about future demand and market conditions. Inventory inherited from the prior entity of Guoning was fully reserved in the prior year. As of March 31, 2012 and December 31, 2011, the total reserve for inventory was $103,730 and $105,207, respectively.

Equipment

Equipment is stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets' estimated useful lives with no salvage value. The useful lives are as follows: vehicles 5 years; office equipment 5 years; leasehold improvement 1 year. Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income/expense.

Impairment of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate their net book value may not be recoverable. When these events occur, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue. Either of these could result in the future impairment of long-lived assets.

8

Greenpower International Group Limited AND SUBSIDIARIES
NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Revenue recognition

We recognize revenue in accordance with FASB ASC No. 605 from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured. Returns and exchanges require approval from senior management and are on a case-by-case basis. We review and estimate the rates of return and exchange based on historical data and customer specific experience. Historically, returns and exchanges have been insignificant. The majority of our revenues are derived from four sources. Our revenue recognition policies vary based upon these revenue sources:

Sales of products

Most of our products are shipped directly to the customer at FOB Destination. Revenue is recognized when product is delivered to the customer, when all delivery documents have been signed by the receiving customer, and ownership has passed to the customer. We consider the terms of each arrangement to determine the appropriate accounting treatment.

Investment in direct financing lease

The Company’s leasing operations consist primarily of leasing LED lights in connection with their EMC business. The LED lights are leased under five year direct finance leases We use the direct financing method of accounting to record income from direct financing leases. At the inception of our leases, we record the net investment in leases, which consists of the sum of the minimum lease payments, initial direct costs, and unguaranteed residual value (gross investment) less the unearned income. The difference between the gross investment and the cost of the leased equipment is recorded as unearned income at the inception of the lease.

Revenue for direct financing leases is recognized as the unearned income is amortized over the life of the lease using the effective interest method. The amortization of unearned income is a component of lease revenue in our consolidated statements of operations. We review our direct financing lease arrangements for credit risk. Such review includes consideration of the credit rating and financial position of the lessee. Generally, when a lease is more than 90 days delinquent (when more than three monthly payments are owed), the lease is classified as being on non-accrual and the Company stops recognizing leasing income on that date. Payments received on leases in non-accrual status generally reduce the lease receivable. Leases on non-accrual status remain classified as such until there is sustained payment performance that, in our judgment, would indicate that all contractual amounts will be collected in full.

We defer initial direct costs incurred to originate leases in accordance with applicable accounting guidance. The initial direct costs deferred are part of the investment in leasing operations and are amortized to leasing income using the interest method. Initial direct costs include commissions and costs associated with credit evaluation, recording guarantees and other security arrangements, documentation and transaction closing. Residual values reflect the estimated amounts to be received at lease termination from lease extensions, sales or other dispositions of leased equipment. The leased equipment residual values are based on management’s best estimate.

Franchising

The Company sells individual franchises as well as territory agreements in the form of store development agreements (“SDA agreements”) that grant the right to develop show rooms in designated areas. Our franchise and SDA agreements typically require the franchisee to pay an initial nonrefundable fee and continuing fees, or royalty income, based upon a percentage of sales. The franchisee will typically pay us a renewal fee if we approve a renewal of the franchise agreement. Such fees are paid by franchisees to obtain the rights associated with these franchises or SDA agreements. Initial franchise fee revenue is recognized upon substantial completion of the services required of the Company as stated in the franchise agreement, which is generally upon opening of the respective store. Fees collected in advance are deferred until earned, with deferred amounts expected to be recognized as revenue within one year classified as current deferred income in the consolidated balance sheets. Royalty income is based on a percentage of franchisee gross sales and is recognized when earned, which occurs at the franchisees’ point of sale. Renewal fees are recognized when a renewal agreement with a franchisee becomes effective. Occasionally, the Company offers incentive programs to franchisees in conjunction with a franchise, SDA, or renewal agreement and, when appropriate, records the costs of such programs as reductions of revenue.

9

Greenpower International Group Limited AND SUBSIDIARIES
NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Commission revenue

From time to time the Company facilitates the sale of products to markets both inside and outside of China. As such, the Company recognizes contractually agreed revenue based upon the delivery of products to an end user customer. Revenue from these types of agreements is recognized when the transaction is substantially finished and upon receipt of the commission payment.

Cost of revenue

Cost of sales consists primarily of the purchase price of light bulbs products and content sold by us, inbound shipping charges, and packaging supplies. Shipping charges to receive products from our suppliers are included in inventory cost, and recognized as “cost of revenue” upon sale of products to our customers. Payment processing and related transaction costs, including those associated with seller transactions, are classified in “selling expenses” on our consolidated statements of operations. Any write downs of inventory to lower of cost or market value are also recorded in cost of sales.

Advertising

Advertising costs are charged to operations when incurred. For the Quarters ended March 31, 2012 and 2011, the amount charged to advertising expense was $1,902 and $0, respectively.

Income taxes

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. We adopted the provisions of ASC 740 and have analyzed filing positions in each of the People’s Republic of China (“PRC”) jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the PRC as our "major" tax jurisdiction.  Generally, we remain subject to PRC examination of our income tax returns.

We believe that our income tax filing positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within the PRC and, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment.

Comprehensive loss

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items that are required to be recognized under current accounting standards as components of comprehensive loss be reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Company’s comprehensive loss includes net loss and foreign currency translation adjustments and is presented in the statements of operations and comprehensive loss.

10

Greenpower International Group Limited AND SUBSIDIARIES
NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Foreign currency translation

The reporting currency is the U.S. dollar. The functional currency of Guoning is the local currency, the Chinese Yuan (RMB). For consolidation purposes, the financial statements of Guoning are translated into United States dollars in accordance with ASC 830, Foreign Currency Matters, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The exchange rates in effect as of March 31, 2012 and December 31, 2011 were RMB 1.00 for USD $0.1588 and USD $0.1527, respectively. The average exchange rates for the three month period ended March 31, 2012 and 2011 were RMB 1.00 for USD $0.1585 and USD $0.1520, respectively. At March 31, 2012 and 2011, the cumulative translation adjustment of $(1,808) and $8,558 respectively, was classified as an item of accumulated other comprehensive income in the stockholders’ equity section of the balance sheets. There was no significant fluctuation in the exchange rate for the conversion of RMB to United States dollars after the balance sheet date.

Loss per common share

Basic loss per common share excludes dilutive securities and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the Company has only incurred losses, basic and diluted loss per share is the same. As of March 31, 2012 and 2011, there were no outstanding dilutive securities.

The following table represents the computation of basic and diluted losses per share:

	Three months ended March 31
	2012	2011
Loss available for common shareholder	$(499,351)	$(25,267)
Basic and fully diluted loss per share	$(0.03)	$-
Weighted average common shares outstanding - basic and diluted	16,043,956	-

Net loss per share is based upon the weighted average shares of common stock outstanding.

Commitments and contingencies

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

11

Greenpower International Group Limited AND SUBSIDIARIES
NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 – RECENTLY ISSUED AND ADOPTED ACCOUNTING PRONOUCEMENTS

Adopted

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS) of Fair Value Measurement – Topic 820.” ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In June 2011, the FASB issued new guidance on the presentation of comprehensive income. The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in stockholders’ equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income from that of current accounting guidance. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. The adoption of this accounting guidance did not have a material impact on our consolidated financial statements and related disclosures.

NOTE 4 – GOING CONCERN

The Company has sustained operating losses of $898,137 since inception. The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its stockholders and / or other third parties.

The accompanying unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management began a new business model after divesting the prior business component in 2011. On September 28, 2011, Guoning entered into an agreement with a new customer initiating the new business model - Energy Management Contract (“EMC”). EMC model focuses essentially on replacing customers’ current illumination equipment with energy effective LED lights and charges based on an agreed percentage of savings on monthly utility bills. For the quarter ended March 31, 2012, the Company has 7 additional customers (out of 8 total) contracts under this new business model. The Company expects the EMC model will deliver additional customers in a systematic and orderly manner in the future. The Company is marketing this lease model to customers in a manner that will generate initial smaller contracts with follow on orders for lights that recur with the same customer over time. In addition to addressing the market with its lease model, the Company is expanding its presence in the market via branch/affiliate offices. The Company expects these additional offices will add to the direct sales of LED lights in the market. The Company continues to explore combinations and/or partnerships with suppliers to become the ultimate distributor of LED lights in the commercial and other markets in China.

NOTE 5–NET INVESTMENT IN DIRECT FINANCING LEASE

Our direct financing leases include a lease of the LED advertising lights under our EMC business model. Under the terms of the contracts in force as of March 31, 2012, we are paid monthly payments. At the end of the lease terms for each contract that last either 5 or 6 years, we will convey all of our LED advertising lights installed to the lessee for no payment. In addition, the contract requires the customer to pay for installation of the LED lights and also to compensate the Company an amount of approximately 2,200 RMB (USD$350) per light if the lights are stolen or damaged by the customer. The customer is also affirmatively required by the contract to maintain the LED lights in a manner so that they do not become damaged.

12

Greenpower International Group Limited AND SUBSIDIARIES
NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 5–NET INVESTMENT IN DIRECT FINANCING LEASE - CONTINUED

The following table lists the components of the net investment in direct financing leases at March 31, 2012:

	March 31,	December 31
	2012	2011
Total minimum lease payment to be received	$495,512	$252,169
Less: unearned income	(354,518)	(181,050)
Net investment in direct financing leases	140,994	71,119
Less: current portion	(10,828)	(5,844)
Long-term portion of net investment in direct financing leases	$130,166	$65,275

Residual values of leased equipment and initial direct costs are estimated to be insignificant. At March 31, 2012, minimum lease payments to be received for each of the five succeeding fiscal years are:

Year	Amount
2012	$112,936
2013	106,852
2014	100,682
2015	94,599
2016	56,698
Thereafter	23,745
$495,512

NOTE 6– INVENTORY, NET

Inventory consisted of the following at:

	March 31, 2012	December 31, 2011
Inventory	$112,777	$109,953
Less: reserve for inventory	(103,730)	(105,207)
	$9,047	$4,746

Inventory inherited from the prior entity of Guoning was fully reserved in the prior year.

NOTE 7– ADVANCES TO SUPPLIER

On September 25, 2011, the Company entered into a Joint Development, Customization and Equity Allocation Contract on LED Advertising Lamp (“Agreement”) with its sole supplier to develop and produce the LED lighting sets on a collaborative basis. Under the Agreement, Guoning can order product units from the supplier with pre-agreed prices on a defined timeline of anticipated product acquisitions. Guoning shall prepay 10,000,000 RMB (USD$1,587,932) in respect of production lamps to be produced in two equal installments, 5,000,000 RMB (USD$793,966) on the signing day and 5,000,000 RMB (USD$793,966) after the total production exceeds 2,000 units. The 10,000,000 RMB (USD$1,587,932) deposit remains with the supplier and can only be applied upon future LED purchases greater than the first 200,000 units ordered. The supplier is obligated to provide product maintenance for free for five years and product change service if quality issues arise. In the warranty period, if the equipment is faulty, because of product quality issues, it is to be changed by the supplier without charge.

13

Greenpower International Group Limited AND SUBSIDIARIES
NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 7– ADVANCES TO SUPPLIER - CONTINUED

The Agreement also provides that research and development expenses are spent by the supplier, and Guoning agreed to pay a mold fee of 475,600 RMB (USD$75,522), which is recorded as accrued liabilities as of March 31, 2012. Further, the supplier invested in, and subsequently granted to, Guoning, the product patent right, trademark right, software copyright and the domestic marketing exclusivity right. In consideration, the supplier will be granted 10 million shares in Guoning when such patent rights are received by the supplier and then duly available to Guoning. As of March 31, 2012, none of the patents have been approved.

NOTE 8–EQUIPMENT, NET

Equipment consisted of the following at:

	March 31	December 31
	2012	2011
Vehicle	$51,370	$51,399
Equipment	43,979	42,582
Leasehold improvements	23,819	23,833
	119,168	117,814
Less: accumulated depreciation	31,119	20,540
	88,049	97,274
Equipment for lease- LED lights	255,005	78,398
	$343,054	$175,672

The depreciation for the Quarters ended March 31, 2012 and 2011 was $10,571 and $434, respectively. Equipment for lease – LED lights are LED advertising lights purchased for leasing purposes, of which we have a direct financing lease as more fully described in Note 9. LED lights are not subject to depreciation.

NOTE9– STOCKHOLDERS’ EQUITY

Immediately prior to the closing of the Merger on February 10, 2012, there were 50,000 issued and outstanding shares of the Company retroactively restated to reflect the recapitalization of common stock to related parties of the Company’s founders and officers for no consideration and was recognized as a discount on the common stock issued.

On February 10, 2012, pursuant to a Plan and Agreement of Merger, all of Greenpower BVI’s outstanding shares were acquired by the Company through the exchange of 10,000,000 shares of voting common stock of the Company for all the 50,000 outstanding shares of Greenpower BVI at an exchange ratio of 200 shares of the Company for each share of Greenpower BVI. After the Merger, the Company is authorized to issue 500,000,000 shares of common stock and 20,000,000 shares of preferred stock. Currently, has a total of 21,000,000 shares of common stock outstanding.

Pursuant to the contractual arrangements entered into by and between Guoning and Greenpower BVI, dated October 26, 2011, Greenpower BVI will provide consulting services and daily operational guidance and instructions to Guoning. Through these contractual arrangements, Greenpower BVI will have the ability to substantially influence Guoning’s daily operations and financial affairs and will be able to appoint the senior members of management. Greenpower BVI is considered the primary beneficiary of Guoning and thus consolidates its results in its consolidated financial statements. Greenpower BVI does not have any equity interest in Guoning, but instead has the right to enjoy economic benefits similar to equity ownership through its Contractual Arrangements with Guoning. As a result, the equity interest from Guoning was recognized as paid-in-capital upon consolidation in the amount of $2,572,503 as of December 31, 2011.

During the three months ended March 31, 2012, a capital injection of $139,014 was received from the Chairman of Guoning for funding the Company’s operation.

14

Greenpower International Group Limited AND SUBSIDIARIES
NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10– RELATED PARTY TRANSACTION

a) Related parties

Name of related parties	Relationship with the Company
Chairman Director A	Management and chairman of the board of directors Management and member of the board of directors
Director B	Management and member of the board of directors

c) The Company had the following related party transactions at:

	March 31, 2012	December 31, 2011
Advances to director A	$68,762	$317,899
Due to Chairman	4,489	-
Due to director B	-	3,223

Advances to director A relate to amounts transferred from Guoning for the purpose of paying professional fees related to the reverse merger on behalf of Greenpower BVI. Due to Chairman and director B is expense reimbursement accrued.

NOTE 11– INCOME TAXES

Prior to January 1, 2008, PRC enterprise income tax (“EIT”), was generally assessed at the rate of 33% of taxable income. In March 2007, a new enterprise income tax law (the “New EIT Law”) in the PRC was enacted which was effective on January 1, 2008. The New EIT Law generally applies a uniform 25% EIT rate to both foreign invested enterprises and domestic enterprises.

Taxes payable consisted of the following at:

	March 31, 2012	December 31, 2011
Corporate tax	$915	$916
Value added tax	(503)	731
Operating tax	4,635	-
Employee tax	3,068	-
Others	1,700	88
	$9,815	$1,735

On December 13, 2011, a tax notice from the Shenzhen Nanshan District Regional Tax Bureau stated that all income generated from the approved EMC contracts entered into by Guoning is exempted from levying business tax and enterprise income tax due to its energy saving nature.

NOTE 12– CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

15

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$
Printing	$

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

On April 20, 2011, the Company issued the following shares of its common stock.

Date	Name	Number of Shares	Amount of Consideration Paid

April 20, 2011	Tiber Creek Corporation	10,000,000	$1,000
April 20, 2011	MB Americus, LLC	10,000,000	$1,000

On October 28, 2011 the Company redeemed an aggregate of 19,500,000 shares of its comment stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950, as noted below.

Date	Name	Number of Shares	Amount of Consideration Paid

October 28, 2011	Tiber Creek Corporation	9,750,000	$975
October 28, 2011	MB Americus, LLC	9,750,000	$975

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On October 31, 2011, in connection with the change of control of the Company then-effected, the Company issued 10,500,000 shares of its common stock at par for an aggregate of $1,050, as noted below.

Date	Name	Number of Shares

October 31, 2011	Jiong Zhang	2,986,800
October 31, 2011	Yong Luo	2,420,000
October 31, 2011	Xiaoping Liu	2,420,000
October 31, 2011	Lili Bell	900,000
October 31, 2011	Wen Chen	5,200
October 31, 2011	Jianmin Cai	1,400
October 31, 2011	Yingfang Cao	4,800
October 31, 2011	Zixin Gu	3,000
October 31, 2011	Hong Guan	4,000
October 31, 2011	Dong He	20,000
October 31, 2011	Renhua He	1,200
October 31, 2011	Yong He	6,800
October 31, 2011	Yinda Huang	2,000
October 31, 2011	Huiyan Jin	10,000
October 31, 2001	Aimin Lai	13,600
October 31, 2011	Ying Lei	2,800
October 31, 2011	Cuilian Li	3,600
October 31, 2011	Moxiang Li	500,000
October 31, 2011	Zhonglian Li	5,000
October 31, 2011	Hongyi Liang	6,000
October 31, 2011	Fang Lin	11,800
October 31, 2011	Qing Lin	200,000
October 31, 2011	Xiaowei Lin	10,000
October 31, 2011	Junguo Liu	200,000
October 31, 2011	Qinghai Liu	12,000
October 31, 2011	Zuxiong Qiu	3,200
October 31, 2011	Hongmeng Tang	20,600
October 31, 2011	Xuebing Tang	10,800
October 31, 2011	Xinyu Tian	3,000
October 31, 2011	Cangsha Wang	20,000
October 31, 2011	Hong Wang	12,000
October 31, 2011	Lilin Wang	16,000
October 31, 2011	Ping Wang	9,000
October 31, 2011	Xianqiang Wang	2,000
October 31, 2011	Xiaomei Wu	2,000
October 31, 2011	Zhiwen Xiao	1,800
October 31, 2011	Fang Xu	2,400
October 31, 2011	Wenli Yang	2,400
October 31, 2011	Geping Yao	7,000
October 31, 2011	Yuzhen Ye	2,000
October 31, 2011	Wei Zhang	5,000
October 31, 2011	Yu Zhang	1,400
October 31, 2011	Wenfeng Zhao	1,400
October 31, 2011	Difan Zhong	500,000
October 31, 2011	Gusheng Zhou	1,200
October 31, 2011	Jiesheng Zhou	800
October 31, 2011	Lingyu Zhou	118,000
October 31, 2011	Zhou Zhou	2,000
October 31, 2011	Shaojie Zou	4,000
October 31, 2011	Wenchu Zou	2,000

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On February 10, 2012, in connection with the Acquisition, the Company issued 10,000,000 shares of its common stock in exchange for all of the shares outstanding of Greenpower BVI. The following shares (constituting the 10,000,000 shares issued on such date) were issued to the then-shareholders of Greenpower BVI in connection with the Acquisition.

Date	Name	Number of Shares

February 10, 2012	Jiong Zhang	2,986,800
February 10, 2012	Yong Luo	2,420,000
February 10, 2012	Xiaoping Liu	2,420,000
February 10, 2012	Lili Bell	400,000
February 10, 2012	Wen Chen	5,200
February 10, 2012	Jianmin Cai	1,400
February 10, 2012	Yingfang Cao	4,800
February 10, 2012	Zixin Gu	3,000
February 10, 2012	Hong Guan	4,000
February 10, 2012	Dong He	20,000
February 10, 2012	Renhua He	1,200
February 10, 2012	Yong He	6,800
February 10, 2012	Yinda Huang	2,000
February 10, 2012	Huiyan Jin	10,000
February 10, 2012	Aimin Lai	13,600
February 10, 2012	Ying Lei	2,800
February 10, 2012	Cuilian Li	3,600
February 10, 2012	Moxiang Li	500,000
February 10, 2012	Zhonglian Li	5,000
February 10, 2012	Hongyi Liang	6,000
February 10, 2012	Fang Lin	11,800
February 10, 2012	Qing Lin	200,000
February 10, 2012	Xiaowei Lin	10,000
February 10, 2012	Junguo Liu	200,000
February 10, 2012	Qinghai Liu	12,000
February 10, 2012	Zuxiong Qiu	3,200
February 10, 2012	Hongmeng Tang	20,600
February 10, 2012	Xuebing Tang	10,800
February 10, 2012	Xinyu Tian	3,000
February 10, 2012	Cangsha Wang	20,000
February 10, 2012	Hong Wang	12,000
February 10, 2012	Lilin Wang	16,000
February 10, 2012	Ping Wang	9,000
February 10, 2012	Xianqiang Wang	2,000
February 10, 2012	Xiaomei Wu	2,000
February 10, 2012	Zhiwen Xiao	1,800
February 10, 2012	Fang Xu	2,400
February 10, 2012	Wenli Yang	2,400
February 10, 2012	Geping Yao	7,000
February 10, 2012	Yuzhen Ye	2,000
February 10, 2012	Wei Zhang	5,000
February 10, 2012	Yu Zhang	1,400
February 10, 2012	Wenfeng Zhao	1,400
February 10, 2012	Difan Zhong	500,000
February 10, 2012	Gusheng Zhou	1,200
February 10, 2012	Jiesheng Zhou	800
February 10, 2012	Lingyu Zhou	118,000
February 10, 2012	Zhou Zhou	2,000
February 10, 2012	Shaojie Zou	4,000
February 10, 2012	Wenchu Zou	2,000

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Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1+	Agreement and Plan of Reorganization
3.1++	Certificate of Incorporation
3.2++	By-laws
3.3++	Specimen Stock Certificate
5.0**	Opinion of Counsel on legality of securities being registered
10.1+++	Joint Development, Customization and Equity Allocation Contract on LED Advertising Lamp
10.2+++	Agreements related to Variable Investment Entity
10.3+++	Form of agreements related to Wholly Foreign Owned Enterprise
10.4**	Form of subscription agreement for sale of the shares
10.5	Employment agreement with Jiong Zhang
10.6	Employment agreement with Xiaoping Liu
10.7	Employment agreement with Hui Li
10.8	Employment agreement with Yong Luo

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23.1	Consent of Accountants
23.2	** Consent of Attorney (as part of Exhibit 5.0)

** To be filed

+ Previously filed with Form 8-K on February 13, 2012 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

++ Previously filed with Form 10-12G on June 2, 2011 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

+++ Previously filed with Form S-1 on February 13, 2012 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Shenzhen, China, on June 18, 2012.

GREENPOWER INTERNATIONAL GROUP LIMITED
formerly Boxwood Acquisition Corporation

By:	/s/ Xiaoping Liu
Title: Chief Executive Officer (principal executive officer)

By:	/s/ Hui Li
Title: Chief Financial Officer (principal financial officer)

By:	/s/ Hui Li
Title: Chief Financial Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Xiaoping Liu	Director	June 18, 2012

/s/ Yong Luo	Director	June 18, 2012

/s/ Jiong Zhang	Director	June 18, 2012

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